Exhibit 4.84

[****] CONFIDENTIAL TREATMENT REQUESTED

Confidential material has been omitted and filed separately with the Commission.

AGREEMENT FOR THE PROVISION AND OPERATION OF A
FLOATING PRODUCTION STORAGE AND OFFLOADING
VESSEL FOR THE ETTRICK FIELD

NEXEN PETROLEUM U.K. LIMITED

(on behalf of itself and the Co-venturers)

and

BLUEWATER ETTRICK PRODUCTION (UK) LIMITED

AGREEMENT FOR THE PROVISION AND OPERATION OF A FLOATING, PRODUCTION, STORAGE AND

OFFLOADING VESSEL FOR THE ETTRICK FIELD

1.	DEFINITIONS	6
2.	INTERPRETATION	17
3.	DELIVERY AND ACCEPTANCE	19
4.	REPRESENTATIVES OF THE PARTIES	21
5.	CONTRACTOR’S REPRESENTATIONS, WARRANTIES AND COVENANTS	22
6.	COMPANY’S REPRESENTATIONS, WARRANTIES AND COVENANTS	25
7.	LIABILITIES AND INDEMNITIES	27
8	CONTRACT MANAGEMENT	32
9	CONTRACTOR PERSONNEL	33
10	CAPACITY	35
11	CHANGE ORDER PROCEDURE	36
12	PAYMENT	36
13	AUDIT	43
14	RESPONSIBILITY OF THE CONTRACTOR TO INFORM ITSELF	45
15	RESPONSIBILITY OF THE CONTRACTOR TO INFORM THE COMPANY	46
16	LIENS	47
17	COMPLIANCE WITH LAW	48
18	TAXES AND CHARGES TO BE PAID BY THE CONTRACTOR	48
19	INSURANCE	53
20	SUB-CONTRACTORS	56
21	HEALTH, SAFETY AND ENVIRONMENT	57
22	INDEPENDENT CONTRACTOR	59
23	RECORDS AND REPORTS	60
24	CONFIDENTIALITY	60
25	DURATION	62
26	TERMINATION	64
27	FORCE MAJEURE	68
28	ASSIGNMENT	70
29	ADDITIONAL FIELDS	70
30	PATENT INDEMNIFICATION	71

31	NOTICES	72
32	ABANDONMENT PROVISIONS	73
33.	LIQUIDATED DAMAGES FOR DELAY	74
34	GUARANTEES	74
35	DISPUTE RESOLUTION	75
36	GOVERNING LAW AND JURISDICTION	76
37	CONTRACTOR FACILITIES UPGRADE	76
38	MISCELLANEOUS	77

SCHEDULES

Schedule A	-	Description of ETTRICK Field, location of the FPSO, and Ettrick Field Production Profile

Schedule B	-	Health, Safety and Environment

Schedule C	-	Company Services

Schedule D	-	Contractor Services

Schedule E	-	Interface and responsibility matrix

Schedule F	-	Payment Obligations

Schedule G	-	OPEX Budgeting, Methodology and Procedures

Schedule H	-	Project Schedule

Schedule I	-	Project Control Reporting

Schedule J	-	Change Order Procedures

Schedule K	-	Quality Assurance and Inspection Requirements

Schedule L	-	Company Representatives Facilities

Schedule M	-	Contractor Parent Company Guarantee

Schedule N	-	Company Parent Company Guarantee

Schedule O	-	Quiet Enjoyment Agreement

THIS AGREEMENT is signed on 31st March 2006 and is made effective as of the 27th February 2006 (the “Effective Date”)

BETWEEN:

(1)                                 NEXEN PETROLEUM U.K. LIMITED, a company incorporated under the laws of England, registered under Company number 1051137 and having its registered office at Charter Place Vine Street, Uxbridge, Middlesex, UB8 1JG, England, acting on its own behalf, and on behalf of the Co-venturers, (hereinafter referred to as the “Company”);

-  and -

(2)                                 BLUEWATER ETTRICK PRODUCTION (UK) LIMITED, a company incorporated under the laws of England, having its registered office at 15 Appold Street, London, EC2A 2HB, England (hereinafter referred to as the “Contractor”).

WHEREAS

(A)                              The Company is the operator of the Ettrick Field and together with the Co-venturers, wishes to develop and produce the Ettrick Field reserves and possibly other reserves using the Contractor’s Facilities;

(B)                                The Contractor wishes to enter into this Agreement as contractor for the provision of the Contractor’s Facilities and the ancillary services thereto as more particularly described in Schedule D.

NOW IT IS HEREBY AGREED as follows:

1.                                      DEFINITIONS

For the purposes of this Agreement including the Schedules;

1.1.                              “Actual Production” means the number of Barrels of SCO produced in any particular period from the Ettrick Field and any other Field delivered to the Delivery Point in respect of SCO, as measured for such period by the metering systems aboard the FPSO;

1.2.                              “Affiliate” means, in relation to any Party, any company that is a subsidiary of such Party or a company of which such Party is a subsidiary. For the purpose of this definition, “subsidiary” shall have the meaning assigned to that term under Section 736 of the Companies Act 1985 as amended by Section 144 of the Companies Act 1989;

1.3.                              “Agreement” means this agreement including Schedules A through O inclusive, as the foregoing may be amended from time to time and “body of this Agreement” means this Agreement without the Schedules;

1.4.                              “Banking Day” means days on which banks in Amsterdam, New York and London are open for business;

1.5.                              “Barrel(s)” or “Bbl” means that quantity of liquid hydrocarbons which, at fifteen degrees (15°) Celsius and a pressure of one (1) bar, occupies the volume of point one five eight nine eight eight (0.158988) cubic metres;

1.6.                              “Block” means a particular area of the UKCS identified on the reference map deposited at the principal office of the DTI;

1.7.                              “Change Order” means a Change Order Request Form duly signed by authorised representatives of the Company and the Contractor;

1.8.                              “Change Order Procedure” means the procedures described in Schedule J;

1.9.                              “Change Order Request Form” means attachment J1 to Schedule J completed in the manner prescribed in the Change Order Procedure authorising a change in the Contractor Services;

1.10.                        “Charter Hire” means the rate referred to in Clause 12 and Schedule F;

1.11.                        “Charter Hire Payment Date” means the last day of each Charter Hire Payment Period;

1.12.                        “Charter Hire Payment Period” means each of the one (1) calendar month periods for which Charter Hire shall be paid as set out in Schedule F hereof;

1.13.                        “Charter Period” means the period commencing on First Oil up to and including the date that this Agreement has been terminated and the demobilisation of Contractor Facilities from the Ettrick Field has been completed;

1.14.                        “Claims” means all claims, liens, judgements, awards, remedies, debts, fines, penalties, imposts, damages (including punitive damages), costs (including legal costs) expenses and liabilities;

1.15.                        “Classification Society” means Det Norske Veritas (“DNV”), or if the Parties agree, another equivalent body;

1.16.                        “CMS” or “Corporate Management System” means a demonstrable method of conveying and ensuring control of information relating to the management of the Company and/or the Contractor. Information contained within such documents are related to but not limited to principal standard policy and philosophy particularly in respect of SESR matters;

1.17.                        “Company Facilities” means all property of the Company and Co-venturers, and of their Affiliates and Sub-contractors, relating in any way to the Field or to the provision of the Company Services, the Subsea Systems, and, subject to Clause 7.8, the Mooring System, including but not limited to those facilities provided by the Company as listed in Schedule C hereof;

1.18.                        “Company Group” means the Company, its Co-venturers, its Subcontractors, its other contractors, its or their Affiliates, its or their agents and its or their employees, officers and directors,  excluding any member of Contractor Group;

1.19.                        “Company Operations Representative” means the person designated by the Company, having the responsibilities set out in Schedule C;

1.20.                        “Company Personnel” means all officers, directors, employees and agents of the Company and all officers, directors, employees and agents of all Sub-contractors of the Company, directly or indirectly engaged by the Company from time to time in the performance of the Company Services;

1.21.                        “Company Services” means the services to be provided by the Company pursuant to Schedule C;

1.22.                        “Contract Management Committee” or “CMC” means that committee formed pursuant to Clause 8;

1.23.                        “Contractor Facilities” means all property provided or owned by the Contractor, its Affiliates and Sub-contractors, for the purpose of performing the Contractor Services, including all equipment to be utilised or intended to be utilised in Production, and the delivery of SCO and Natural Gas to the respective Delivery Points, including but not limited to the FPSO, all related equipment, and, subject to Clause 7.8, the Mooring System, as further defined in Schedule D;

1.24.                        “Contractor Group” means the Contractor, its Sub-contractors, its or their Affiliates, its or their agents and its or their employees, officers and directors;

1.25.                        “Contractor Personnel” means all officers, directors, employees and agents of the Contractor and all officers, directors, employees and agents of all Sub-contractors directly or indirectly engaged by the Contractor in the performance of the Contractor Services;

1.26.                        “Contractor Services” means the construction or suitable modification, maintenance, mobilisation, transportation, preparation and hook-up at the Site of the FPSO as necessary for the commencement and continuation of Production in accordance with the timing provided in Schedule H, including the extraction, production, process, storage and offloading of Petroleum and disposal of related substances including SCO, Natural Gas and effluents from the Field, providing necessary information to the Company Operations Representative and other appropriate Company Personnel, decommissioning of the Contractor Facilities upon cessation of Production in accordance with Schedule D and any other service added as a Contractor Service pursuant to the Change Order Procedure;

1.27.                        “Co-venturers” means Company, Nexen Ettrick U.K. Limited, Bow Valley Petroleum (U.K.) Limited and Atlantic Petroleum UK Limited and their respective successors and permitted assignees of an interest in the Field;

1.28.                        “Cubic foot” means that quantity of Natural Gas which at 60 degrees Fahrenheit and at an absolute pressure of 30 Inches of Mercury, and the Natural Gas being saturated with water vapour at that same pressure and temperature, occupies one cubic foot;

1.29.                        “Delivery Point” means:

(i)                                            in respect of SCO to be delivered by the Contractor, the outer flange of the loading facility on board or attached to the shuttle tanker to which the offloading hose from the FPSO will be attached during offloading; and

(ii)                                         in respect of Natural Gas delivered by the Contractor, the gas export riser top flange, downstream of the emergency shutdown valve and metering;

1.30.                        “Dollar”, “US$” or “$” means the legal tender of the United States of America;

1.31.                        “Downtime” means the period of days or period of a day or part of a day that the FPSO ceased Production for reasons solely attributable to

Contractor, including planned and unplanned downtime for maintenance;

1.32.                        “Downtime Compensation Period” means the period defined in Clause 25.4 or Clause 25.6 as the case may be;

1.33.                        “DTI” means the UK Department of Trade and Industry or its successor;

1.34.                        “Duty Holder” shall have the meaning given to it in the Offshore Installations (Safety Case) Regulations 2005 (SI 2005: 3117) or any replacement thereto or amendment thereof;

1.35.                        “Entry Points” means the manifold flanges of the FPSO to which the risers are connected;

1.36.                        “Ettrick Field” means the Petroleum accumulation within the zone described in Section 1 of Schedule A;

1.37.                        “Extension Term” means the period by which the Charter Period exceeds the Primary Term as a result of Company executing the options pursuant to Clause 25.2;

1.38.                        “Field” means the Ettrick Field and any other field tied-in to the FPSO pursuant to Clause 29;

1.39.                        “First Oil” means the event upon which Petroleum is being introduced in the process plant of the FPSO and has passed the Entry Points;

1.40.                        “First Oil Date” means 00:00 a.m. London time on the date of First Oil;

1.41.                       “Force Majeure” has the meaning given in Clause 27;

1.42.                       “Force Majeure Rate” means the rate described in Schedule F;

1.43.                        “Formal Safety Assessment” shall include but not be limited to:

(i)                                            identification of the events which could give rise to a major incident or emergency evacuation;

(ii)                                         evaluation of the likelihood and consequences of said event;

(iii)                                      estimation of the risk to life associated with said event;

(iv)                                     identification, documentation and justification of key design decisions which may impact the risk levels for the FPSO;

(v)                                 identification and establishment of performance standards for safety critical systems which are required to ensure integrity of the Contractors Facilities and the Company Facilities;

(vi)                              demonstration that the risks to personnel on board the installation have been identified and evaluated and that in respect of these risks the relevant, statutory provisions are complied with, as required in the Offshore Installations (Safety Case) Regulations 2005 (SI 2005: 3117), and associated Guidance;

(vii)                         employment of a safety tracking system to ensure that all safety queries arising during the design are rigorously processed to a satisfactory conclusion and documented in an auditable format;

(viii)                      a demonstration that the proposed design can be operated and maintained in a cost effective and safe manner.

1.44.                       “FPSO” means the floating, production, storage and offloading vessel currently known as the Aoka Mizu, registered in the Netherlands Antilles, as modified to accommodate, inter alia, the receipt, processing and storage of Petroleum, SCO and Natural Gas from the Ettrick Field, and which is capable of being operated in the manner set out in Schedule D, meets the functional specifications described in Schedule D and is otherwise capable of satisfactorily performing all the services required by this Agreement. For the avoidance of doubt the FPSO does not include the Mooring System;

1.45.                        “Fuel Gas” means all gases used for fuel, including flare purge gas, required for the operation of the FPSO;

1.46.                        “GBP”, “Pounds” or “₤” means the legal tender of the United Kingdom;

1.47.                        “Government Body” means any national, state or local government or government department, commission, board, bureau, agency, autonomous body or authority of any country or any state or territory or any country having jurisdiction over the Parties and/or any parts or the Field, the Site or the Contractor Facilities;

1.48.                        “HSE” means the Health and Safety Executive of the Department of the Environment of the UK or its successor in office or any other body for the time being responsible for carrying out the function at present carried out by the HSE in relation to the Field;

1.49.                        “Impact Statement” means the statement prepared in furtherance of the Change Order Procedure as described in section 4.3 of Schedule J;

1.50.                        “Inches of Mercury” means that pressure exerted by a column of mercury one inch high at 32 degrees Fahrenheit and under standard gravitational force (an acceleration of 32.174 feet per second per second) equal to 0.491154 pounds force per square inch absolute;

1.51.                        “Insurance Costs” has the meaning as defined in Clause 12.8;

1.52.                        “Interest Rate” means three (3) months LIBOR plus [****] %;

1.53.                        “Legislative Requirements” means all applicable treaties, Acts, statutory instruments, regulations, requirements of the Classification Society or codes of practice in effect as amended from time to time forming part of the laws and codes of practice of the UK or the flag state of the FPSO;

1.54.                        “LIBOR” means in relation to the amount and currency of the sum in question, the rate per annum at which a deposit for three (3) months would have been offered by the National Westminster Bank to prime banks in the London Interbank Market at such banks’ request at or about 11:00 am (London time) on the first Business Day of the period specified hereunder in respect of which interest (or an amount equivalent to interest) is to be calculated;

1.55.                        “Location” means the lands, waters and other places on, under, in or through which the Contractor Services are to be performed, including offshore installations, floating construction equipment, vessels (including the area covered by approved anchor patterns) or places of any kind, including all design offices, workshops and places where construction or modification work to the FPSO is being performed or where equipment, materials or supplies are being obtained, stored or used for the purposes of this Agreement;

1.56.                        “Mooring Legs” means the nine (9) composite mooring legs assemblies made up of anchor chain and steel wire rope (complete with uni-joint assemblies, connection shackles, link plates and all other relevant appurtenances) which run from the mooring leg connection lugs on the lower end of the disconnectable turret mooring system to the connection pad eyes of the mooring anchor piles and includes the anchor piles;

1.57.                        “Mooring System” means the disconnectable turret mooring system and the Mooring Legs;

1.58.                        “Natural Gas” means any hydrocarbons or mixture of hydrocarbons and other gases which at sixty (60) degrees Fahrenheit and at atmospheric pressure is in the gaseous state, including, without prejudice to the generality of the foregoing, gas from gas wells, gas produced with crude oil and residue liquids resulting from the processing of gas;

1.59.                        “Operating Costs” has the meaning as defined in Clause 12.7 hereof;

1.60.                        “Owner” means Bluewater (Aoka Mizu) N.V., the registered owner of the FPSO in the Netherlands Antilles Ships Registry;

1.61.                        “Party” means a signatory to this Agreement, its successors and permitted assigns and “Parties” means both of them together;

1.62.                        “Permitted Delay” means any delay resulting in First Oil not being on or before the Scheduled First Oil Date:

(a)                                 to the extent caused by any act or omission of any member of the Company Group; or

(b)                               to the extent caused by Company or its Subcontractors not having successfully completed the installation, commissioning and testing of the Mooring System prior to the Scheduled Arrival Date; or

(c)                                resulting from the Ettrick Field and/or the Company Facilities not being ready in a material respect when required for installation, testing and start-up of the FPSO in accordance with Schedule D; or

(d)                                to the extent caused by any Change Order; or

(e)                                 to the extent caused by technical disputes to the extent that the Classification Society holds the Contractor not liable therefor; or

(f)                                   resulting from Force Majeure; or

(g)                                to the extent caused by any failure of the Field, wells or wellheads.

1.63.                        “Permitted Delay Day Rate” means the day rate so described as set out in Schedule F;

1.64.                        “Petroleum” means any mineral oil, relative hydrocarbon, and/or Natural Gas (excluding coal, bituminous shales from other stratified deposits from which oil can be extracted by destructive distillation);

1.65.                        “Primary Term” means the period commencing on the First Oil Date and ending on the fifth (5th) anniversary thereof unless otherwise extended under Clause 25.3;

1.66.                        “Production” or “Producing” means the production of Petroleum and other substances from the Field, the receipt of such Petroleum at the Entry Points, the storage and processing of such Petroleum and the storage and then delivery of SCO and Natural Gas to the Delivery Points and includes all other processes, handling, and treatments associated with each of the forgoing;

1.67.                        “Production Tariff” has the meaning as defined in Clause 12.5 hereof;

1.68.                        “Project Schedule” means the schedule attached hereto and marked as Schedule H;

1.69.                        “Quiet Enjoyment Agreement” means the quiet enjoyment agreement relating to the use by the Company of the FPSO and Mooring System, to be entered into between amongst others the Company, the Owner, the Contractor and the facility agent acting on behalf of the financiers of the Contractor. The Contractor shall use its reasonable endeavours to ensure that the principles set out in Schedule O, Attachment O1 are reflected in the Quiet Enjoyment Agreement. The Quiet Enjoyment Agreement shall be agreed as soon as reasonably possible after the Effective Date and shall be attached to this Agreement as Schedule O;

1.70.                        “Reasonable and Prudent Operator” means in relation to either Party, a person seeking in good faith to perform its contractual obligations and, in so doing and in the general conduct of its undertaking, exercising that degree of skill, diligence, prudence and foresight which would reasonably and ordinarily be expected from a skilled and experienced operator engaged in the same type of undertaking in the UKCS and in similar circumstances who is complying with all relevant laws and regulations;

1.71.                        “Redelivery Port” means the port as defined in Clause 32.3;

1.72.                        “Reservoir Related Pollution” means pollution of the environment or other properties by substances originating from the Field but excluding any pollution emanating from the Contractor Facilities or otherwise caused by the performance of the Contractor Services;

1.73.                        “SESR” means Safety, Environment and Social Responsibility as defined within the Company’s key policy documentation.

1.74.                        “Scheduled Arrival Date” means the scheduled date of arrival of the FPSO on the Ettrick Field, being the date or period as further described in Schedule H;

1.75.                        “Scheduled First Oil Date” means the date as defined in Clause 33.1 hereof;

1.76.                        “Secretary” means the Secretary of State for Trade and Industry for the UK or his or her successor in office or any other person for the time being responsible for carrying out the functions currently carried out by the Secretary;

1.77.                        “Site” means the designated offshore location in the Ettrick Field more particularly designated by the Company in Schedule A where the FPSO is to be installed;

1.78.                        “Stabilised Crude Oil” or “SCO” means liquid Petroleum which has been processed and rendered safe to the appropriate specification as set out in Schedule D by the Contractor for delivery to the Delivery Point;

1.79.                        “Standby Rate” means the rate described in Schedule F;

1.80.                        “Sub-contractor” means, in relation to the Contractor, any party with whom the Contractor has a contract for the supply, installation or operation of all or any part of the Contractor Facilities or the performance of all or any part of in any way of the Contractor Services, and in relation to the Company, any party with whom the Company has a contract for the supply, installation or operation of the Company Facilities and/or the Mooring System, other than the Contractor or its Affiliates, and each case shall extend to include such party’s sub-contractors and all subsequent sub-contractors, of each and every tier;

1.81.                        “Subsea System” means the subsea systems as defined in Schedule C;

1.82.                        “Termination Date” means the date designated by the Company in writing to the Contractor for the termination of the Contractor Services pursuant to Clause 26;

1.83.                        “Total Loss” means (a) an actual or constructive or compromised or agreed (between the insured and underwriters) or arranged total loss of the FPSO including any such loss as may arise during a requisition for hire; or (b) compulsory acquisition of the FPSO unless the FPSO is released therefrom and returned for the use and benefit of the Company and property of the Contractor, within six (6) months of the occurrence thereof; or (c) any hijacking, theft, confiscation, forfeiture, seizure, condemnation, capture, restraint or disappearance of the FPSO unless the FPSO is released therefrom, and returned to the use and benefit of the Company and property of the Contractor, within six (6) months of the occurrence thereof; or (d) if the insurers do not admit a claim for an actual or constructive Total Loss, a Total Loss is subsequently adjudged by a final order or final award given by a competent court of law or arbitration tribunal;

1.84.                        “UK” means the United Kingdom of Great Britain and Northern Ireland;

1.85.                        “UKCS” means the United Kingdom Continental Shelf;

1.86.                        “VB/CS” means the relevant verification body or classification society designated pursuant to any of the Legislative Requirements;

1.87.                        “Wilful Misconduct” means an intentional and conscious or reckless disregard of the rights and obligations of a person, the terms of this Agreement or good oilfield practice, but shall not include any act or omission reasonably required to meet emergency conditions, including without limitation the safeguarding of life and property or any error of judgement or mistake made by any director, employee, agent or contractor of the particular person in the exercise, in good faith, of any function, authority or discretion conferred upon such person;

1.88.                        [****] means the rate described in Schedule F.

2.                                      INTERPRETATION

2.1.                              Whenever in this Agreement the singular number or masculine gender occurs, the same shall be respectively construed as the plural, or neuter, or feminine gender, and vice versa as the context or reference to the Parties may require.

2.2.                              No oral instruction, objection, claim or notice by any Party to the other shall affect or modify any of the terms or obligations contained in any of this Agreement, and none of the provisions of this Agreement shall be held to be modified by reason of any act whatsoever, other than by an agreed modification thereof in writing signed by the authorised representatives of the Parties.

2.3.                              No heading, index, title, subtitle, subheading or marginal note of this Agreement shall limit, alter or affect the meaning or operation of this Agreement.

2.4.                              Unless otherwise specified, a reference to an Article or Clause shall be deemed to be a reference to that same Article or Clause of the body of this Agreement and a reference to a Schedule shall be deemed to be a reference to a Schedule of this Agreement.

2.5.                              All correspondence, documentation and discussion with respect to this Agreement and the obligations as defined herein shall be in the English language.

2.6.                              All instructions, notifications, agreements, authorisations, approvals and acknowledgements shall be in writing.

2.7.                              Any review, survey, approval or acknowledgement by the Company shall not relieve the Contractor from any liability or obligation under this Agreement or at law, except to the extent that said review, survey, approval or acknowledgement specifically and in writing states that its purpose is to relieve the Contractor from a specific liability or obligation under this Agreement.

2.8.                              If any part, term or provision of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other part, term or provision hereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

2.9.                              The failure of either Party hereto in any one or more instances to insist upon the performance of any of the provisions of this Agreement, or to exercise any rights hereunder, shall not be construed as a waiver or relinquishment of the future performance of any such provision or he future exercise of any such right, and the obligations of the other Party with respect thereto will continue in full force and effect.

2.10.                        The several documents forming this Agreement are to be taken as mutually explanatory of one another, but in the event of any inconsistency between the body of this Agreement and any Schedule, the provisions of the body of this Agreement prevails. In the event of any conflict in the provisions of the Schedules, they shall be given priority in the order as listed on page 4 of this Agreement;

2.11.                        References to time in this Agreement shall be calculated according to the Gregorian calendar. References to years, months and days shall mean calendar years, calendar months and calendar days.

3.                                      DELIVERY AND ACCEPTANCE

3.1                                The Contractor shall deliver the FPSO to the Site by the Scheduled Arrival Date, and shall have;

(a)                                   arranged for the FPSO to be classified by the Classification Society to the standard specified in Schedule D and such classification shall be evidenced by provisional certification;

(b)                                  complied with the acceptance methodology as set out in Schedule D; and

(c)                                   obtained all necessary permits and authorisations necessary for it to assume the role of Duty Holder in order commence the Production and export of Petroleum from the Ettrick Field.

3.2                              (not used)

3.3                                Prior to the Scheduled Arrival Date the Company shall have completed the preparation of the Site, the installation and commissioning of the Mooring System and the Subsea System, and the Company shall have obtained all necessary permits and licences for the mobilisation, installation and operation of the FPSO at the Site in accordance with the schedule specified in Schedule H so that the FPSO may be installed at the Site by the Contractor. The Contractor shall not provide the FPSO at the Site before the Scheduled Arrival Date without the Company’s approval in writing, which shall not be unreasonably withheld.

3.4

(a)                                  In the event of any Permitted Delay occurring at any time prior to the First Oil Date, the Contractor will be entitled to payment of the Permitted Delay Day Rate specified in Schedule F (with addition of Operating Costs and Insurance Costs to be re-imbursed by the Company) for the period of this delay. However, this accrued entitlement to the Permitted Delay Day Rate will not become payable to the Contractor until the Scheduled First Oil Date, at which time onwards subject to Clause 3.4 (b), any accrued entitlement to the Permitted Delay Day Rate will become payable a day at a time (and pro rata for part of a day), for each day (or part of a day) which elapses on and after the Scheduled First Oil Date until the First Oil Date.

(b)                                 If the FPSO does not arrive on or before the Scheduled First Oil Date due to Contractor’s delay (not contributed to by Permitted Delay), then the Company’s payment obligations pursuant to Clause 3.4 (a) in respect of Permitted Delay shall be set-off against each day of the Contractor’s delay under this Clause 3.4 (b).

(c)                                  Clause 3.4 (b) will not apply where the Contractor can demonstrate that delay caused by it results from the FPSO having been rescheduled in a reasonable manner to correspond to a revised schedule resulting from Permitted Delay.

(d)                                 Subject always to the provisions of Clause 33, the Company acknowledges that the Contractor has no liability to the Company in respect of any delay which is not a Permitted Delay, even if caused by the Contractor’s negligence.

(e)                                  The Contractor will use reasonable endeavours to minimise the impact of any Permitted Delay on its schedule as shown in Schedule H and to keep the Company informed of such.

4.                                      REPRESENTATIVES OF THE PARTIES

4.1.                              Prior to providing the Contractor Services each Party shall appoint a representative with authority to act on its behalf in all matters concerning this Agreement, and appoint a deputy to act in his stead. Each Party may, by giving fourteen (14) days written notice to the other Party, substitute a representative or deputy.

4.2.                             A representative or his deputy may delegate specific tasks to one or more persons appointed by him. In such case the other Party’s representative shall give at least five (5) days prior written notice clarifying the authority given to such appointed person or persons.

4.3.                             Subject to Contractor’s policy for visitors, the Contractor shall afford the Company’s representatives access to a Location, the FPSO and the Contractor Facilities at all times during normal working hours. However, Contractor shall during Production afford Company’s Operations Representative access to the FPSO at all times.

4.4.                             If in the opinion of the Contractor, the progress of the Contractor Services is impeded by the presence of the Company’s representative, Contractor shall without undue delay, submit a Change Order Request Form in accordance with Clause 11.

5.                                      CONTRACTOR’S REPRESENTATIONS, WARRANTIES AND COVENANTS

5.1.                             The Contractor hereby represents, warrants and covenants to the Company that:

(a)                                  It is, and shall continue to be, a corporation duly organised, validly subsisting and in good standing under the laws of England and the laws of those jurisdictions in which it is required to be registered; and

(b)                                 It now has and shall have at all times material to the transactions contemplated hereby, all requisite corporate power and authority to enter into this Agreement and to perform its obligations under this Agreement; and

(c)                                  Within thirty (30) days from the Effective Date, or as soon as reasonably possibly thereafter, it shall have and continue to have a valid charter for the FPSO from the Owner and it shall not do anything to breach or jeopardise the charter terms; and

(d)                                 This Agreement has been duly executed and delivered by the Contractor and constitutes a legal, valid, binding and enforceable obligation of the Contractor; and

(e)                                  The consummation by the Contractor of the transactions contemplated by this Agreement will not, in any material respect, violate or conflict with:

(i)                                            its constituting documents;

(ii)                                         its by-laws or governing documents;

(iii)                                      any provision of any agreement or instrument to which the Contractor is or will be a party or by which the

Contractor Facilities or the Contractor Services are or will be bound;

(iv)                                     any judgement;

(v)                                        any decree;

(vi)                                     any order;

(vii)                                  any statute; or

(viii)                               any rule or regulation applicable to the Contractor, Contractor Facilities or Contractor Services; and

(f)                                    It has complied with, performed, observed and satisfied and will continue to perform, observe and satisfy all material terms, conditions, obligations and liabilities which have heretofore arisen and may hereafter arise and are the obligations of the Contractor under any of the provisions of any agreement affecting the Contractor Facilities or the Contractor Services or under any existing or future statute, order, writ, injunction or decree of any governmental agency or court relating to the Contractor, the Contractor Facilities or the Contractor Services; and

(g)                                 The Contractor shall conduct the Contractor Services in accordance with the standard of a Reasonable and Prudent Operator; and

(h)                                 It shall procure any and all permits, approvals and licenses necessary for the fulfilment of its obligations pursuant to this Agreement (other than permits, approvals and/or licences which can only be granted to the Company) and shall at all times comply with such permits, approvals and licences; and

(i)                                     All of Contractor Facilities shall be and shall continue to be, in good condition, in compliance with Schedule D, and operated, when required, in accordance with the performance and reliability criteria in Schedule D; and

(j)                                     As from arrival on the Field it shall maintain and preserve the FPSO and all the Contractor’s Facilities in good operating condition, working order and repair, so that the FPSO and all the Contractor’s Facilities shall be, in so far as due diligence can make it so, tight, staunch, strong and well and sufficiently tackled, apparelled, furnished, equipped and in every respect seaworthy and so that the FPSO, and all the Contractor Facilities conform to the FPSO description and specifications set out in Schedule D; and

(k)                                  It shall maintain or procure the maintenance of the FPSO’s classification; and

(l)                                     It shall maintain the Duty Holder classification throughout the term of this Agreement unless the Company otherwise agrees in writing that another party shall replace the Contractor as Duty Holder; and

(m)                               The Contractor Personnel shall be fully qualified, trained and competent for their respective assignments and shall comply with all applicable laws and regulations in connection therewith; and

(n)                                 The Contractor Personnel shall be fully familiar with and experienced in safety matters and procedures relating to any place where they may be working (including, but not limited to, travel to and from work, vessels, the Contractor Facilities and travel via helicopters) and that they, individually or as a group, shall be under a positive obligation to request on their own initiative safety information and the location of safety equipment, facilities, exit routes and related matters at all times; and

(o)                                 It shall maintain sufficient liquidity so as to ensure that it is able to meet all of its obligations to third parties as they fall due in a manner that will not jeopardise the fulfilment of the Contractor’s obligations hereunder; and

(p)                                 It shall not, without the Company’s written consent, and the consent of the Contractor’s financiers, at any time between the Effective Date and the Scheduled First Oil Date offer the FPSO for use by any third party and the Contractor hereby expressly acknowledges that in the event that the FPSO does not arrive on the Scheduled First Oil Date as a result of the FPSO being offered to a third party, then in addition to any direct damages that the Company may be entitled to, any loss of profits or anticipated profits that the Company and the Co-venturers may suffer as a result of any loss of or delay to production are (notwithstanding the provisions of Clause 7.2) direct and not consequential losses and may be recovered in full by the Company from the Contractor on behalf of itself and the Co-venturers. Notwithstanding any other provision in this Agreement, Contractor’s maximum liability as per this Clause 5.1 (p), whether by contract, tort, statute or otherwise at Law for loss of profits or anticipated profits that by the provisions of Clause 5.1(p) are agreed as direct damages, shall be limited to an amount of [****].

6.                                      COMPANY’S REPRESENTATIONS, WARRANTIES AND COVENANTS

6.1.                             The Company hereby represents, warrants and covenants to the Contractor that:

(a)                                  It is, and shall continue to be, a corporation duly organised, validly subsisting and in good standing under the laws of England and the laws of those jurisdictions in which it is required to be registered; and

(b)                                 It has and shall have at all times material to the transactions contemplated hereby, all requisite corporate power and authority to enter into this Agreement and to perform its obligations under this Agreement; and

(c)                                  This Agreement has been duly executed and delivered by the Company and it constitutes a legal, valid, bidding and enforceable obligation of the Company; and

(d)                                 The Company shall conduct the Company Services in accordance with the standard of a Reasonable and Prudent Operator; and

(e)                                  The consummation by the Company of the transactions contemplated by this Agreement will not, in any material respect, violate or conflict with:

(i)                                     its constituting documents;

(ii)                                  its by-laws or governing documents;

(iii)                               any provision of any agreement or instrument to which the Company is or will be a party or by which the Company, the Company Facilities or the Company Services are or will be bound;

(iv)                              any judgement;

(v)                                 any decree;

(vi)                              any order;

(vii)                           any statute; or

(viii)                        any rule or regulation applicable to the Company, the Company Facilities or the Company Services.

6.2                                The Company shall provide such information of the Field, the Company Facilities and the Company Services, and the geological and reservoir data as is necessary for the Contactor to perform the Contractor Services. It is recognised that it is not reasonably possible for the Contractor to satisfy itself to the accuracy of the abovementioned information, and the Contractor shall be entitled to rely upon the accuracy of the information provided.

6.3.                              Any documents (other than a Change Order Request Form) that requires the acceptance or approval of the Company pursuant to this Agreement shall be accepted and either approved or rejected by the Company within two (2) weeks of receipt thereof. In the absence of a timely reply of the Company, the Contractor shall notify the Company and inform the Company that it has not received Company’s response to the relevant document and will invite the Company to revert within two (2) weeks of receipt of the notification whether it accepts the relevant document, failing which the document is deemed to have been accepted and/or approved.

6.4                                 The time frames set out in Clause 6.3 above shall not apply to documents necessitated as a result of a safety related issue and the Parties shall use all reasonable efforts to agree all such safety related documents as soon as is practicable.

6.5                                 The Company shall ensure and provide the Contractor free and unrestricted access to the Field to enable the Contractor to perform the Contractor Services as per this Agreement.

6.6                                 The Company shall provide such assistance and support as are necessary to enable the Contractor to obtain any consent and/or permissions of any Government Body required to perform the Contractor Services.

7.                                      LIABILITIES AND INDEMNITIES

7.1                                 Not Used.

7.2                                The Company and the Contractor shall bear their own consequential and/or indirect losses and shall be responsible for, indemnify and hold harmless the other Party in respect of Claims of the Contractor Group or the Company Group (as the case may be) from any liability therefor, howsoever caused (subject always to Clause 5.1(p)). Consequential loss shall include but not be limited to loss of Production, loss of use, loss of profits, loss of revenue, business interruption and increased cost of working.

7.3                                The Contractor shall be responsible for, indemnify and hold harmless the Company Group from all Claims in connection with:

(a)                                         personal injury, including fatal injury or disease to; and

(b)                                        subject to Clause 7.7, loss of or damage to or loss of use of property of;

the Contractor Group howsoever caused.

7.4                                The Company shall be responsible for, indemnify and hold harmless the Contractor Group from all Claims in connection with:

(a)                                        personal injury, including fatal injury or disease to; and/or

(b)                                       loss of or damage to or loss of use of property of;

the Company Group howsoever caused. For the avoidance of doubt the Parties agree that the Petroleum whether entering the FPSO, being processed and stored on board the FPSO and/or delivered thought the Delivery Points shall be the property and at the risk of the Company Group.

7.5                                The Contractor shall be responsible for, indemnify and hold harmless the Company Group from all Claims in connection with:

(a)                                         personal injury, including fatal injury or disease to; and

(b)                                        loss of or damage to or loss of use of property of;

third parties arising out of or in connection with the performance of the obligations of the Contractor under this Agreement or if caused by a member of the Contractor Group.

7.6                                The Company shall be responsible for, indemnify and hold harmless the Contractor Group from all Claims in connection with:

(a)                                         personal injury, including fatal injury or disease to; and

(b)                                        loss of or damage to or loss of use of property of;

third parties arising out of or in connection with the performance of the obligations of the Company under this Agreement or if caused by a member of the Company Group.

7.7                                The Parties agree that the Company shall be responsible for, indemnify and hold harmless the Contractor Group from all Claims in connection with the formation of any waxes, tar, scale, calcium napthanate, or the development of any other chemical products causing restrictions to the operation of the FPSO that were not reasonably foreseeable by the Contractor at the Effective Date.

7.8                                For the purpose of clarity, Parties agree that the Mooring Legs, upon delivery by the Contractor to the mobilisation port as nominated by the Company, shall become the property of Company as per Clause 7.4.

7.9                                Regardless of any other provision in this Clause 7, the Parties agree that the Contractor shall be responsible for, indemnify and hold the Company Group harmless from all Claims arising from any pollution emanating from the FPSO or otherwise caused by the performance of the Contractor Services, to a maximum of i) [****] per event which results in the pollution, or ii) the sum of the actual payments made by Contractor’s protection and indemnity insurer for that particular event, whichever is the greater. Save in the event of Contractor’s Wilful Misconduct, the Company shall be responsible for, indemnify and hold Contractor Group harmless for all such Claims to the extent that, for each event which results in pollution, they exceed the foregoing maximum limit.

7.10                          The Company shall be responsible for, indemnify and hold harmless the Contractor Group from all Claims arising from Reservoir Related Pollution.

7.11                          The Company shall be responsible for the removal and where appropriate the marking or lighting of any wreck or debris in the Field (other than that emanating from the Contractor’s Facilities) which is within the anticipated FPSO anchor pattern, is interfering with the intended operations of the FPSO, or is a hazard to fishing or navigation and the Company shall be responsible for, indemnify and hold harmless the Contractor Group in respect of all Claims arising out of such wreck or debris.

7.12                          Upon arrival of the FPSO in the Ettrick Field up to demobilisation of the FPSO as per Clause 32, the Contractor shall be responsible for the removal and where appropriate the marking or lighting of any wreck or debris forming part of the Contractor Facilities where required by law or by any Government Body which is or was within the FPSO anchor pattern, is interfering with the operations of the Company, or is hazard to fishing or navigation and shall be responsible for, indemnify and hold harmless the Company Group in respect of all Claims arising out of such wreck or debris.

7.13                          If a Claim is asserted in circumstances which does or may give rise to an indemnity under this Clause 7, the Party against whom the Claim is asserted shall forthwith give written notice thereof to the Party required to indemnify and the Parties shall consult and co-operate in respect thereof and in determining whether the Claim and any legal proceedings relating thereto should be resisted, compromised or settled.  Each Party shall make available to the other all information in its possession or to which it has access which is or may be relevant to the particular Claim. The Parties shall provide each other with reasonable access to any and all of the equipment operated by the other Party, to the extent reasonably necessary in connection with the Claim. No such Claim shall be settled or compromised hereunder without the written consent of the indemnifying Party, which consent shall not be unreasonably withheld.

7.14                           Regardless of any other provision in this Clause 7, the Parties agree that the Company shall be responsible for, indemnify and hold harmless the Contractor Group from all costs arising from any and all changes in all Legislative Requirements, regulations and industry practises which become effective after the Effective Date and which were not known to the Contractor nor reasonably foreseeable by the Contractor prior to the Effective Date.

7.15                           The indemnities given hereunder shall apply irrespective of the negligence or breach of duty, statutory or otherwise, of the person and/or company to be indemnified and both Parties shall take all reasonable measures to ensure that the indemnity provisions set out in this Agreement are reciprocated in all other contracts and subcontracts associated with this Agreement. Notwithstanding any other provision to the contrary, each indemnity given hereunder shall not apply to the extent that the particular person and/or company being indemnified is guilty of Wilful Misconduct save for those indemnities given under Clause 7.2.

7.16                          For the limited purposes of extending the benefit of the indemnities given hereunder:

(a)                                         the Company contracts on its own behalf and as agent and trustee on behalf of the Company Group, and each member of Company Group shall be or be deemed to be a party to this Agreement and the Company confirms that such provisions are fully reflected in all such agreements between the Company and the other members of the Company Group in so far as such agreements are germane to this Agreement; and

(b)                                        the Contractor contracts on its own behalf and as agent and trustee on behalf of the Contractor Group, and each member of Contractor Group shall be or be deemed to be a party to this Agreement and the Contractor confirms that such provisions are fully reflected in all such agreements between the Contractor and the other members of the Contractor Group in so far as such agreements are germane to this Agreement.

8                                         CONTRACT MANAGEMENT

8.1                                Without prejudice to the obligations of the Contractor as Duty Holder, the Parties shall form the CMC.

8.2                                The Parties shall appoint an equal number of representatives to the CMC. Each Party may substitute its representative(s) by giving fourteen (14) days written notice to the other Party.

8.3                                From the Effective Date and throughout the Charter Period the CMC shall meet monthly on an agreed date, time and location.  Formal agendas shall be mutually agreed and shall include but not be limited to a review of:

(a)                                         Project Schedule;

(b)                                        critical path items;

(c)                                         FPSO mobilisation dates;

(d)                                        design changes including functional specifications and interfaces;

(e)                                         safety cases prepared in furtherance of Clause 21 and Schedule B;

(f)                                           such other items and issues as either Party may request to be included on the agenda.

8.4                                Notwithstanding Clause 8.3 the CMC can meet at the request of either Party giving the other Party seven (7) days written notice.

8.5                                Minutes shall be taken during the CMC meetings by the Contractor, which minutes shall be submitted for approval at the following CMC meeting. The CMC meetings will be chaired by the Contractor.

8.6                                The Company has the right to invite representatives of Co-venturers as observers to CMC meetings.

8.7                                 Subject to Schedule B of this Agreement, the Contractor shall put or have in place and follow a HSE Corporate Management System which ensures that all applicable health, safety and environmental protection legislation and approved codes of practice are complied with. The HSE Management System shall, inter alia include a system of document control to ensure that operating manuals for the Contractor Facilities contain all relevant information and are up-to-date.

9                                         CONTRACTOR PERSONNEL

9.1                                The Contractor warrants that it has the experience and capability including sufficient and competent supervisors and other personnel to efficiently and expeditiously perform the Contractor Services in accordance with the standard of a Reasonable and Prudent Operator.

9.2                                The Contractor further warrants that it shall use its reasonable efforts to ensure that key personnel shall not be replaced without the prior approval of the Company, such approval shall not be unreasonably withheld or delayed.  In order to ensure that the continuity of the Contractor Services is maintained, any replacement personnel shall, where possible, work alongside the person who is to be replaced for a reasonable handover period, at no cost to the Company.

9.3                                The Contractor shall ensure that key personnel and supervisory personnel of the Contractor and Sub-contractors shall read, write and speak English to a standard which is commensurate with their obligations and in any event to a standard which ensures the safety of the Contractor Facilities.

9.4                                The Contractor shall make its own arrangements for the engagement of personnel, local or otherwise, and save in so far as this Agreement otherwise provides, for their transport, accommodation, maintenance and payment.

9.5                                The Company may instruct the Contractor, on written notice providing reasonable justification, to remove from the Contractor Facilities or any location of the Company or from any area where the Contractor Services are being performed, an individual forming part of Contractor Personnel provided that such right is not exercised frivolously or vexatiously. Said person shall be removed as quickly as is reasonably possible in the circumstances at the expense of the Contractor and shall not be engaged in the carrying out of the Contractor Services again or on any other work for Company or sited in any location or premises of the Company without the prior approval of the Company.  The Company shall give the Contractor the opportunity to make representations to reinstate the individual but only after such removal has been effected.  As soon as reasonably practicable, those persons who shall be removed shall be replaced with suitable personnel at the expense of the Contractor.

9.6                                The Contractor shall ensure that the Contractor Personnel engaged in the performance of the Contractor Services comply with applicable immigration laws and where required are in possession of a valid work permit for the duration of their employment or contract with respect to the Contractor Facilities.

9.7                                The Contractor shall be responsible for ensuring that only the Contractor Personnel who are adequately experienced and trained shall perform the Contractor Services.

9.8                                The training of the Contractor Personnel shall take into account any reasonable requirements of the Company as well as applicable industry standards and Legislative Requirements.  The Contractor shall furnish all records of competence for all the Contractor Personnel when requested to do so by the Company. The Company shall have the right to witness all or part of the training and competency processes.

10                                  CAPACITY

10.1                          The Company enters into this Agreement on its own behalf and on behalf of the Co-venturers.

10.2                          The Company may enforce this Agreement on its own behalf and on behalf of the Co-venturers and may commence proceedings in its name to enforce all obligations and liabilities of the Contractor and make any claim which the Co-venturers may have pursuant to this Agreement.

10.3                          The Contractor will look only to the Company for the performance of this Agreement and, notwithstanding any other provision of this Agreement, the Contractor shall not commence any proceeding or action directly against the Co-venturers. Notwithstanding the right of the Company to recover a portion of its costs hereunder from the Co-venturers, the Company shall, vis-a-vis the Contractor, be responsible for all the obligations of Company and its Co-venturers hereunder.

11                                  CHANGE ORDER PROCEDURE

11.1                          Amendments or changes to the Contractor Services or the Company Services shall be effected in accordance with the Change Order Procedure subject to the relevant aspects of Schedule J.

11.2                          The Contractor shall notify the Company forthwith of all things which, in the opinion of the Contractor, appear to be deficiencies, omissions, contradictions or ambiguities in this Agreement or which conflict with Legislative Requirements.

12                                  PAYMENT

12.1                          (not used)

12.2                           In consideration of the performance of the Contractor Services the Company shall, throughout the Charter Period, pay to the Contractor the applicable rates, tariffs and costs as described below in this Clause 12 and more particularly set out in Schedules F and G.

12.3                            Payment of all invoices submitted by the Contractor in respect of the Contractor Services as referred to in Clause 12.2 shall be sent to the Company’s address referred in Clause 31 below and shall be paid by the Company so that the payment is received by the Contractor within the time limits specified in this Clause 12.

12.4                           Throughout the Charter Period and notwithstanding any Downtime, the Company shall pay to the Contractor for the hire of the FPSO the Charter Hire as described in Schedule F except where, under the provisions of this Agreement, the Force Majeure Rate, the Standby Rate or [****] is payable.

12.5                           Subject to the Actual Production of the Contractor’s Facilities in the relevant Charter Hire Payment Period, the Company shall pay to the Contractor a tariff (the “Production Tariff”) as set out in Schedule F;

12.6                           (not used)

12.7                          As from First Oil or, if earlier, from the date the Contactor is entitled to be paid the Permitted Delay Day Rate, Company shall reimburse the Contractor’s costs covering all operational costs and expenses on a cost plus profit allowance as more particularly described in Schedule G, Section 1.1 (the “Operating Costs”) to operate the Contractor Facilities in accordance with the requirements of this Agreement and all Legislative Requirements. The Operating Costs do not include the Insurance Costs.

12.8                          As from First Oil or, if earlier, from the date the Contactor is entitled to be paid the Permitted Delay Day Rate, the Company shall reimburse the Contractor the premiums payable for the insurances taken out by the Contractor under Clause 19.1 (c) and (d) (the “Insurance Costs”).

12.9                           The Contractor shall present to the Company separate invoices for the payment of the Charter Hire, the Operating Costs, the Insurance Costs and the Production Tariff.

Charter Hire

The invoices for the Charter Hire shall be presented for the forthcoming Charter Hire Payment Period thirty (30) days prior to the Charter Hire Payment Date and shall be paid and received on or before the last Banking Day prior to the Charter Hire Payment Date to which it relates.

The invoice for the Charter Hire shall be for the full Charter Hire (100%) for the relevant Charter Hire Payment Period.

Operating Costs

Invoices for the ‘core’ elements of the Operating Costs as identified in Schedule G shall be presented for the forthcoming Charter Hire Payment Period thirty (30) days prior to the Charter Hire Payment Date to which they relate and shall be paid and received on or before the last Banking Day prior to the Charter Hire Payment Period to which they relate.

Invoices for the ‘variable’ elements of the Operating Costs as identified in Schedule G shall be agreed between the Parties and presented at the end of each Charter Hire Payment Period and shall be paid and received on or before the last Banking Day of the month following the end of the Charter Hire Payment Period to which they relate.

Within thirty (30) days after the end of each calendar year, the Parties shall settle any shortfall between the Operating Costs invoiced and paid for that year and the actual operating costs calculated and due in accordance with the provisions of Schedule G.

Insurance Costs

The invoices for Insurance Costs shall be presented as soon as possible after receipt by the Contractor of the relevant insurance premium invoice from underwriters. Contractor’s invoices for Insurance Costs shall be paid and received within twenty one (21) days of the Company receiving the Contractor’s invoice.

Production Tariff

As an advance payment of the Production Tariff to be earned in each Charter Hire Payment Period, the Contractor may invoice the Company [****] for each day of the forthcoming Charter Hire Payment Period.

The invoice for the advance payment portion of the Production Tariff shall be presented for the forthcoming Charter Hire Payment Period thirty (30) days prior to the relevant Charter Hire Payment Date and shall be paid and received on or before the last Banking Day prior to the Charter Hire Payment Period to which it relates.

The invoice for the balance of the Production Tariff shall be presented at the end of each Charter Hire Payment Period and shall be paid and received on or before the last Banking Day of the month following the end of the Charter Hire Payment Period to which it relates. The amount due on the invoice shall take into account the advance payment portion for the relevant Charter Hire Payment Period.

12.10                     The Company’s obligation to pay and the Contractor’s right to claim payment of the Charter Hire, the Production Tariff, the Insurance Costs and the Operating Costs shall terminate and expire upon any of the following events:

(i)                                   the FPSO becomes a Total Loss, actual or constructive, for any reason including Force Majeure, or

(ii)                                this Agreement is lawfully terminated by either of the Parties in accordance with the provisions herein.

12.11                    Notwithstanding Clause 12.10 (ii) hereof, unless such termination is a result of Contractor’s default as set out in Clause 26.2 and/or Clause 26.4 below, the Company shall be obliged to pay the Charter Hire, any earned Production Tariff, the Insurance Costs and Operating Costs

during the time after termination required to complete demobilisation of the FPSO and the Mooring System up to redelivery as per Clause 32.3, provided always that such work is carried out by the Contractor as expeditiously as possible.

12.12                     If the Company terminates this Agreement within the Primary Term (other than for due cause in accordance with the provisions of Clause 26.2 and/or Clause 26.4), the Company agrees that the amount payable to Contractor in lieu of the outstanding Charter Hire and Production Tariff shall be the relevant amount as more particularly described in Section 9.1 of Schedule F.

12.13                     Payment of Charter Hire, the Production Tariff, the Insurance Costs and the Operating Costs shall be made free of bank charges in immediately available funds to the accounts of the Contractor, which shall be designated by notice in writing to the Company prior to the first payment of Charter Hire, the Production Tariff, Insurance Costs and Operating Cost due hereunder. Save for the Company’s rights of set-off under Clause 18.11 and Clause 19.8 below, any payment due hereunder shall be made without any set off, counterclaim and/or discount and/or reductions of whatsoever nature.

12.14                     The Charter Hire, the Production Tariff, the Insurance Costs and the Operating Costs agreed to above shall be paid exclusive of any value added tax. In the event applicable value added tax laws and regulations in the UK should be changed so that value added tax has to be calculated on and paid in addition to the Charter Hire, the Production Tariff and the Operating Costs, the Company hereby agrees to pay for such value added tax. In the event that Contractor (for the purposes of the Insurance Costs) is liable for insurance premium tax pursuant to this Agreement and this is not recoverable by Contractor, the Company shall reimburse Contractor such insurance premium tax.

12.15                     Should cessation of Production through the Contractor’s Facilities occur as a result of an event that is likely to be recognised as a Total Loss the Production Tariff shall cease to apply from the date and time of cessation of Production.

However, the Company shall continue to pay i) any further reasonable Operating Costs covering inter alia the costs required for the demobilisation of the FPSO (in as far as not covered by Contractor’s insurance), the Mooring System and other Contractor Services, provided always that such activities are carried out by Contractor as expeditiously as possible, and ii) and, in as far as the Insurance Costs continue to apply after the day of the cessation of Production, the Insurance Costs.

The Charter Hire shall cease to apply from i) the date and time of the casualty or event following which the FPSO was accepted as a Total Loss by the insurers of the FPSO, and payment of the minimum insured value as set out in Clause 19 has been made to the Contractor or its financiers being the mortgagee, as the case may be, or ii) [****] from the cessation of Production, whichever is the earlier. Upon receipt of payment of monies equal to such minimum insured value by the Contractor or the mortgagee, as the case may be, the Contractor shall refund to the Company all the Charter Hire payments made by Company to the Contractor from the date of cessation of Production as referred to in this Clause 12.15.

12.16                     Any delay in payment of an undisputed invoice as referred to in Clause 12.9 shall entitle the Contractor to charge Company interest in accordance with the Interest Rate as defined in this Agreement.

If the Company disputes any invoice in whole or in part, the Company shall promptly notify the Contractor of the dispute and the Contractor shall issue its invoice for the undisputed amount and a credit note to cancel the original invoice and the Company shall use all reasonable endeavours to pay the re-issued, undisputed invoice within the original timeframe and in any event, within thirty (30) days of receipt of the re-issued, undisputed invoice. The Contractor and the Company shall endeavour to agree and settle and adjust any disputed amount forthwith and the provisions of Clause 35 shall apply to any such dispute.

If the Company disputes any invoice in whole or in part, payment of Company interest which is due or which shall become due to the Contractor in respect of the disputed element of the subject invoice shall be postponed until the disputed invoice or part thereof has been resolved, in which case interest in accordance with the Interest Rate shall then be payable by the Company to the Contractor in respect of the outstanding amount from the date that interest in respect thereof first became payable to the Contractor, accruing to the date of actual payment.

If payment of an undisputed invoice for the Charter Hire, Production Tariff, Insurance Costs or Operating Costs has not been received by the Contractor on the payment dates as described in Clause 12.9 or as set out above, the Contractor shall notify the Company of the default. In the event that payment has not been received by the Contractor thirty (30) days after the Contractor submitted to the Company a written notice of such default, the Contractor shall have the right to withdraw the Vessel from the service of the Company and lawfully terminate this Agreement.

12.17                     On the sixth (6th) anniversary of First Oil and thereby taking into consideration Clause 25.5, the Parties agree to review the Charter Hire referred to in Schedule F. If the review demonstrates that the actual and/or budgeted capital expenditures for the repair & lifetime extension program for the Contractor’s Facilities to enable the Contractor to continue the Contractor’s Services after the seventh (7th) anniversary of First Oil, the Parties shall - provided the Parties wish to continue the Charter Period after the seventh (7th) anniversary of First Oil - discuss and agree in good faith revised Charter Hire to be effective for subsequent years and this Agreement shall be amended accordingly. In the event that Parties fail to agree written terms within ninety (90) days from the start of the sixth (6th) anniversary of First Oil, this Agreement shall terminate as of the seventh (7th) anniversary of First Oil.

13                                  AUDIT

13.1                           Financial audit; for a period beginning on the First Oil Date and ending on that date which is six (6) years from the relevant year Contractor invoiced Company or two (2) years from the termination of completion of abandonment and decommissioning of the Contractor’s Facilities pursuant to this Agreement, whichever is the earlier,

(a)                                  the Company and its authorised representatives shall have access to and the right to audit any of the Contractor’s and its major Sub-contractors’, books, vouchers, receipts, correspondence, memoranda and other records relating to or bearing upon the correctness of any Operational Costs and/or Insurance Costs claimed by the Contractor to the Company for payment, and

(b)                                 the Company and its authorised representatives shall have access to and the right to audit all meter readings and any documentation relating to the accuracy of such meter readings, any tank measurements and related data related to or bearing upon the correctness of any Production Tariff claimed by the Contractor to the Company for payment.

13.2                           The Contractor shall preserve and will, where possible, cause its Sub-contractors to preserve all of the records and information referred to in Clause 13.1 during the aforementioned period, and will, upon written request, make them available to the Company. Such audits will be conducted during the Contractor’s normal working hours.

13.3                           The Company shall notify the Contractor of any matters arising in a financial audit which necessitate an adjustment, and such adjustment, if agreed by Parties, by reimbursement of the Company or otherwise, shall then promptly be made.  The Company shall also have the right to obtain statements from any of the Contractor Personnel to the extent it deems necessary, and the Contractor shall make Contractor Personnel available at their assigned location if still under employment with the Contractor.

13.4                           Health, Safety and Environmental Audit; without prejudice to the Contractor’s obligations as set out herein, the Company shall have the right to carry out safety inspections and safety management systems audits during performance of the Contractor Services.  In addition, the Company shall have the right to comment on and review the Contractor’s operational and combined operations safety cases prior to the submission of the same to HSE.  The Company shall exercise its rights under this Clause 13.4 so as not unreasonably to affect the performance of the Contractor Services.

13.5                           Without prejudice to the Contractor obligations as set out herein the Company shall have the right to carry out environmental inspections and audits during performance of the Contractor Services.

13.6                           The Contractor shall accept and implement, or justify grounds for rejection of, any non-compliance issues or suggestions for improvement identified in any audit as per Clause 13.4 and/or Clause 13.5 in a timely manner.

13.7                           Technical Audit / Engineering Review; without prejudice to the Contractor’s obligations as set out herein, the Company shall have the right to carry out technical audits and engineering reviews during performance of the Contractor Services.  The Company shall exercise its rights under this Clause so as to not unreasonably affect the Contractor performance of the Contractor Services.

13.8                           Subsequent to any audit or review carried out in furtherance of Clause 13.7, the Company may make technical or engineering recommendations to the Contractor. The Contractor shall consider recommendations of the Company taking account of the functional specification (Attachment D.1 to Schedule D). In case of the Contractor’s design, procurement, engineering and/or construction of the FPSO being out with the said functional specification the Contractor shall implement such recommendations. In case of the Company’s recommendations being an optimisation of Contractor Services within the said functional specification, the Contractor is free to consider and implement such recommendation.

14                                  RESPONSIBILITY OF THE CONTRACTOR TO INFORM ITSELF

14.1                           Subject to Clause 6.2 above, the Contractor agrees that the Contractor has informed itself as to the nature of its obligations pursuant to this Agreement, including, but not limited to, the supervision and all other necessary services, labour and materials, plant, facilities, tools, equipment, consumables and supplies required, the correctness and sufficiency of the payment obligations referred to in Schedule F, general and local conditions especially climatic, sea and other water conditions, weather conditions, subsea terrain and bearing values where applicable and all other matters which could affect progress or performance of its obligations pursuant to this Agreement.  Any failures by the Contractor to take account of matters which affect the Contractor Services shall not relieve the Contractor from its obligations under this Agreement.

14.2                           The Contractor assumes full responsibility for all the Contractor Services performed by the Contractor that are based upon data and information not contained in this Agreement.

15                                  RESPONSIBILITY OF THE CONTRACTOR TO INFORM THE COMPANY

15.1                           The Contractor shall immediately notify the Company of accidents or incidents which may affect the interest or other operations of the Company or Co-venturers related to this Agreement.

15.2                           The Contractor shall notify the Company immediately of any impending or actual stoppages of work, industrial disputes or other matters affecting or likely to affect the performance of the Contractor Services.

15.3                           The Contractor shall notify the Company immediately in the event it does not receive any required approval for the provision of the Contractor Facilities or otherwise.

15.4                           The Contractor shall notify the Company immediately in the event of any accidents or litigation in relation to the Contractor Facilities.

16                                  LIENS

16.1                           The Contractor shall keep all assets, tangible or intangible, including the Contractor Facilities and the Contractor Services free and clear of all liens, claims, assessments, fines and levies except for:

(a)                                  security interests in favour of Contractor’s financiers, in respect of which a Quiet Enjoyment Agreement will be entered into, security interests in favour of assignees of such lenders who first agree to be bound by provisions of such agreement, or security interests in favour of other lenders who first agree to be bound by an agreement substantially in the form of that agreement;

(b)                                 liens in favour of the Company or the Co-venturers; and

(c)                                  security interests arising by operation of law in respect of taxes which are not overdue for payment other than taxes being contested in good faith by appropriate steps and in respect of which appropriate reserves have been made.

16.2                           The Contractor shall be responsible for, indemnify and hold harmless the Company from all costs, claims, losses or liabilities whatsoever arising from any and all liens except for those listed in Clause 16.1(b).

16.3                           The Company shall be responsible for, indemnify and hold harmless the Contractor Group and the Owner from all costs, claims, losses or liabilities whatsoever arising from liens imposed by any creditors of the Company Group.

16.4                           The Company shall be responsible for, indemnify and hold harmless the Contractor Group and the Owner from all costs, claims, losses or liabilities whatsoever arising from the liens listed in Clause 16.5 and/or Clause 16.6 in case the crew, the master’s or offshore installation manager is directly or indirectly employed by or on behalf of the Company.

16.5                           The Contractor shall keep all assets, tangible or intangible, including the Contractor Facilities and the Contractor Services free and clear of liens for unpaid crew’s wages in accordance with usual maritime practice incurred in the ordinary course of employment, provided the Company has paid to the Contractor the Operating Costs due.

16.6                           The Contractor shall keep all assets, tangible or intangible, including the Contractor Facilities and the Contractor Services free and clear of liens for master’s or offshore installation manager’s disbursements incurred in the ordinary course of trading and any other lien arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of the Contractor Facilities, provided the Company has paid to the Contractor the Operating Costs due.

17                                  COMPLIANCE WITH LAW

17.1                           Subject to Clause 7.14 hereof, the Contractor shall comply with all treaties, laws and regulations (including any applicable codes of practice approved by any relevant regulatory authority) of any government having jurisdiction over the Field, the Contractor Facilities, the Contractor Services, the Contractor or otherwise in effect at any time and shall be responsible for, indemnify and hold harmless the Company from and against any and all Claims resulting from the Contractor’s failure to so comply.

18                                  TAXES AND CHARGES TO BE PAID BY THE CONTRACTOR

18.1                           Subject to Clause 12.13, the Contractor shall exercise reasonable endeavours to ensure that any of its Sub-contractors shall timely file all appropriate returns and promptly pay all taxes and duties including but not limited to income, profit and corporation taxes and taxes on capital gains, turnover, payroll and added value, duly assessed by any competent authority of the UK or any other authority on the profits, gains, turnover, wages, salaries or other remuneration or added value arising from the operations under this Agreement.

18.2                           The Contractor shall exercise reasonable endeavours to ensure that any of its Sub-contractors shall comply with all statutory obligations to timely file all appropriate returns and make deductions on account of and remit the required amounts to the relevant government department in respect of income tax, Pay As You Earn (PAYE) tax, national insurance, employee taxes, charges, social security costs, levies and contributions imposed by any competent authority of the UK or any other authority whether or not they are measured by the wages, salaries or other remuneration or benefits paid to any person employed by the Contractor or any of its Sub-contractors.

18.3                           If the Company is required to pay taxes, duties, PAYE deductions, national insurance contributions, employee taxes, social security costs, contributions or any other type of taxes and costs referred to in Clauses 18.1 and 18.2 whether with respect to the Contractor or any of its Sub-contractors or any other person howsoever connected, associated or related to the Contractor or any of its Sub-contractors in connection with this Agreement then the Contractor shall within fourteen (14) days of receiving notice thereof from the Company, pay to the Company such taxes or costs or failing which the Company shall be entitled to deduct any such taxes or costs from any Operating Costs due, or which may become due, to the Contractor provided that Company provides reasonable documentary evidence to Contractor so as to allow Contractor to claim any allowable credit from HM Revenue and Customs (or a relevant taxation authority) for the amounts so deducted.

18.4                           The Contractor shall supply to the Company and shall procure that any of its Sub-contractors shall supply to the Company such particulars in relation to activities under this Agreement which are required to be given by the Company to an authorised inspector of taxes or any other government authority whether of the UK or elsewhere.

18.5                           The Company shall save, indemnify, defend and hold harmless the Contractor Group against all levies, charges, contributions and taxes of the type referred to in this Clause 18 and any interest or penalty thereon which may be assessed, by any appropriate government authority whether of the UK or elsewhere, on the Company in connection with this Agreement and from all costs incurred in connection therewith, other than those levies, charges, contributions and taxes which the provisions of this Clause 18 allow the Company to recover from the Contractor.

18.6                           The Contractor agrees that if the Company is liable to withhold any amounts under Section 559 Income and Corporation Tax Act 1988 or other enactment which provides for a similar obligation and to make any payment to HM Revenue and Customs (or a relevant taxation authority) by virtue of Section 559 Income and Corporation Taxes Act 1988 or any other enactment which provides for a similar obligation or any payment of any applicable national insurance contributions from payments received by the Contractor under this Agreement, the Company shall be entitled to deduct the sums which are due to HM Revenue and Customs (or a relevant taxation authority) from any  Operating Costs due, or which become due to the Contractor, provided that Company provides reasonable documentary evidence to Contractor so as to allow Contractor to claim any allowable credit from HM

Revenue and Customs (or a relevant taxation authority) for the amounts so deducted.

18.7                           The Contractor agrees to indemnify and hold the Company harmless in respect of all costs, expenses and liabilities incurred by the Company by virtue of the application of Section 559 Income Corporation Taxes Act 1988 to payments made by the Company pursuant to this Agreement, including but not limited to all costs and expenses of whatsoever kind incurred by the Company in administering any deductions made by the Contractor or any tax payments made to HM Revenue and Customs (or a relevant taxation authority).

18.8                           Where the Contractor or any of its Sub-contractors or any other person employed by Contractor or any of its Sub-contractors in connection with this Agreement is not resident in the United Kingdom for the purpose of Section 830, Income and Corporation Taxes Act 1988 the Contractor shall be responsible for obtaining a certificate from HM Revenue and Customs (or a relevant taxation authority) under the provisions of paragraph 7 of Schedule 15 of the Finance Act 1973 in favour of the Company for itself and any of its Sub-contractors and for any other person employed by Contractor or any of its Sub-contractors in connection with this Agreement any of whom is or may become liable for tax under Section 830, Income and Corporation Taxes Act 1988 in respect of any profits or gains or assumed profits or gains arising out of the performance of this Agreement.  A copy of such certificate must be submitted to the Company within fourteen (14) Days of its receipt by the Contractor.

18.9                           In the event that all the certificates required pursuant to the provisions of Clause 18.8 are not obtained by the Contractor within forty five (45) days of the First Oil Date or if any such certificate is withdrawn or cancelled by HM Revenue and Customs (or a relevant taxation authority) then the Contractor shall immediately supply an irrevocable bank guarantee, at no cost to the Company, granted by a recognised UK clearing bank in favour of the Company in respect of the maximum potential tax liability which may arise out of this Agreement. In the event that such a bank guarantee is required under the terms of this Clause but is not received by the Company or is not, in the Company’s view, sufficient to protect the Company and its Co-venturers against the maximum potential tax liability which in the Company’s opinion may arise out of this Agreement then the Company shall be entitled to make deductions up to such maximum amount from any monies due or which may become due to the Contractor.

18.10                     If the Company or any Co-venturer is required to pay any taxes by virtue of paragraph 4 of Schedule 15, Finance Act 1973 as amended or any interest due thereon under Section 86, Taxes Management Act 1970 or any other interest or penalty, the Contractor shall within thirty (30) days of receiving written notice from the Company pay to the Company any such taxes or interest due thereon free of any withholding or deduction.  If such taxes or interest are not so paid by the Contractor the Company shall be entitled to deduct the sums due to HM Revenue and Customs (or a relevant taxation authority) from any Operating Costs due, or which become due to the Contractor, provided Company provides reasonable documentary evidence to Contractor so as to allow Contractor to claim any allowable credit from HM Revenue and Customs (or a relevant taxation authority) for the amounts so deducted.

18.11                     The Company shall be entitled to off-set and deduct all sums owed by the Contractor pursuant to this Clause 18 from the Operating Costs due to the Contractor only.

18.12                     The Company shall develop with government authorities, customs procedures for importing and exporting the Contractor’s Facilities to and from the Ettrick Field. Contractor shall, if requested by Company, use reasonable endeavours to assist Company herein.

18.13                     The Company shall be responsible for the importation of the Contractor Facilities and any and all parts and spare parts into the UK for the Contractor Services. Company shall defend, indemnify and hold Contractor harmless for any costs, taxes, import duties related to the importation of the FPSO in the UK.

18.14                     For the avoidance of doubt this Clause 18 is subject to Clause 7.14 hereof.

19                                  INSURANCE

19.1                           The Contractor shall secure and maintain the following insurance coverage during the performance of this Agreement all insurances as required by law, including but not limited to;

(a)                                  Employers Liability insurance to comply with the Employers Liability (Compulsory Insurance) Act 1969 or any statutory re-enactment modification or extension thereof for the time being in force with coverage extended as applicable to cover North Sea or overseas working.  In addition, insurance to comply with Workmen’s Compensation Acts and such other laws (including but not limited to Occupational Disease Laws) to the extent applicable.  For those employees not required to be covered under the provision of the above Acts, Employers Liability insurance in an amount as required by the legal system applicable to the relevant employment agreement.  Such insurance shall be endorsed to the effect that claims formulated by Contractor Personnel against the Company shall be treated as claims against the Contractor and compensated by such insurances,

(b)                                 Third Party Public Liability insurance covering bodily injury and/or death and/or property damage in an amount of at least [****] per occurrence or series of occurrences arising from the one event.

(c)                                  hull and machinery insurance covering the FPSO and, as from the First Oil Date, the Mooring System, but always excluding the Mooring Legs, including marine war and terrorist risk coverage and collision liability, in as far as not covered by the P&I insurance.

(d)                                 protection and indemnity (P&I) insurance including removal of wreck and debris and pollution liability in an amount not less than the normal limit available under prevailing market conditions with a P&I Club which is a member of the International Group of P&I Clubs and extended to include Comprehensive General Liability Insurance for liabilities arising out of the operation of the FPSO in Contractor’s capacity as an employer with a limit of not less than [****].

(e)                                  construction all risk (or equivalent) insurance in an amount not less than the project costs to cover all costs associated with reinstatement and repair of any damaged part of such works;

19.2                           Parties agree that during the Charter Period in respect of marine risk and hull interest the minimum combined insured value of the Contractor Facilities shall be equal to the amount of the total investment made by Contractor or any of its Affiliates to achieve First

Oil together with its equipment used in performance of this Agreement during all operations.

19.3                           The Contractor shall require its Sub-contractors to take out insurance identified in Clause 19.1(a) and 19.1(b) with limits commensurate with the activity and all insurances required by law.

19.4                           The Contractor shall ensure that all of the above policies mentioned in Clauses 19.1 (b), (c), (d) and (e), are endorsed to show the Company as additional and/or protective co-insured and shall contain a waiver of underwriter’s rights of subrogation against the Company Group.

19.5                           Upon request of Company, Contractor shall arrange for certificates of insurance, in respect of the insurance cover to be placed by Contractor, to be provided to the Company.

19.6                           The Parties shall afford each other all reasonable assistance which may be required for the preparation and negotiation of insurance claims.

19.7                           Any and all deductibles in the above described insurance policies shall be assumed by, shall be for the account of and at the sole risk of the Contractor, unless the claim is the result of circumstances which are the responsibility of the Company and for which the Company is liable under this Agreement, in which case the deductibles for that claim will be for account and risk of the Company.

19.8                           Contractor’s insurance broker shall, on first request of the Company, undertake towards the Company that it shall advise the Company promptly in case the underwriters or the assured issue any notice of cancellation or decrease in respect of any of the insurance policies to be maintained by the Contractor. If the Contractor fails or refuses to obtain any insurance required to be obtained by it under the provisions of this Clause 19.8 or to provide the Company with evidence of insurance or copies of certificates as and when requested, the Company shall have the right to procure such insurance on the Contractor’s behalf and expense, in which event any sum so paid by the Company for this purpose shall immediately become due and payable to the Company by the Contractor and the Company may be entitled to deduct such sum from the Operating Cost or Insurance Cost due or which may become due to the Contractor in addition to any other remedy the Company may have under this Agreement.

19.9                           Company shall secure and maintain;

(a)                                  construction all risk (or equivalent) insurance for coverage of the Mooring System as from its delivery by the Contractor to the mobilisation yard as nominated by the Company, up to the First Oil Date,

(b)                               insurance for the Mooring Legs as from delivery by the Contractor to the mobilisation yard as nominated by the Company throughout the duration of this Agreement.

19.10                     The Company shall ensure that all of the above policies mentioned in Clauses 19.9 (a) and (b) are endorsed to show the Contractor and Owner as additional/protective co-insured and shall contain a waiver of underwriter’s rights of subrogation against the Contractor Group.

20                                  SUB-CONTRACTORS

20.1                           The Contractor shall be fully responsible for the acts or omissions of any of its Sub-contractor as if it had done the work itself. Nothing in this Agreement shall create any contractual relationship between the Company and Sub-contractor of the Contractor, and all such sub-contracts shall contain a clear statement that the Contractor is entering into such sub-contract as principal and not as agent either for the Company nor to Company Group.

21                                  HEALTH, SAFETY AND ENVIRONMENT

21.1                           Contractor’s Obligations

(a)                                  The Contractor shall comply with the provisions of Schedule B.

(b)                                 The Contractor Personnel shall observe and carry out the Contractor Services in accordance with Legislative Requirements and as a Reasonable and Prudent Operator, the management system of the Contractor and such specific health, safety and environmental standards as may be issued by the Company.  The Contractor shall take all measures reasonably necessary and properly to provide safe working conditions and to protect the environment in which the Contractor operates in the performance of its obligations pursuant to this Agreement.

(c)                                  The Contractor shall on an on going basis adequately instruct, monitor and audit all the Contractor Personnel in the use of safety equipment and properly work procedures for the purpose of doing everything reasonably practicable to prevent personal injury and damage to equipment and operations, and shall provide to its employees and the Company copies of operations manuals and written instructions pertaining to the operation of the Contractor Facilities in accordance with the Legislative Requirements or as reasonably requested by the Company.

(d)                                 The Contractor shall report all incidents, accidents and work-related illnesses in accordance with the Legislative Requirements and as a Reasonable and Prudent Operator. The Contractor shall carry out investigations of such incidents, accidents and work related illnesses as required by law and shall promptly report such incidents to the Company representative and the Company

Operations Representative has the right to observe such investigations. The Company reserves the right to carry out investigations of said incidents, accidents and work-related illnesses and the Contractor shall render such assistance as the Company may reasonably request relating to its investigations. In the event of doubt as to whether a report should be made, a decision on the matter shall be made by the Company representative.

(e)                                  The Contractor shall conduct a Formal Safety Assessment no later than six (6) months prior to the First Oil Date.

(f)                                    The Contractor and the Company shall, as part of the detailed design process, conduct an operability and maintainability study as soon as is practicable in order to ensure that the Contractor Facilities can be safely maintained and operated.

(g)                                 The Contractor shall be Duty Holder of the Contractor Facilities.  The Contractor hereby accepts its appointment as operator and Duty Holder and the associated responsibilities, and confirms that the safety cases in Schedule B shall be prepared and submitted to the appropriate Government Bodies by the Contractor in its capacity of operator and Duty Holder.  Prior to said submission, the Company shall have the right to review and comment upon said safety cases.

(h)                                 The Contractor shall provide all necessary assistance to the Company to allow the Company to fulfil its obligations as Licensee as required under the Offshore Installations (Safety Case) Regulation 2005 (SI 2005: 3117) as amended from time to time.

21.2                            Emergency Response and Environmental Clean-up

(a)                                  Both the Company and the Contractor shall comply with the provisions on emergency response and environmental clean-up as set out in Schedule B.

21.3                           Non-performance HSE and SESR

(a)                                  Notwithstanding any right of the Company pursuant to Clause 13 and subject to Clause 21.3(c), in the event of serious non-compliance on the part of the Contractor with respect to obligations relating to health, safety or the environment, the Parties agree that the Company may at its sole discretion, either instruct the Contractor to cease Production until such time as the non-compliance issue has been resolved to the Company’s satisfaction or intervene and provide the management activities required to rectify the non-compliance.

(b)                                 The Contractor shall co-operate with and assist the Company in furtherance of the Company’s election pursuant to clause 21.3(a).

(c)                                  For the purposes of this Clause 21.3 serious non-compliance means an act, omission, circumstance or state of affairs of which the Contractor has been made aware by the Company, the Contractor Personnel, regulatory bodies, VB/CS or members of the public, which has the potential, if not remedied promptly, of causing serious harm to persons, environment and property.

22                                  INDEPENDENT CONTRACTOR

22.1                           In the performance of the Contractor obligations pursuant to this Agreement, the Contractor shall be an independent contractor. The presence of and the inspection by the Company’s representative shall not relieve the Contractor of any Contractor obligations and responsibilities.

22.2                           In no event shall the relationship of the Parties be construed to be that of principal and agent or master and servant or a partnership.

23                                  RECORDS AND REPORTS

23.1                           The Contractor shall provide the Company with complete and accurate records and reports as described in Schedule I of this Agreement.

24                                  CONFIDENTIALITY

24.1                           All data and information that has been or is hereafter acquired or received by either Party (whether orally, in writing or in some other form) in connection with this Agreement and the contents of this Agreement shall be held confidential and shall not be divulged in any way to any third party, without the prior written consent of the other Party, provided however that any Party may, without such approval, disclose such data and information:

(a)                                  to any Affiliate and in the case of the Company, the Co-venturers and their Affiliates provided that the disclosing Party shall procure that such Co-venturers and/or their Affiliates hold such data and information on similar terms of confidentiality;

(b)                                 to any director, officer, employee, external legal adviser or statutory auditor of a Party or to any in-house contractor of a Party (being a contractor, an employee or contractor of such contractor working as a member of staff or a Party but not falling within the legal definition of an employee) who is made aware of the confidential nature of such data or information;

(c)                                  to any outside professional consultant of a Party (other than an external legal adviser or statutory auditor) or to any external contractor of a Party (being any contractor not falling within the description of an in-house contractor set out in sub-clause

24.1(b) above), upon obtaining a similar undertaking of confidentiality from such consultant or external contractor provided that such Party shall prior to such disclosure inform the other Party of the name of such consultant or external contractor and the data and information to be disclosed to it;

(d)                                 to any bank or financial institution from whom such Party is seeking or obtaining finance or security, upon obtaining a similar undertaking or confidentiality from such bank or institution;

(e)                                  to the extent required by the rules and regulations of any recognised stock exchange or in compliance with the rules and regulations of any jurisdiction to which a Party is subject;

(f)                                    to any Government Body having the right to require such information to the extent required by any applicable laws:

(g)                                 to any court of competent jurisdiction acting in pursuance of its powers;

(h)                                 to the extent that such data and/or information is generally available to the public other than through breach of this agreement or by unauthorised disclosure; or

(i)                                     to a bona fide potential assignee upon obtaining from it a similar commitment of confidentiality.

24.2                           Specific items of information shall not be considered to be in the public domain merely because more general information is found therein.  Each Party shall remain liable for any breach of confidentiality by those persons to whom it has disclosed information pursuant to Clauses 24.1 (a), (b), (c) and (d) above.

24.3                           For the avoidance of doubt, each Party shall remain bound by the provisions of this Clause 24 both before and after the Termination Date.

24.4                           The Company shall control the issuing of press releases and other public announcements provided however that if such announcement addresses the performance of the FPSO or any of the terms of this Agreement, it shall not do so unless prior thereto it furnishes the Contractor with a copy of such announcement and obtains the approval of the Contractor, such approval not to be unreasonably withheld.  Notwithstanding the foregoing, no Party or any Affiliate of such Party shall be prohibited (but subject always to providing a prior copy to the other Party) from issuing or making any such public announcement or statement if it is necessary to do so in order to comply with Legislative Requirements or the regulations of a recognised stock exchange or the information is in the public domain.

25                                  Duration

25.1                           This Agreement shall come into effect on the Effective Date and shall continue for at least the Primary Term and for such limited time thereafter to allow for the complete demobilisation of the Contractor’s Facilities.

25.2                           The Company may exercise the option to enter into or continue the Extension Term (to be exercised by notice in writing at least twelve (12) months prior to the expiration of the Primary Term or the Extension Term as the case may be) and if the Company exercises the option, this Agreement shall extend beyond the Primary Term for a period of one (1) year up to a maximum of two (2) consecutive years unless otherwise agreed in writing by Parties.

25.3                           Without prejudice to the provisions of Clause 25, the Primary Term shall be extended by;

(a)                                  the equivalent number of days or parts of a day for which the Force Majeure Rate, the Standby Rate or [****] was applied during the Primary Term, and

(b)                                 the Downtime Compensation Period.

25.4                           The Downtime Compensation Period during the Primary Term means the number of days or parts of a day that the Downtime (excluding any period within the Primary Term that the Force Majeure Rate, the Standby Rate or [****] applies) exceeds [****] being the sum of i) the allowance for non-availability of [****].

25.5                           Without prejudice to the provisions of Clause 25, the Extension Period shall be extended by;

(a)                                  the equivalent number of days or parts of a day for which the Force Majeure Rate, the Standby Rate or [****] was applied during the Extension Term, and

(b)                                 the Downtime Compensation Period for that Extension Term.

25.6                           The Downtime Compensation Period during an Extension Term means the number of days or parts of a day that the Downtime (excluding any period within the Primary Term that the Force Majeure Rate, the Standby Rate or [****] applies) exceeds [****] being the sum of i) the allowance for non-availability of [****].

26                                  TERMINATION

26.1                           If:

(a)                                  the FPSO becomes a Total Loss;

(b)                                 prior to the Scheduled First Oil Date, the construction of the Contractor Facilities is more than [****] behind the schedule referred to in Schedule H, for any reason excluding Force Majeure or any other Permitted Delay;

the Company may terminate this Agreement forthwith upon serving written notice on the Contractor.

26.2                           If at any time the Contractor is in material breach of any of the warranties given in this Agreement, or if the Contractor fails to fulfil any of its material obligations hereunder, the Company shall notify the Contractor in writing specifying the nature of the failure to comply with the Contractor obligations. If the Contractor fails to commence (including the ordering of any necessary replacement equipment and/or the submission to the Company of a plan for remedying the matters complained of) to remedy the matters complained of within seven (7) days after such notice is received by the Contractor or fails to continue thereafter to remedy the same, all in a manner and time period that would be expected from a Reasonable and Prudent Operator, the Company may, subject to the Quiet Enjoyment Agreement, terminate this Agreement forthwith upon serving written notice on the Contractor.

26.3                           If at any time the Contractor is in repeated material breach of its fundamental obligations to operate the Contractor Facilities as per the provisions in this Agreement, and such breaches or series of breaches cause the FPSO to stop Production for thirty (30) days or more in any twelve month period (excluding any agreed, planned maintenance and excluding any allowed non-availability of 5% per annum), the Company shall notify the Contractor in writing  specifying the nature of the failure to comply with the Contractor obligations. If the Contractor fails to commence to remedy the matters complained of within thirty (30) days after such notice is received by the Contractor or fails to continue thereafter to remedy the same, all in a manner and time period that would be expected from a Reasonable and Prudent Operator, the Company may,  subject to the provisions of the Quiet Enjoyment Agreement, request the Contractor to replace this Agreement by a bareboat charter arrangement enabling the Company to take over the operation of the FPSO (including the Mooring System). The Parties shall negotiate the terms of such bareboat charter arrangement and hereby agree that such bareboat charter agreement shall be based on the following principles;

(a)                                  the Company shall pay to the Contractor a daily charter hire equal to at least the Charter Hire and the Production Tariff as set out in Schedule F of this Agreement, and

(b)                                 the charter period under the bareboat charter arrangement shall be at least equal to the remaining period of the Primary Term as defined in this Agreement, and

(c)                                  if within the Primary Term the Parties enter into such bareboat charter replacing this Agreement, no termination fee (as set out in Schedule F) shall be payable by the Company as a result of the early termination of this Agreement, and

(d)                                 the condition of the FPSO on redelivery by the Company to the Contractor shall be similar to the condition of the FPSO upon delivery by the Contractor to the Company under the such bareboat charter arrangement, fair wear and tear excepted.

Upon the FPSO and the Mooring System being delivered under the bareboat charter arrangement as agreed by Parties, this Agreement shall terminate but always subject to any rights and liabilities having accrued or arisen under this Agreement prior to its termination as a result of this Clause 26.3.

26.4                           If the Contractor or any person having an ownership, leasehold or charter right in the FPSO goes into liquidation (otherwise than voluntarily for the purposes of amalgamation or reconstruction), makes an assignment for the benefit of creditors, makes an arrangement, composition or compromise with its creditors under any applicable laws or has a receiver appointed in respect of the whole or any part of its assets, or if the Company reasonably believes that any of the foregoing is imminent, the Company may, subject to the Quiet Enjoyment Agreement, terminate this Agreement forthwith upon serving written notice on the Contractor.

26.5                           Upon the relevant Government Body confirming that they do not object to the cessation of Production, the Company may terminate this Agreement at any time without cause at its sole discretion by providing one (1) years’ prior written notice. If such termination becomes effective within the Primary Term, the Company shall pay the Contractor the appropriate termination payments and fees in accordance with the provisions of Section 9.1 of Schedule F. If such termination becomes effective within the Extension Term, the Company shall pay the Contractor the appropriate termination payments and fees in accordance with the provisions of Section 9.2 of Schedule F.

26.6                           If the Company terminates this Agreement prior to First Oil other than for reasons set out in Clause 26.1 above, the Company shall indemnify the Contractor all its documented reasonable costs for the pre-Agreement phase (preparing the tender, travel, costs external experts, negotiations, etc), overhead, the design, engineering, construction, transport, hook up, etc. of the Contractor’s Facilities, any cancellation costs, its finance costs, and any other direct costs resulting from such termination, [****].

26.7                           Upon termination of this Agreement pursuant to the foregoing Clauses 26.1, 26.2 and 26.4 no further sums shall be due to the Contractor or recoverable from the Company, save for any amounts due as a result of Clause 12.11, and save for any amounts already accrued for the Contractor Services already provided, or as may arise or be outstanding under any claims for indemnity.

Upon this Agreement terminating as per Clause 26.3 last paragraph, no further sums shall be due to the Contractor or recoverable from the Company save for any amounts already accrued for the Contractor Services already provided, or as may arise or be outstanding under any claims for indemnity.

26.8                           Notwithstanding anything to the contrary in this Agreement, any election by the Company to terminate this Agreement pursuant to this Clause 26 shall not relieve the Contractor of its obligations pursuant to Clause 30 nor its obligations under Clause 30 to take action to protect the Ettrick Field or any other Field tied-in to the FPSO, Contractor Personnel, Contractor Facilities, Company Personnel, Company Facilities, third parties and the property of third parties.

26.9                           If the suspension as per Clause 27.4 continues for a period of [****] or more the Company shall be entitled to terminate this Agreement by providing the Contractor written notice of termination and clarification of the Force Majeure event.

26.10                     Notwithstanding any other provisions in this Clause 26, each Party shall be entitled but not obliged to terminate this Agreement and to recover from the other Party the amount of any direct loss or damage resulting from such a termination if the other Party, or their respective officers, in relation to this Agreement, shall have committed any act whether before, on or after the Effective Date of this Agreement, which, by a final judicial decision is proven to be an offence under the Prevention of Corruption Acts 1889 - 1916, the Anti-Terrorism, Crime and Security Act 2001, or any statutory amendment, modification or re-enactment thereof, or would have constituted such an offence if:

(a)                                the other Party, not being an agent hereunder, was deemed for this purpose to be an agent; or

(b)                                 the act, having been committed outside the United Kingdom, was deemed to have been committed within the United Kingdom.

27                                  FORCE MAJEURE

27.1                           Neither Party shall be responsible for any failure or delay in performance of any obligation, other than the obligation to make any payment hereunder, if such failure or delay is attributable to “Force Majeure”, which shall include, but is not limited to, wars, hostilities, terrorists acts, boycotts, embargoes, public disorders, acts of enemies, strikes, lockouts, labour or employment difficulties, acts of God, or any cause beyond its control whether or not similar to any of the foregoing.  Notwithstanding the foregoing:

(a)                                  mechanical breakdown of whatsoever kind unless caused by a Force Majeure event;

(b)                                 weather downtime (excluding downtime caused by catastrophic weather conditions); or

(c)                                  strikes, lockouts, labour or employment difficulties involving Contractor Personnel or Company Personnel are expressly excluded from the definition of Force Majeure.

27.2                           If the Contractor is affected by occurrences referred to above, it shall give notice thereof without delay (and in any event within two days of the Force Majeure event becoming known to it) in writing to the Company and shall commence and continuously proceed to endeavour to remove or overcome the circumstance or the occurrence or the effects of Force Majeure.  Failure to give such notice shall preclude the Contractor from claiming that his performance was delayed by any such occurrence.

27.3                           The relevant Party shall be excused and relieved from performing its obligations pursuant to this Agreement only to the extent and for the time that such delay or failure to perform,

(a)                                  is caused by an event of Force Majeure as described above; and

(b)                                 could not reasonably be anticipated or protected against.

Notwithstanding the first sentence of this Clause 27.3, if during the Charter Period the Contractor Services are affected by Force Majeure the Insurance Costs, the Operating Costs, and the Force Majeure Rate as described in Schedule F shall be payable by Company.

27.4                           Subject to Clause 25, in the event of Force Majeure, the Company and the Contractor agree that, although operations are suspended, this Agreement shall remain in force pending relief of the circumstances of Force Majeure, provided always that the Company shall have the right to terminate this Agreement in accordance with Clause 26.9 in which case the last paragraph of Section 9.1.2 of Schedule F applies.

28                                  ASSIGNMENT

28.1                           The Company may freely assign its rights and obligations under this Agreement to an Affiliate of the Company, provided that the parent company guarantee as submitted by the Company as per Clause 34.1 of this Agreement remains in force. Subject to the Contractor’s written consent which shall not be unreasonably withheld, the Company may assign its rights and obligations under this Agreement to any of the Co-venturers or to a technically and financially responsible successor operator of the Ettrick Field. A failure of the assignee to provide a parent company guarantee in a form similar to Schedule N from a parent having a similar or better rating than Company’s parent is a reasonable ground to Contractor to withhold its consent.

28.2                           The Contractor shall not assign any right, benefit, obligation or otherwise pursuant to this Agreement to any party other than those lenders who have complied with Clause 16.1(a).

28.3                           A Co-venturer may assign its rights and obligations under this Agreement provided however that such Co-venturer first complies with its agreements with other Co-venturers relating to its interest in the Field.

29                                  ADDITIONAL FIELDS

29.1                           The Company or the Co-venturers may, prior to the Termination Date, propose to tie-in to the FPSO fields other than the Ettrick Field.  The Contractor will agree to any such tie-in, subject to approval of the insurers, the VB/CS and the Contractor’s financiers and subject to safety requirements and capacity and/or process constraints of the Contractor Facilities, but will be under no obligation to relocate the Contractor Facilities for this purpose.  Subject to the Parties agreeing a

Change Order pursuant to Clause 37, the Contractor shall provide any additional equipment required to facilitate such tie-ins and related Production and the Charter Hire shall be adjusted accordingly.

30                                  PATENT INDEMNIFICATION

30.1                           The Contractor shall defend at its own expense any suit or action brought against the Company based on a claim that the FPSO or any item of equipment or part thereof furnished hereunder by the Contractor constitutes an infringement of any patent, if the Contractor is notified promptly in writing by the Company for the defence of the same.  The Contractor shall pay all damages and costs awarded therein against the Company and in addition shall reimburse the Company for its reasonable costs, expenses and attorneys’ fees incurred in connection with such claim. In case the FPSO or any item of equipment or any part thereof is held in such suit to constitute infringement and its use enjoined, the Contractor shall at its own expense either procure for the Company the right to continue using the FPSO or said equipment, or replace the same with non-infringing components or equipment, or modify it so it becomes non-infringing.

30.2                           The Company shall defend at its own expense any suit or action brought against the Contractor based on a claim that any sub-sea equipment (including the flowlines and risers) supplied by the Company to facilitate the extraction of hydrocarbons from the Ettrick Field or any item of equipment or part thereof furnished hereunder by the Company constitutes an infringement of any patent, if the Company is notified promptly in writing by the Contractor for the defence of the same.  The Company shall pay all damages and costs awarded therein against the Contractor in addition shall reimburse the Contractor for its reasonable costs, expenses and attorneys’ fees incurred in connection with such claim. In case the sub-sea equipment, flowlines and risers or any other equipment or part thereof is held in such suit to constitute infringement and its use enjoined, the Company shall at its own expense either procure for the Contractor the right to continue using the equipment or part thereof or replace the same with non-infringing components or equipment, or modify it so it becomes non-infringing.

30.3                           Any discoveries, inventions, improvements, processes, designs, drawings, calculations, formulae, photographs or documents, whether patentable or not, made discovered or developed by the Contractor in the course of, or by reason of, the performance of the Contractor Services for the Company shall be the property and copyright of the Contractor and are to be considered to be confidential information of the Contractor (to which Clause 24 will apply).

31                                  NOTICES

31.1                           Any notices required to be served hereunder shall be served on the relevant Party at the address set out below:

Company:                                          NEXEN PETROLEUM U.K. LIMITED
Charter Place
Vine Street
Uxbridge
Middlesex UB8 1JG
England
Attn:                    Jeff Dickinson (Project Manager)
Fax No. +44 (0)1895 272 918

Contractor:                                 BLUEWATER ETTRICK PRODUCTION (UK) LIMITED
c/o Bluewater Services (UK) Limited
Bluewater House,
Badentoy Industrial Estate,
Portlethen,
Aberdeen AB12 4YD
Attention: General Manager
Fax:  +44 (0)1224 403 340

Notices sent by fax will be effective on the date of transmission, if sent and received on or before 4.00 p.m. UK time.  Notices sent by electronic mail shall be deemed to have been duly given or made at the time of successful transmission as shown on the transmission report from the machine from which the email was sent in its entirety and without alteration to its integrity to the email address of the recipient. Notices sent by hand will be effective on the date of receipt.  Notices sent by registered post will be effective five (5) days after mailing.

32                                  ABANDONMENT PROVISIONS

32.1                           Immediately after the Termination Date, the Contractor shall expeditiously decommission and demobilise the FPSO and the Mooring System in accordance with Legislative Requirements which shall include ensuring that the sea bed is free of all mooring equipment which could be considered as an obstruction to future fishing activities.

32.2                           Immediately after the Termination Date, the Company shall, if the Field is to be abandoned, abandon the Company Facilities in accordance with Legislative Requirements, which shall include plugging and abandoning of the wells.

32.3                           The Contractor shall redeliver the FPSO and the Mooring System safely afloat with all tanks cleaned at a port on the North East side of the UK (the “Redelivery Port”) and the Company shall indemnify the Contractor Group for any Claims directly or indirectly related to the demobilisation of the Mooring System or any part thereof from the Field.

32.4                           The costs of the activities referred to in Clause 32.1 shall be reimbursed by the Company on a [****] basis, as further detailed in Schedule F.

32.5                           After redelivery of the Mooring Legs or any part thereof as per Clause 32.3, the Contractor shall purchase from the Company and the Company shall sell to the Contractor the Mooring Legs or said parts against payment by the Contractor to the Company of [****].

33.                               liquidated damages for delay

33.1                           The Contractor agrees that liquidated damages of [****] shall be payable by Contractor for each and every day the Contractor delays achieving First Oil on or before 28 March 2008 (the “Scheduled First Oil Date”) (unless excused pursuant to the terms of this Agreement, or prevented by the acts or omissions of Company Group). Parties agree that a grace period of [****] applies prior to Company being entitled to claim payment of the liquidated damages. The Contractor’s overall aggregate liability under this Clause shall be limited to [****]. Subject to Clause 26.1(b), these liquidated damages shall be the Company’s sole remedy in case of delay.

33.2                           All amount of Liquidated Damages for which Contractor may become liable under this Clause are agreed between the Parties as a genuine pre-estimate of the loss which may be sustained by the Company in the event Contractor fails to satisfactorily accomplish First Oil by the date set forth in Clause 33.1.

34                                  GUARANTEES

34.1                           The Contractor acknowledges receipt of the parent company guarantee provided by the Company in the form of Schedule M and the Company acknowledges receipt of the parent company guarantee provided by the Contractor in the form of Schedule N.

35                                  dispute resolution

35.1                           Except as otherwise expressly provided in this Agreement, if a dispute difference or claim arises between the Parties concerning the interpretation, performance, or breach of this Agreement which the representatives of the Parties are unable to resolve (hereinafter referred to as the “Dispute”), the Parties will  use the following procedures to finally resolve the Dispute.

All requests, statements, referrals and recommendations under the Dispute resolution procedures shall be made in writing.

35.2                           Within seven (7) days after a specific request by a Party, each Party will appoint a representative from its senior management and negotiate with the other Party to promptly reach an equitable, mutually acceptable resolution of the Dispute. Each Party will delegate to its representative(s) the authority to resolve the Dispute on behalf of that Party. Within five (5) days after the good faith negotiations begin, the Parties’ representatives shall prepare a specific statement of the matters to be resolved.

Within thirty (30) days after the negotiations begin the Parties’ representatives will either (i) agree upon an equitable resolution of the Dispute or (ii) refer the Dispute for resolution through mediation. Each referral will specifically state the matters to be resolved by the mediator.

35.3                           Within ten (10) days after referral pursuant to Clause 35.2, the Parties will select a mutually acceptable, impartial, qualified mediator to recommend a resolution to the Dispute. To expedite this selection process, as soon as reasonably possible after the execution of this Agreement the Parties will prepare a list of not less than three potential mediators and will keep this list updated as necessary. In the event that the Parties cannot agree on the selection of a mediator, the Chairman of the Bar Council of England and Wales will select a mediator. Upon selection of a mediator, the Parties will begin mediation. The mediation will be conducted informally, impartially and reasonably with the co-operation of the Parties. Unless the Parties achieve a settlement during the mediation, the mediator will recommend a resolution of the Dispute to the Parties within thirty (30) days after the commencement of the mediation. Within fourteen (14) days after receiving the mediator’s recommendation, the Parties will either (i) agree upon an equitable resolution of the Dispute, or (ii) refer the Dispute for resolution according to Clause 36.1.

35.4                           Within ninety (90) days after the mediator’s recommendation if neither Party has instituted proceedings in respect of the Dispute in accordance with Clause 36.1, both Parties shall have irrevocably waived their rights to take any further action in respect of the Dispute.

36                                  governing law and jurisdiction

36.1                           This Agreement shall be governed by and construed in all respects in accordance with the laws of England and, subject to Clause 35 hereof, the Parties submit any Dispute to the exclusive jurisdiction of the English courts in London.

37                                  Contractor Facilities upgrade

37.1                           Any upgrades or modifications to the Contractor Facilities after First Oil (to the extent that such modifications are not necessary to ensure performance by Contractor of the Contractor Services under this Agreement) that are specifically requested by the Company, shall be subject to the Change Order Procedure as described in Schedule J. During any production shutdown and/or demobilisation of the FPSO required for or resulting from such upgrade or modification the Operating Costs and the Insurance Costs shall be payable, and the Standby Rate instead of the Charter Hire shall be payable.

38                                  MISCELLANEOUS

38.1                           This Agreement constitutes the entirety of this Agreement between the Parties relating to the operation of the Field and any prior correspondence, meeting notes, memoranda or other documentation prior to the date of this Agreement shall be disregarded in the interpretation of this Agreement.

38.2                           This Agreement shall not be deemed to be a Contract for the Carriage of Goods by Sea within the scope of the Carriage of Goods by Sea Acts 1924 and 1971.

38.3                           A person who is not a Party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms.

38.4                           Notwithstanding any other provision of this Agreement, the following conditions shall survive expiration or termination of this Agreement (together with any accrued payment obligations of the Parties and obligations relating to the redelivery and demobilisation of the FPSO and the Contractor’s Facilities):

Clauses 1, 2, 3, 5, 6, 7, 12, 13, 16, 17, 18, 19, 24, 25, 26 (to the extent it relates to obligations arising from termination), 27, 28, 29, 30, 31, 32, 35, 36, and 38.

IN WITNESS WHEREOF the Parties have caused this Agreement to be executed by their duly authorised signatories.

Nexen Petroleum U.K. Limited			Bluewater Ettrick Production (UK) Limited

By	:		By	:

Name	:	Philip Oldham	Name	:	Hugo J. Heerema
Title	:	Managing Director	Title	:	Attorney in fact

AGREEMENT FOR THE PROVISION AND OPERATION OF

A FLOATING, PRODUCTION, STORAGE AND OFFLOADING

VESSEL FOR THE ETTRICK FIELD

SCHEDULE A

DESCRIPTION OF THE ETTRICK FIELD

LOCATION OF THE FPSO

THE ETTRICK PRODUCTION PROFILE

SCHEDULE A

DESCRIPTION OF THE ETTRICK FIELD
LOCATION OF THE FPSO
THE ETTRICK PRODUCTION PROFILE

1.	INTRODUCTION	3

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1.                                     INTRODUCTION

The Ettrick field is located in the UK sector of the Central North Sea.  The Ettrick Field lies in the Outer Moray Firth and is approximately 120km NE of Aberdeen, 65km from Peterhead and 20km East of the Nexen operated Buzzard field.  The Ettrick Field unitised area straddles UKCS Blocks 20/2a and 20/3a in the South Halibut Basin (Ettrick Sub-Basin), which are covered by the P273 and P317 licenses that were awarded in the 5th and 6th rounds respectively.  The Ettrick Field is situated in 115m LAT of water.

The Ettrick Field was discovered in 1981 by the 20/2-1 well drilled by BNOC, which penetrated oil-bearing sandstone in the Upper Jurassic, Middle Volgian Ettrick Sands reservoir, and was tested at 4538 bopd.  The Ettrick Field was further appraised by seven wells from 1982 to 1985, four of which produced hydrocarbons to surface.  The last appraisal well was drilled in 1985 (20/2-7Z).  Nexen Petroleum U.K. Limited became operator in 2004 after the purchase of the UK assets of EnCana.  The Co-Ventureres comprise Nexen (79.73%), Bow Valley Petroleum (U.K.) Limited (12%) and Atlantic Petroleum UK Limited (8.27%).  Nexen Petroleum U.K. Limited is the designated operator and the programme coordinator of the Ettrick Field.

Estimated gross oil in place is 100MMbbls STOOIP.  The field contains an estimated 38MMboes of gross reserves to be developed over an estimated field life up to seven (7) years. The depth of the reservoir is approximately 10,500 ft TVDSS.

Development will be based on three producing wells and three water injectors tied back to a leased floating production storage offloading system (FPSO).  The Contractor, will operate and maintain the FPSO.  Oil will be offloaded to shuttle tankers and gas production will be exported via a pipeline to the local gas export infrastructure.

The FPSO shall be located in the Ettrick Field at approximately UTM (zone 30) 643052E, 6421684N.

Company provided data on field lay-out, reservoir fluid properties, production chemistry, production profile, soil data, and metocean data are included in the Functional Specification (Attachment D.1 to Schedule D).

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AGREEMENT FOR THE PROVISION AND OPERATION OF

A FLOATING, PRODUCTION, STORAGE AND OFFLOADING

VESSEL FOR THE ETTRICK FIELD

SCHEDULE B

HEALTH, SAFETY AND ENVIRONMENT

SCHEDULE B

HEALTH, SAFETY AND ENVIRONMENT

1.	SCOPE	3
2.	POLICY	3
3.	GENERAL OBLIGATIONS	3
4.	OBLIGATIONS DURING OPERATIONS	5

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1                                         SCOPE

1.1.                              It is the Contractor’s obligation to comply with all of its own, the Company’s, and the Legislative Requirements for health, safety and environment in accordance with the terms of the Agreement and particularly this Schedule B.

2                                         POLICY

2.1.                              The Contractor shall apply an integrated safety policy and safety management system (“SMS”) during the provision of the Contractor Services.  The Contractor shall ensure that all of its Sub-contractors comply with SMS.

2.2.                              The Contractor shall ensure compliance with SMS, the Company’s requirements and Legislative Requirements for each stage of the development lifecycle of Contractor Facilities from conceptual design through decommissioning and abandonment.  Furthermore, the design and operation of the Contractor Facilities shall ensure that risk to persons and environment is as low as reasonably practicable (“ALARP”).

3                                         GENERAL OBLIGATIONS

3.1.                              In accordance with the Offshore Installations and Pipeline Works (Management and Administration) Regulations 1995 (MAR), the Contractor shall be defined as the Duty Holder meaning, in relation to a fixed installation, the operator and the Contractor accepts the designation and obligations of Duty Holder.

3.2                                 The Contractor has the responsibility to take primary action and respond to any/all incidents on the Contractor Facilities by designating an incident as minor or major and notifying the Company (reference is made to the Onshore Emergency Response Procedure for FPSO’s Managed by Aberdeen Operations BWOA-Q-100-PR-7110 as amended from time to time).

3.3                                 The Contractor shall develop and maintain an offshore emergency response plan.

3.4                                 The Company shall be responsible for providing onshore emergency response organization and facilities and for maintaining and managing all third party emergency response services (both offshore and onshore).

3.5                                 The Contractor, in conjunction with the Company, shall prepare an onshore emergency response plan detailing the interfaces between the Contractor’s organization and the Company’s emergency response organization.

3.6                                 The Contractor shall have a duty manager available at all times. The Contractor shall mobilize its duty manager to the Company’s emergency response centre in case of any incident requiring emergency response.

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3.7                                 The Contractor shall prepare a health, safety and environment plan and schedule which clearly state the key milestones in the project, any project critical path activities and the Company’s involvement.  This plan shall be issued to the Company within thirty (30) days of the execution of the Agreement.

3.8                                 The Contractor shall prepare and submit the design safety case/design notification to the HSE. The Contractor shall submit the design safety case/design notification in a timely manner as prescribed by the safety case regulations. Where applicable, the Contractor shall process HSE issue notes in a manner acceptable to the HSE.

3.9                                 The Contractor shall prepare and submit the original and subsequent re-submissions of the operational safety case to the HSE. The Contractor shall submit the operational safety case and all subsequent re-submissions in a manner as prescribed by the safety case regulations. The Contractor shall be responsible for ensuring acceptance of the operational safety case submissions by the HSE.

3.10                           The Company may, at its discretion, participate in health, safety and environment related matters. The participation of the Company in said matters is to assist the Contractor in meeting its health, safety and environment obligations and objectives.

3.11                           The Company shall provide required documentation to the Contractor for its inclusion in regulatory submissions. The Company and the Contractor shall agree the scope, interfaces and responsibilities for the preparation and the incorporation of the Company provided documentation for regulatory submissions and assessments, which shall be incorporated into the Contractor’s permits, license, authorizations, notifications and consents, matrix (“PLANC Matrix”).

3.12                           The Company, in consultation with Contractor, shall identify those submissions to regulatory bodies including but not limited to HSE and DTI that need to be reviewed by Company prior to submission.  The Company reserves the right to comment upon any submissions defined in PLANC Matrix.

3.13                           Health, safety and environment objectives shall be of primary importance in the design of Contractor Facilities, where practicable. Designed safety levels shall be maintained in accordance with SMS.

3.14                           The Parties recognise that the quality of safety management is critical. Therefore, the Contractor shall operate and maintain the Contractor Facilities in a safe and cost effective manner.  Operations and maintenance personnel of Contractor Facilities shall be involved in the design and operation of Contractor Facilities. The Company and the Contractor shall, prior to the First Oil Date, agree a series of key perfomance indicators (“kpis”) to incentivise the Contractor’s operations and maintenance personnel to perform their work to the highest safety standards appropriate throughout the duration of the Primary Term and any Extension Term(s).

3.15                           The Contractor shall provide, within thirty (30) days of the execution of the Agreement, the operating and maintenance philosophy for the Contractor Facilities and the Company Facilities. Said philosophy shall include, but not be limited to, the

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basis from which operating and maintenance procedures are produced for the Contractor Facilities and the Company Facilities.

3.16                           Company shall be responsible for the application and obtaining of all license permits and consents in relation to Field operation and pipeline operatorship. Contractor shall assist Company, where relevant, in the preparation of all submissions for compliance with Legislative Requirements.

3.17                           The Contractor shall assist the Company in the preparation of an environmental impact assessment.

3.18                           The Contractor shall comply with its requirements, the Company requirements attached or referred to in the Agreement and Legislative Requirements for the protection of health.

4                                         OBLIGATIONS DURING OPERATIONS

4.1.                              During commissioning, operation, and maintenance, the Contractor shall, in accordance with the provisions of Clause 21, implement SMS at the Contractor Facilities and the Company Facilities. SMS shall include but not be limited to:

(a)                                 a staff recruitment, training and competency assurance programs for staff and contract personnel;

(b)                                a permit to work system;

(c)                                 regular safety meetings with work force involvement through safety representatives;

(d)                                adequate provision and use of personal protective equipment;

(e)                                 adequate procedures for controlling over-side working;

(f)                                   task safety analysis for routine and non-routine operations;

(g)                                emergency drills and exercises;

(h)                                adverse weather policies;

(i)                                    change control and management procedures and systems;

(j)                                    operating and safety manuals and procedures for Contractor Facilities and Company Facilities;

(k)                                 inspection and maintenance; of safety systems and equipment on board the FPSO.”

(l)                                    independent verification of safety critical elements;

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(m)                              identification of all Legislative Requirements to be complied with;

(n)                                system for the assurance of technical integrity of Contractor Facilities and subsea facilities;

(o)                                regular audits to ensure compliance;

(p)                                emergency response,

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AGREEMENT FOR THE PROVISION AND OPERATION OF

A FLOATING, PRODUCTION, STORAGE AND OFFLOADING

VESSEL FOR THE ETTRICK FIELD

SCHEDULE C

COMPANY SERVICES

AGREEMENT FOR THE PROVISION AND OPERATION OF A FLOATING, PRODUCTION, STORAGE AND OFFLOADING VESSEL FOR THE ETTRICK FIELD

SCHEDULE C - COMPANY SERVICES

SCHEDULE C

COMPANY SERVICES

1.	SCOPE COMPANY SERVICES	3

2

1.                                      SCOPE COMPANY SERVICES

As from the Effective Date up to the end of the Charter Period, the Company shall provide at no cost to the Contractor the following services (the “Company Services”);

1.1                                 The Company shall design, engineer, procure, certify and insure the subsea systems which include amongst others x-mas trees, manifolds, flowlines, jumpers, umbilicals, and the riser system and the associated subsea controls (the “Subsea Systems”)

1.2                                 The Company shall install and test the Subsea Systems prior to the Scheduled Arrival Date. The Company shall commission the Subsea System once the FPSO is hooked-up to the Contractor Mooring System.

1.3                                 The Company shall provide all repair, spare parts, replacement (if required), maintenance, operation and inspection activities associated with the Subsea Systems.

1.4                                 The Company shall perform geotechnical and geophysical investigations at the mooring point locations.  The Company shall make available to the Contractor the detailed results of the geotechnical and geophysical investigation at the mooring point locations no later than three (3) months after receipt of the Contractor information as per Section 2.3.3 of Schedule D.

1.5                                 The Company shall be responsible for the removal of any debris and wreckage in way of the mooring line corridors.

1.6                                 The Company shall free issue to the Contractor at a time and place to be mutually agreed, those elements of the control systems to be installed onboard the FPSO for the operation of the Subsea Systems. The Company shall be responsible for the commissioning of the said elements.

The Company’s responsibilities with regard to the control systems referred to in Section 2.5 of Schedule D are as follows:

A.                                   Company shall provide installation procedure(s) to Contractor for connecting the control systems installed onboard the FPSO to the disconnectable turret-buoy

B.                                     Company shall instruct Contractor with respect to all repair, replacement (if required), maintenance, operation and inspection activities associated with the control systems onboard the FPSO and their connections to the buoy.

C.                                     Company shall instruct Contractor in operation of the subsea control systems.

1.7                                 Company shall have the responsibility for managing the interface between the FPSO and the subsea control systems. The subsea control interface is included in the Functional Specification (Attachment D.1 to Schedule D).

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1.8                                 The Company shall be responsible for managing the interface of the flexible riser system and the Contractor Mooring System. The subsea riser interface is included in the Functional Specification (Attachment D.1 to Schedule D)~~.~~

1.9                                 The Company shall design, engineer, procure, install, and insure the subsea gas export system including riser system, pipeline, pipeline appurtenances and connection to the gas export pipeline (the “Subsea Gas Export System”).

1.10                           The Company shall install the Subsea Gas Export System prior to the Scheduled Arrival Date.

1.11                           The Company shall provide all repair, replacement (if required), maintenance, operation and inspection activities associated with the Subsea Gas Export System.

1.12                           The Company shall install in the Field the Contractor Mooring System and hook-up the Subsea System to the Contractor Mooring System prior to Scheduled Arrival Date.

1.13                           With respect to Sections 1.1, 1.2, 1.3, and 1.12 of this Schedule C.  The Company shall strictly adhere to any instructions of the Contractor issued in its capacity as Duty Holder or as otherwise set out in this Agreement and in accordance with the Legislative Requirements.

1.14                           The Company shall be the pipeline operator.

1.15                           The Company shall be fully responsible for reservoir management, flow assurance and the selection, compatibility and provision of production chemicals.

1.16                           Company shall provide helicopter services, medical evacuation services, guard vessel(s), stand-by vessel(s) and shuttle tankers (shuttle tankers shall be North Sea standard DP II shuttle tankers as per UKOOA Tandem Loading Guidelines).

1.17                           The Company shall provide emergency response services as set out in Schedule B.

1.18                           The Company shall provide the Contractor with copies of the Company SESR documents and provide the Contractor with updates of these documents whenever available.

1.19                           The Company shall make available for use by Contractor supply boat services, onshore supply base facilities, onshore warehousing, onshore craneage and stevedoring and handling of equipment, supplies and waste. This may be arranged by means of a Company logistics service contractor whereby the Contractor, acting for and on behalf of the Company, manages the logistics. The Company shall bear all cost of the Company logistics service contractor(s).

1.20                         The Company shall in case of introduction of in-field activities outwith the FPSO operation provide adequate measures to ensure the health and safety of personnel and the availability of the FPSO.

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1.21                           The Company shall provide a Company Operations Representative who shall be the Company designated person for all operational issues aboard the FPSO. The Company Operations Representative’s responsibilities shall include but not be limited to:

(a)                                  Liaising with onshore reservoir specialists to optimise well controls and to provide the Contractor with well choke settings, water injection rates, chemical selection details and chemical injection rates related to subsea and reservoir matters;

(b)                                 Resolution of operational disputes;

(c)                                  Monitoring of operations offshore in order to verify and plan well uptime and to ensure that said uptime is maximised without compromising technical integrity;

(d)                                 Monitoring the Contractor compliance with health, safety and environment requirements;

(e)                                  Monitoring well performance;

(f)                                    Monitoring and reviewing the collection and transfer of data to ensure the Company information requirements are met;

(g)                                 Providing additional information on the operation as required by the Company;

(h)                                 Monitoring corrosion management results and attending monitoring meetings;

(i)                                     Administration of services provided pursuant to Sections 1.14, 1.15, 1.16 and 1.17 of this Schedule C;

(j)                                     Participation in audits pursuant to Clause 13 of the terms of the Agreement.

1.22                           The Company shall be responsible and shall inform the Contractor of any inspection, certification, maintenance, replacement, modification or repair required in respect of the Company Facilities and which is not the responsibility of the Contractor under this Agreement.

1.23                         The Company shall provide to Contractor metocean data in accordance with the provisions of Schedule D. In the event that this data is not specific to the Ettrick Field the Company shall provide to the Contractor a formal statement from a recognised organization, acceptable to the Certifying Authority, that the metocean data provided is also applicable to and valid for the Ettrick Field. This statement shall be made available to the Contractor no later than sixty (60) days after the Effective Date.

1.24                           The Company shall share available information regarding forecast production profiles for the remaining years of Field life with the Contractor.

1.25                          The Company shall provide Company Services in accordance with the Legislative Requirements and standard North Sea practices.

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1.26                          The Company shall, in a timely manner, provide the Contractor with manuals required in connection with the Company Services.

1.27                          The Company shall be responsible for preparing and submitting to the DTI an application to abandon the Ettrick Field.  The Contractor shall, if required, provide all technical documents associated with removal of the FPSO and assist the Company in the preparation of its application to abandon the Ettrick Field.

1.28                          Such other services as the Company and the Contractor may from time to time agree.

The provision by the Company of the Company Services is further detailed in Schedule E (Responsibility and Interface Matrix).

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AGREEMENT FOR THE PROVISION AND OPERATION OF

A FLOATING, PRODUCTION, STORAGE AND OFFLOADING

VESSEL FOR THE ETTRICK FIELD

SCHEDULE D

CONTRACTOR SERVICES

SCHEDULE D

CONTRACTORS SERVICES

1	GENERAL	3

2	PROVISION OF THE FPSO	3

3	OPERATION OF THE CONTRACTOR FACILITIES AND SUBSEA FACILITIES	8

4	DE-COMMISSIONING	10

2

1                                         GENERAL

As from the Effective date up to the end of the Charter Period, Contractor shall provide the following services (the “Contractor Services”);

1.1                                Contractor Services shall consist of four main elements;

•                  the provision of the Contractor Facilities (including the FPSO)

•                  the operation and maintenance of the FPSO

•                  the operation and maintenance as per Company’s instructions of the Subsea Systems (as defined in Schedule C) via the subsea control systems aboard the FPSO

•                  the de-commissioning of the FPSO and Mooring System and, if requested by the Company, the Subsea Systems.

2	PROVISION OF THE FPSO

2.1	GENERAL

2.1.1	Based on the Functional Specification (Attachment D.1) the Contractor shall design, procure, engineer, construct an FPSO;

2.1.2	The Contractor shall install the FPSO on the Field;

2.1.3	Upon completion of the installation of the FPSO on the Field, the Contractor shall ensure the FPSO fulfils the requirements of this Schedule D, at all times during the term of this Agreement.

2.1.4

The export product specifications shall be as per the attached Functional Specification (Attachment D.1). Parties acknowledge and accept that the Contractor can not guarantee the BS&W content of the SCO passing the Delivery Points meets the maximum BS&W content of zero decimal point five zero percent (0.5%). The Contractor shall use reasonable endeavours to deliver at the Delivery Points SCO with a maximum BS&W content of zero decimal point five zero percent (0.5%) by means of the operation of the FPSO cargo handling and storage systems.

2.1.5

The overall FPSO systems from the Entry Point (top of Riser at Turret) up to the Delivery Points required for processing, storing and exporting the products offered by the Ettrick Field shall be designed, constructed, installed and operated to provide a target availability of at least ninety five percent (95%) (calculated over the Primary Term and excluding the Company approved planned downtime allowance of fourteen (14) days for each twelve (12) month period).

3

2.1.6

The produced water re-injection system will be designed, constructed, installed and operated to provide a target availability of at least ninety eight percent (98%) (calculated over the Primary Term and excluding a planned downtime allowance of fourteen (14) days for each twelve (12) month period).

2.2	FPSO - VESSEL

2.2.1

Reference is made to the Functional Specification in Attachment D.1. The FPSO shall include the hull and deck structure, oil storage system, offloading system, accommodation, utilities and other systems which are required for Production and operation on the Field.

2.2.2	The FPSO vessel shall be designed to remain on Ettrick Field for a minimum of 5 years to a maximum of ten (10) years from the Scheduled First Oil Date.

2.2.3	The FPSO will be provided with a heli-deck designed to accommodate an aircraft type EH101.

2.3	FPSO – TURRET MOORING SYSTEM

2.3.1	Reference is made to the Functional Specification in Attachment D.1; the FPSO turret mooring system shall include a suitable mooring system that complies with the Functional Specification.

2.3.2

The Contractor shall provide the Mooring System to the Company at the Company’s installation contractor mobilisation yard at a North Sea port for installation. During installation of the Mooring System by the Company, the Contractor will make available two (2) installation witnesses onboard the installation spread for a maximum period of nine (9) weeks.

2.3.3	The Contractor will advise the Company on the locations of the mooring points and the survey specification (including depth of CPT’s/boreholes) no later than six (6) weeks after Effective Date.

2.3.4	The Contractor shall perform the offshore connection and hook-up of the FPSO to the pre-installed Mooring System.

2.4	FPSO - TOPSIDES

2.4.1	Reference is made to the Functional Specification in Attachment D.1. The FPSO topsides shall be designed and provided in compliance with the Functional Specification.

2.4.2

The Contractor shall ensure the FPSO meets the specifications for CO2 emissions as defined in the Functional Specification in Attachment D.1. Throughout the Charter Period Company shall acquire CO2 allowances that are sufficient to cover normal operations of the FPSO without being subject to civil penalties under The Greenhouse

4

Gas Emissions Trading Scheme Regulations (SI2005/925).  The civil penalty set to come into force on January 1st 2008 is one hundred (100) Euro per tonne of CO2 discharged from the FPSO.

The civil penalty for exceeding allocated CO2 emissions in case Contractor’s equipment on board the FPSO does not meet the Functional Specification under normal operations, or, should the Contractor so require, Company’s documented actual costs to acquire additional allowances to cater for the emissions exceeding the allowances required for normal operations, whichever is the less, shall be for the Contractor’s account.

In the event normal operations can not be carried out on board the FPSO for reasons such as, but not limited to Field performance, fuel gas composition, modifications to the FPSO, etc., Company shall indemnify and hold harmless the Contractor Group from and against any such penalties which are the result of such operations. Parties agree that the start up period up to twelve (12) months from the First Oil Date shall not be considered normal operations.

2.4.3                       The wellstream fluids shall be separated into oil, water and gas. Crude oil shall be processed in accordance with the Functional Specification in Attachment D.1. SCO will be stored in the cargo tanks before being exported as described in the Functional Specification in Attachment D.1.

2.4.4                       The Contractor shall ensure the FPSO meets the specifications for discharge of produced water as defined in the Functional Specification in Attachment D.1. The penalty for oil in produced water discharged overboard is for the Contractor’s account and will be levied in accordance with the penalties set out in the Offshore Petroleum Facilities (Oil Pollution Prevention and Control) Regulations 2005 or any amendment thereto or replacement thereof. As at the Effective Date, the penalty is £280 per kilogram of dispersed oil in produced water discharged in excess of allowances. The charge will not be applicable in the case of discharge of marine slops as defined under MARPOL (e.g. after tank cleaning).

2.4.5                       The FPSO shall be capable of ensuring that all produced fluids collected at low pressure points such as storage tanks can be returned to the process separation train for treatment without contamination from surface water and other oxygenated liquids.

2.4.6                       A seawater injection system shall be provided as described in the Functional Specification in Attachment D.1.

2.4.7                       The topsides process plant shall have the capacity to process the Natural Gas from the Ettrick Field as described in the Functional Specification in Attachment D.1.

2.4.8                       The process plant shall have the capacity to provide gas for lift and fuel and shall be capable of exporting any excess gas as described in the Functional Specification in Attachment D.1.  The process plant shall be capable of flaring produced gas as described in the Functional Specification in Attachment D.1.

5

2.4.9	Gas from the separation train shall be capable of being used as Fuel Gas. During the operation of the FPSO, the Contractor shall, where practicable, use Fuel Gas in lieu of diesel and other fuels.

2.4.10	The FPSO shall be provided with a system which is capable of flaring gas as described in the Functional Specification in Attachment D.1.

2.4.11

Fiscal metering for oil and gas on board the FPSO shall be provided by the Contractor as per the Functional Specification (Attachment D.1). The fiscal metering systems on board the FPSO are subject to approval by the DTI and such approval is to be arranged by the Company and the Contractor shall assist the Company in facilitating such approvals.

2.5	SUBSEA INTERFACE AND CONTROL SYSTEM

2.5.1

Reference is made to the Functional Specification in Attachment D.1. The FPSO shall include a sub sea control system and the FPSO shall be connected to the flexible riser system free issued by the Company. Reference is made to Section 1.7 of Schedule C, Contractor’s responsibility with regard to the control system are as follows:

A.

The Contractor shall be responsible for connecting the control systems installed onboard the FPSO to the disconnectable turret-buoy, such connection(s) to be carried out in accordance with Company’s installation procedure(s).

B.

The Contractor shall provide under instructions of the Company all repair, replacement (if required), maintenance, operation and inspection activities associated with the control systems onboard the FPSO and their connections to the buoy.

	C.	The Contractor shall operate the subsea control systems in accordance with the Company’s instructions.

2.5.2	The Contractor shall operate the Ettrick subsea control system under the Company’s direction and in accordance with the Company’s operating procedures.

2.5.3

The Contractor shall perform the introduction of hydrocarbons and the initial start up of the Subsea Systems via the subsea control systems aboard the FPSO. The start-up of the Subsea Systems shall be under the Company’s direction and in accordance with the Company’s operating procedures.

2.6	CRUDE OIL EXPORT

2.6.1

As part of the FPSO, the Contractor shall provide all of the facilities on board the FPSO required for offloading SCO from the storage tanks via the Delivery Point to shuttle tankers as described in the Functional Specification in Attachment D.1.

6

2.6.2	The Contractor shall ensure that the FPSO and its offloading equipment are fully compatible with the North Sea standard DP II Shuttle Tankers as per UKOOA Tandem Loading Guidelines.

2.6.3

As per the Functional Specification the FPSO shall be capable of allowing shuttle tanker to connect in sea states up to 4.5 metres significant wave height and once connected, to continue loading in sea states up to 5.5 metres significant wave height.

2.6.4

As per Section 2.4.9 of this Schedule, the Contractor shall provide support in developing a description of the SCO metering system and measurement operations in sufficient detail to allow the Company to achieve DTI approval for measurement proposals for the Ettrick Field.

2.7	ACCEPTANCE METHODOLOGY

2.7.1

The Contractor shall adhere to the Regulatory Compliance Plan (Attachment D.2). Reference is made to Attachment D.3 listing certain documents from the Regulatory Compliance Plan that Contractor shall have to submit to Company prior to:

•	FPSO leaving the construction yard
•	FPSO entering the Ettrick Field
•	Introducing hydrocarbons from the Ettrick Field in to the FPSO

2.8	QUALITY ASSURANCE

2.8.1	The Contractor shall be responsible for the development, implementation and maintenance of a quality assurance system as detailed in Schedule K.

2.9	APPROVALS AND CERTIFICATION

2.9.1	Reference is made to the Regulatory Compliance Plan in Attachment D.2.

2.9.2

The Contractor shall obtain and maintain all related approvals, certificates and permits, necessary for the FPSO to operate at the Ettrick Field which can be obtained in the name of the Contractor. Company shall provide all reasonable assistance Contractor may require in connection herewith.

2.9.3	For the approvals, certificates and permits that Company has to obtain in its own name, Contractor shall provide reasonable assistance to Company in obtaining the approvals, certificates and permits.

2.9.4	Each Party shall provide the other Party with copies of all certificates of approvals necessary for the provision of the Contractor Services and/or the Company Services.

2.10	MANUALS

2.10.1

The Contractor shall compile, edit and prepare and have approved by regulatory bodies, all manuals as applicable, required for the operation of the FPSO. In as far as reasonably required, the Company shall assist the Contractor in having the manuals

7

approved.

2.10.2	The Company shall supply the Contractor with copies of all documentation relevant to the Company supplied equipment.

3	OPERATION OF THE CONTRACTOR FACILITIES AND SUBSEA FACILITIES

3.1	Throughout the Charter Period Contractor shall operate the FPSO on the Field and shall operate the subsea facilities as per the instructions of the Company.

3.2	The Company plans to monitor data from the wells in the Ettrick Field. This information may include subsea and process information.

3.2.1

During the course of operations the Company may, from time to time, request the Contractor to modify the set up of the data handling system. Appropriate instructions in this respect will be provided by the Company.

3.2.2

Routine production and well data shall be reported by the Contractor daily in a mutually agreed format. Data transfer by Contractor between the Contractor’s FPSO based data monitoring system and the Company offices on the FPSO shall be electronic.

3.2.3

In order to gather information on significant changes in well conditions, the Contractor’s monitoring system on the FPSO shall be capable of gathering bottom hole pressure and temperature at sampling periods ranging from four (4) seconds to nine hundred (900) seconds over forty eight (48) hours. Normally the data will be collected automatically, however the Company may request that the Contractor provides assistance in making the raw data available electronically at the Company’s offices aboard the FPSO as soon as possible after data collection and in an ASCII software format which is compatible with the Company’s other operational activities.

3.3	Operations conducted by the Contractor in the provision of the Contractor Services shall include but not be limited to:

(a) Operation of the FPSO including marine systems and utilities, accommodation, topsides processing and subsea facilities to achieve the target availability and processing throughput;

(b) Operation of the FPSO storage, ballasting and crude oil handling systems;

(c) Offloading operations and operation of mooring and offloading equipment on board the FPSO;

(d) Monitoring of and reporting on all fluids including produced water and injection water to ensure quality in line with the functional specifications;

(e) Crude oil inventory monitoring and reporting of Production, gas metering (including fuel, flared and lift gas), water metering (including produced and

8

injected water), fuels, chemicals as required by the Company and the Contractors own procedures;

(f)                                  Monitoring, sampling and reporting of all environmental emissions as required by all applicable environmental legislation, by the Company and the Contractors own procedures.

(f)                                    Support and maintenance of the crude oil allocation system, including when required as part of the reconciliation process manual readings of tank levels and manual sampling of crude oil streams.

(g)                                 Injection of chemicals as required by the Company;

(h)                                 Development of a strategic maintenance plan as applicable to Scope of Contractor and use of a maintenance management system to optimise plant usage and availability and to ensure that plant capacity matches production requirements. The Contractor shall ensure a sufficient inventory of operational spare parts is maintained and readily available for Contractor’s Scope. All inspection and repair shall be carried out to the satisfaction of the VB/CS and HSE;

(i)                                     Implementation of choke settings via the subsea control system aboard the FPSO to the Company’s instructions pursuant to Schedule C.

(j)                                     The Parties shall supply consumables, services and equipment in accordance with Schedule E.

(k)                                  Containerisation for transportation to shore for disposal of all wastes. The Company shall arrange for transport to shore and onshore disposal;

(l)                                     Provision of onshore support to the management of the offshore operation;

(m)                               Maintenance of the Company’s gas chromatograph equipment onboard the FPSO.  This includes the Contractor carrying out a daily visual inspection of said equipment, providing first line repair and maintenance of and supply of gas for calibration of said equipment and support required for other non first line repair and maintenance of said equipment;

(n)                                 Maintenance of the Company’s subsea control equipment pertaining to the Ettrick Field and located on the topside of the FPSO. This includes the Contractor carrying out a daily visual inspection of said equipment, providing first line repair and maintenance of said equipment and support required for other non first line repair and maintenance of said equipment (which shall include the Contractor refilling and cleaning up hydraulic fluid associated with such repair and maintenance). The Contractor shall also provide support with the administration of spares for such equipment.

9

3.4                                 All Inspection, Repair and Maintenance (IRM) is to be planned, conducted and reported in accordance with VB/CS and HSE requirements.  The Contractor’s planned maintenance routine shall include but not be limited to the underwater hull, Mooring System excluding Mooring Legs, topsides facilities and structures.  Safety and production uptime are not to be compromised by deficiencies in the planning and execution of IRM activities.

3.5                                 The Contractor shall be responsible for the maintenance and operation of:

(a)                                  The shuttle tanker mooring and offloading system aboard the FPSO including hawser, chafe chain, messenger line, buoyancy, etc.;

(b)                                 Any telemetry or similar system aboard the FPSO that may be necessary for communication between the FPSO and the shuttle tanker; and

(c)                                  FPSO located handling systems for hose and hawser systems.

3.6                                 The Contractor shall be responsible for the provision, maintenance and operation of a bunkering hose up to and including the end coupling.

4                                          DE-COMMISSIONING

4.1                                 Contractor shall commence de-commissioning upon receiving instruction from Company to do so.

4.2                                 Decommissioning cost shall be reimbursed as outlined in Schedule F and Schedule E.

4.3                                 The Contractor’s services regarding de-commissioning may include, but shall not be limited to:

(a)                                  Providing technical documents to support the Company in its preparation of the application to abandon the Field;

(b)                                 Obtaining approval for removal of all in field equipment;

(c)                                  Removing and disposing of all items of the FPSO and Mooring System and, if requested by the Company, the Subsea Systems which have been installed in the Ettrick Field as per instructions of the Company;

(d)                                 Providing demobilisation and de-commissioning personnel, equipment and services.

(e)                                  Leaving the Subsea Systems in a safe and environmentally acceptable condition and in any other state as per instructions by the Company.

4.5                                 If requested by the Company, the Contractor shall carry out a seabed video survey to inspect the Site on debris.

4.6                                 The Contractor shall plan and perform decommissioning with due regard to the need to co-ordinate and cooperate with the removal of items within the Company’s responsibility.

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Attachment D.1: Functional Specification Part 1, 2 and 3

•                  AM-G-100-SP-1069-001 rev B                                     Functional Specification Part I – General

•                  AM-G-100-SP-1069-002 rev B                                     Functional Specification Part II – Basis of Design

•                  AM-G-100-SP-1069-003 rev B                                     Functional Specification Part III – FPSO Description

Attachment D.2: Regulatory Compliance Plan

•                  Document to be provided by the Contractor and will be attached to the Agreement within 60 days from the Effective Date.

Attachment D.3: FPSO Acceptance Methodology

11

ATTACHMENT D.1: FUNCTIONAL SPECIFICATION PART 1, 2 AND 3

The applicable documents referenced in the Functional Specification are listed below:

FUNCTIONAL SPECIFICATION

	Document number	Rev	Document title
1	AM-G-100-SP-0169-001	B	Functional Specification Part I - General
2	AM-G-100-SP-0169-002	B	Functional Specification Part II - Basis of Design
3	AM-G-100-SP-0169-003	B	Functional Specification Part III - FPSO Description

COMPANY PROVIDED DATA

	Document number	Rev	Document title
4	RPS Energy EOG 0526-R-01-01 Dated 03 October 2005	01	Ettrick Field Development UKCS Blocks 13/30, 14/26, 14/27, 20/1, 20/2, 20/6 Geotechnical Desk Study
5	Fugro report no. 65-8713.7 Dated 03 February 2006	0	Pipeline Route Survey UKCS Block 20, proposed location Ettrick FPSO to SAGE tie-in, Volume 1 Geophysical Survey Report
6	PhysE C-14-02-R040-2F Dated 17 March 2003	2	Buzzard Field Metocean Criteria for Design
7	RBP.001 / P317/P273-102-1 Dated September 2001	—	Review of well sampling and reported analysis
8	RBP.002 / P317/P273-102-1 Dated November 2001	—	Addional sampling analysis and fluid studies
9	REN.003 / 11688 OP Dated 28 June 2004	—	Waxing tendency of Ettrick E crude

FPSO

	Document number	Rev	Document title
10	AM-G-100-LG-0164-001	A	List of Rules, Regulations, Codes and Standards
11	AM02-A-100-DG-0100-001	A	General Arrangement
12	AM02-A-100-DG-0101-001	B	Capacity Plan
13	AM02-E-405-DD-1500-001	B	Key One Line Diagram
14	AM02-J-700-DD-1500-001	B	Overall control Block Diagram
15	AM02-A-100-SH-0118-001	A	Data Sheet Ship Motions and Accelerations
16	AM02-Z-500-PH-0150-001	A	Subsea wells start-up & shutdown philosophy

TOPSIDES

	Document number	Rev	Document title
17	AM02-G-100-RP-7900-001	C2	Materials selection report
18	AM02-B-505-DF-8000-001	1B	PFD - Crude Oil System – HP Section
19	AM02-B-505-DF-8001-001	1B	PFD - Crude Oil System – LP Section
20	AM02-B-510-DF-8002-001	1B	PFD - Produced Water Treatment System
21	AM02-B-515-DF-8003-001	1B	PFD - HP / LP Flare System
22	AM02-B-525-DF-8004-001	1B	PFD - LP Gas Compression System
23	AM02-B-525-DF-8005-001	1B	PFD - HP Gas Compression System
24	AM02-B-525-DP-8012-001	1B	PFD - MP and HP Gas Compression
25	AM02-B-535-DF-8006-001	1B	PFD - Water Injection System
26	AM02-B-540-DF-8007-001	1B	PFD - Methanol Injection System
27	AM02-B-550-DF-8008-001	1B	PFD - Fuel Gas System
28	AM02-B-220-DF-8010-001	1B	PFD - VOC Recovery System
29	AM02-B-530-DF-8009-001	1B	PFD - Closed Drain System
30	AM02-B-540-DF-8011-001	1B	PFD - Chemical Injection Down hole / Wellhead / Flow line
31	AM02-B-540-DF-8011-002	1B	PFD - Chemical Injection Production / Water Injection

TURRET MOORING SYSTEM

	Document number	Rev	Document title
32	AM-E-410-DD-5000-001	B	Block Diagram Turntable Electrical / Instrumentation
33	AM-G-A40-DG-5165-001	B	Interface drawing Buoy Mooring and Riser Layout

ATTACHMENT D.2: REGULATORY COMPLIANCE PLAN

DOCUMENT TO BE PROVIDED BY THE CONTRACTOR AND WILL BE ATTACHED TO THE AGREEMENT WITHIN 60 DAYS FROM THE EFFECTIVE DATE.

ATTACHMENT D.3

FPSO ACCEPTANCE METHODOLOGY

Ettrick FPSO Acceptance Methodology – Attachment D.3

BW Item No.	Description	Regs	Nexen NAPC No.	Comments

		To Be In Place Prior To Sailaway From Shipyard To Europe:
0601 / 13	Interim Certificate of Class
0603	Flag Registry		118
0621	Document of Compliance (SINA)
0605	Load Line Certificate		161
0602	Safe Manning Document		174

		To Be In Place Prior To FPSO Entering Field And Commencing hook-up To Mooring System (Also Prior To Entry To UK Waters):
0804	Written Scheme For PFEER	SI 1995/743	—	Not an NAPC-type activity
	Verification Scheme For Operations	SI 2005/3117
0817	FPSO Ops Safety Case Approval		48
0701	Notification of Arrival of Installation		8
0807	Helideck design / construction approval		55
—	Permit to Work System	SI 1995/738	—	Not an NAPC-type activity
—	Garbage Management Plan	SI 1998/1377	—	Not an NAPC-type activity
—	Aids To Navigation Monitoring & Maintenance Scheme (checklist)	ON 2002/14	—	Not an NAPC-type activity
	Bluewater Pressure Equipment Directive - Declaration of Conformity for the Overall Installation

	To Be In Place Prior To Introducing Hydrocarbons Into The FPSO:
0801	Statement of Verification and Report
—	Approval of Oil Pollution Emergency Plan		173
—	Consult Involved Parties Concerning Offshore Emergency Plan		217
—	Arrangements For Emergencies	SI 1995/743	—	Not an NAPC-type activity
10.04	Consent To Discharge or Use Chemicals		208

Notes:

BW Item No = Item number from Bluewater document number: AMO2-G-100-PC-0167-001 / Rev A;

An NAPC (notifications, authorisations, permits and consent) type activity is a legislatively required permit and consent interface with an authority.

AGREEMENT FOR THE PROVISION AND OPERATION OF

A FLOATING, PRODUCTION, STORAGE AND OFFLOADING

VESSEL FOR THE ETTRICK FIELD

SCHEDULE E

INTERFACE AND RESPONSIBILITY MATRIX

AGREEMENT FOR THE PROVISION AND OPERATION OF A FLOATING, PRODUCTION, STORAGE AND OFFLOADING VESSEL FOR THE ETTRICK FIELD

SCHEDULE E – INTERFACE AND RESPONSIBILITY MATRIX

Schedule E

Matrix of Responsibilities – Equipment

		Supplied/Undertaken By		At Expense Of
	Item	Contractor	Company	Contractor	Company
1	Design and Procure
1.1	Subsea wells including trees		X		X
1.2	Subsea manifolds, seabed flowlines & umbilicals		X		X
1.3	Riser system, including but not limited to bend stiffeners and pull-in head		X		X
1.4	Gas export pipeline and tie-in		X		X
1.5	Company subsea control system (note 1)		X		X
1.6	Contractor connections to subsea control system (note 1) on FPSO	X		X
1.7	Manage subsea contractor		X		X
1.8	FPSO, including shuttle tanker hawser and hose	X		X
1.9	Mooring System (excluding Mooring Legs)	X		X
1.10	Mooring Legs	X			X
1.11	Seabed surveys, soil surveys and metocean data		X		X

2	Mobilisation required for First Oil
2.1	Subsea wells including trees		X		X
2.2	Subsea manifolds, seabed flowlines & umbilicals		X		X
2.3	Riser system, including but not limited to bend stiffeners and pull-in head		X		X
2.4	Gas export pipeline and tie-in		X		X
2.5	Company subsea control system (note 1)		X		X
2.6	Contractor connections to subsea control system (note 1) on FPSO	X		X
2.7	Installation Contractor and Installation Spread, excluding that specifically required to support the connection of the turret buoy to the FPSO		X		X
2.8	FPSO, including shuttle tanker hawser and hose, to site, and any marine spread required to support the operation of the connection of the turret buoy to the FPSO	X		X
2.9	Mooring System (except Mooring Legs); from supplier to installation contractor’s mobilisation harbour. (location TBA by Company)	X		X
2.10	Mooring Legs (including anchor piles); from supplier to installation contractor’s mobilisation harbour. (location TBA by Company)	X			X
2.11	Mooring System (including Mooring Legs); from mobilisation harbour to Site		X		X
2.12	Guard vessel(s)		X		X

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3	Installation
3.1	Subsea wells including trees		X		X
3.2	Subsea manifolds, seabed flowlines & umbilicals		X		X
3.3	Riser system, from seabed flange up to and including pull-in head		X		X
3.4	Gas export pipeline and tie-in		X		X
3.5	Company subsea control system (note 1)		X		X
3.6	Contractor connections to subsea control system (note 1) on FPSO	X		X
3.7	Tie-in subsea flow-lines, umbilicals and risers to FPSO turret mooring buoy		X		X
3.8	Installation Contractor and Installation Spread		X		X
3.9	FPSO, including shuttle tanker hawser and hose	X		X
3.10	Mooring System (including Mooring Legs) (note 2)		X		X
3.11	Guard vessel(s)		X		X

4	One Year Operational Spares
4.1	Subsea wells including trees		X		X
4.2	Subsea manifolds, seabed flowlines & umbilicals		X		X
4.3	Riser system, including but not limited to bend stiffeners and pull-in head		X		X
4.4	Gas export pipeline and tie-in		X		X
4.5	Company subsea control system (note 1)		X		X
4.6	Contractor connections to subsea control system (note 1) on FPSO	X		X
4.7	FPSO, including shuttle tanker hawser and hose	X		X
4.8	Mooring System excluding Mooring Legs	X		X
4.9	Mooring Legs	X			X

NOTES

General

All items marked as Contractor expense throughout the Schedules of Responsibilities are deemed to be included in the rates and prices in Schedule F. Please note that all items related to operations are marked as at Company expense due to the reimbursable nature of the operations services.

(1)	For limits of Company and Contractor scope, refer to Schedules C and D.
(2)	Company is responsible for contracting and managing subsea contractor; Contractor will advise and witness only; Contractor will supply installation procedures.

3

Matrix of Responsibilities - Consumables

		Supplied/Undertaken By		At Expense Of
	Item	Contractor	Company	Contractor	Company
1	Installation Comsumables
1.1	Subsea wells including trees		X		X
1.2	Subsea manifolds, seabed flowlines & umbilicals		X		X
1.3	Riser system, including but not limited to bend stiffeners and pull-in head		X		X
1.4	Gas export pipeline and tie-in		X		X
1.5	Company subsea control system (note 1)		X		X
1.6	Contractor connections to subsea control system (note 1) on FPSO	X		X
1.7	Subsea control system control fluids (note 3)		X		X
1.8	FPSO fuel oil and fresh water prior to arrival at the Ettrick Field	X		X
1.9	FPSO fuel oil, fuel gas, flare pilot gas and fresh water		X		X
1.10	FPSO all other gases and oils such as lube	X		X
1.11	FPSO including accommodation	X		X
1.13	Mooring System excluding Mooring Legs (note 5)	X		X
1.14	Mooring Legs (note 5)	X			X
1.15	Installation Contractor and Installation Spread		X		X
1.16	Guard Vessel		X		X

2	Commissioning Consumables
2.1	Subsea wells including trees		X		X
2.2	Subsea manifolds, seabed flowlines & umbilicals		X		X
2.3	Riser system, including but not limited to bend stiffeners and pull-in head		X		X
2.4	Gas export pipeline and tie-in		X		X
2.5	Company subsea control system (note 1)		X		X
2.6	Contractor connections to subsea control system (note 1) on FPSO	X		X
2.7	Subsea control system control fluids (note 3)		X		X
2.8	FPSO fuel oil, fuel gas, flare pilot gas and fresh water		X		X
2.9	FPSO all other gases and oils such as lube	X		X
2.10	FPSO laboratory items and chemicals		X		X
2.11	FPSO production chemicals (note 2)		X		X
2.12	FPSO all other chemicals	X		X
2.13	FPSO including accommodation	X		X

4

3	Operations – Consumables
3.1	Subsea wells including trees		X		X
3.2	Subsea manifolds, seabed flowlines & umbilicals		X		X
3.3	Riser system, including but not limited to bend stiffeners and pull-in head		X		X
3.4	Gas export pipeline and tie-in		X		X
3.5	Company subsea control system (note 1)		X		X
3.6	Contractor connections to subsea control system (note 1)	X			X
3.7	Subsea control system control fluids		X		X
3.8	FPSO fuel oil, fuel gas, flare pilot gas and fresh water		X		X
3.9	FPSO all other gases and oils such as lube	X			X
3.10	FPSO laboratory items and chemicals		X		X
3.11	FPSO production chemicals (note 2)		X		X
3.12	FPSO all other chemicals	X			X
3.13	FPSO including accommodation	X			X

4	De-commissioning – Consumables
4.1	Subsea wells including trees		X		X
4.2	Subsea manifolds, seabed flowlines & umbilicals		X		X
4.3	Riser system, including but not limited to bend stiffeners and pull-in head		X		X
4.4	Gas export pipeline and tie-in		X		X
4.5	Company subsea control system (note 1)		X		X
4.6	Contractor connections to subsea control system (note 1)	X			X
4.7

FPSO all items (including cleaning materials and removal and disposal of all wastes, corrosion and scaling products arising from hydrocarbon processing on the FPSO) required under regulatory requirements.

		X			X
4.8	FPSO fuel oil and fresh water up to the arrival of the FPSO at Redelivery Port.	X			X
4.9	FPSO fuel and fresh water after arrival at the Redelivery Port.	X		X
4.10	Mooring System (excluding Mooring Legs)	X			X
4.11	Mooring Legs		X		X
4.12	Debris from seabed		X		X

NOTES

General	All items are marked as Company expense due to the reimbursable nature of the operations services.
(1)	For limits of Company and Contractor scope, refer to Schedules C and D
(2)	Production chemicals will be supplied by Company by use in the Subsea System as instructed by and under the aegis of the Company Operations Representative.
(3)	Under instruction of on-board Company Representative.
(4)	Production chemicals are listed in the Functional Specification (as attached to Schedule D) and to be used at instruction by and under responsibility of Company Operations Representative.
(5)	Company is responsible for contracting and managing subsea contractor; Contractor will advise and witness only; Contractor will supply installation procedures.

5

Matrix of Responsibilities – Operations

		Supplied/Undertaken By		At Expense Of
	Item	Contractor	Company	Contractor	Company

1	Operations
1.1	Subsea wells including trees (note 3)	X			X
1.2	Subsea manifolds, seabed flowlines & umbilicals (note 3)	X			X
1.3	Riser system, including but not limited to bend stiffeners and pull-in head (note 3)	X			X
1.4	Gas export pipeline and tie-in (note 3)	X			X
1.5	Company subsea control system (note 1+3)	X			X
1.6	Contractor connections to subsea control system (note 1) on FPSO	X			X
1.7	FPSO, including shuttle tanker hawser and hose	X			X
1.8	DP shuttle tanker as per UKOOA Tandem Loading Guidelines (note 2)		X		X
1.9	Mooring System (Including Mooring Legs)	X			X

2	De-commissioning
2.1	Subsea wells including trees		X		X
2.2	Subsea manifolds, seabed flowlines & umbilicals		X		X
2.3	Riser system, including but not limited to bend stiffeners and pull-in head		X		X
2.4	Gas export pipeline and tie-in		X		X
2.5	Company subsea control system (note 1)		X		X
2.6	Contractor connections to subsea control system (note 1) on FPSO	X			X
2.7	FPSO, including shuttle tanker hawser and hose	X			X
2.8	Mooring System (including Mooring Legs)		X		X
2.9	Debris from seabed		X		X

NOTES

(1).	For limits of Company and Contractor scope, refer to Schedules C and D.
(2).	Including trial offloading and acceptance procedure.
(3).	Under instruction of on-board Company Representative.

6

Matrix of Responsibilities – Services

		Supplied/Undertaken By		At Expense Of
	Item	Contractor	Company	Contractor	Company
1	Operations – Services
1.1	Certification VB/CS	X			X
1.2	Insurance – FPSO	X			X
	• Mooring System (excluding Mooring Legs)	X			X
	• Mooring Legs		X		X
	• Subsea wells including trees		X		X
	• Subsea manifolds, templates, flowlines & umbilicals		X		X
• -Subsea controls system
1.3	Weather forecasting	X			X
1.4	Navigation, positioning, markers and beacons	X			X
1.5	Communications to/from plus equipment
	• FPSO to/from Contractor	X			X
	• FPSO to/from Company	X			X
1.6	Regular survey for:
	• Mooring System (excluding Mooring Legs)	X			X
	• Mooring Legs		X		X
	• wells & subsea equipment		X		X
1.7	Metocean - design data	X			X
	- weather reports	X			X
1.8	Accommodation for Company personnel	X			X
1.9	Reservoir Management and Flow Assurance		X		X

2	Operations – Services
2.1	Safety
	• first aid	X			X
	• emergency response services		X		X
	• standby vessel		X		X
	• emergency control room (offshore) – Contractor	X			X
	• emergency control room (onshore) – Company		X		X

2.2	Transport including associated handling
Personnel
	• Contractor’s - home to & from Aberdeen	X			X
	• Contractor’s - Aberdeen to and from Field		X		X
	• Company’s		X		X

7

		Supplied/Undertaken By		At Expense Of
	Item	Contractor	Company	Contractor	Company
2.3	Transport including associated handling of minor equipment, supplies, wastes, etc
	• Contractor’s source to supply base	X			X
	• Supply Base to and from Field		X		X
	• Company’s		X		X
2.4	Handling of Equipment and Supplies
	• Offshore on FPSO	X			X
	• Offshore in transit		X		X
	• Onshore - Contractor’s items		X		X
	• Onshore – Company’s items		X		X
2.5	Handling of Waste
	• Offshore to Shore		X		X
	• Onshore - Contractor’s items		X		X
	• Onshore – Company’s items		X		X
2.6	Spare parts, inspection, maintenance and repair
	• Subsea wells including trees		X		X
	• Subsea manifolds, flowlines & umbilicals		X		X
	• Riser system, including but not limited to bend stiffeners and pull-in head		X		X
	• Gas export pipeline and tie-in		X		X
	• Company subsea control system (note 1)		X		X
	• Contractor connections to subsea control system (note 1) on FPSO	X			X
	• FPSO - Contractor’s items	X			X
	• FPSO - Company’s items		X		X
	• Mooring System	X			X
2.7	Office facilities
	• Contractor personnel	X			X
	• Company personnel offshore	X			X
	• VB/CS/HSE/DTI/other regulatory bodies	X			X
2.8	Support vessels (note 3)		X		X
2.9	Accommodation, catering and welfare	X			X
2.10	DP Shuttle tankers as per UKOOA Tandem Loading Guidelines (note 2)		X		X

8

		Supplied/Undertaken By		At Expense Of
	Item	Contractor	Company	Contractor	Company
3	De-commissioning – Services
3.1	Safety
	• first aid	X			X
	• emergency services		X		X
	• standby vessel		X		X
	• emergency control room - Contractor	X			X
	• emergency control room - Company		X		X
3.2	Transport including associated handling
Personnel
	• Contractor’s - home to & from Aberdeen	X			X
	• Contractor’s - Aberdeen to and from Field		X		X
	• Company’s		X		X
Minor equipment, supplies, wastes, etc.
	• Contractor’s - Source to Aberdeen	X			X
	• Aberdeen to and from Field		X		X
	• Company’s		X		X
3.3	Handling of equipment and supplies
	• offshore		X		X
	• onshore - Contractor’s items	X			X
	• onshore – Company’s items		X		X
3.4	Handling of waste
	• offshore to shore		X		X
	• onshore – Contractor’s items		X		X
	• onshore – Company’s items		X		X
3.5	Recovery and abandonment
	• subsea wells including trees		X		X
	• subsea manifolds, flowlines & umbilicals		X		X
	• riser system, including but not limited to bend stiffeners and pull-in head		X		X
	• gas export pipeline and tie-in		X		X
	• Company subsea control system (note 1)		X		X
	• Contractor connections to subsea control system (note 1)	X			X
	• FPSO – Contractor’s items	X			X
	• FPSO – Company’s items		X		X
	• Mooring System including Mooring Legs	X			X
3.6	Office facilities including secretarial support
	• Contractor personnel	X			X
	• Company personnel	X			X
	• VB/CS/HSE/DTI/other regulatory bodies	X			X
3.7	Support vessels	X			X
3.8	Accommodation, catering and welfare	X			X

NOTES

General	All items are marked as Company expense due to the reimbursable nature of the operations services.
(1)	For limits of Company and Contractor scope, refer to Schedule D, Attachment D1.
(2)	Shuttle tanker acceptance procedures and acceptance inspections shall be carried out as per UKOOA Tandem Loading Guidelines by Contractor on behalf of Company at cost of Company.
(3)	Including field support vessels during close proximity operations, such as but not limited to, tug to support a shuttle tanker when offloading while there is a drilling rig in the field.

9

AGREEMENT FOR THE PROVISION AND OPERATION OF
A FLOATING, PRODUCTION, STORAGE AND OFFLOADING
VESSEL FOR THE ETTRICK FIELD

SCHEDULE F

PAYMENT OBLIGATIONS

AGREEMENT FOR THE PROVISION AND OPERATION OF A FLOATING, PRODUCTION, STORAGE AND OFFLOADING VESSEL FOR THE ETTRICK FIELD

SCHEDULE F - PAYMENT OBLIGATIONS

SCHEDULE F

1.	PAYMENT OBLIGATIONS	3
2.	CHARTER HIRE	3
3.	PRODUCTION TARIFF	3
4.	FORCE MAJEURE RATE	4
5.	PERMITTED DELAY DAY RATE	4
6.	STAND-BY RATE	4
7.	[****]	5
8.	PAYMENT MOORING LEGS	5
9.	TERMINATION PAYMENTS	6
10.	OPERATIONS COST PAYMENTS	7
11.	ADDITIONAL COSTS	7
12.	DE-COMMISSIONING PAYMENTS	7

2

1.                                      PAYMENT OBLIGATIONS

1.1                                In consideration of the fulfilment by the Contractor of its obligations and its compliance with the terms of this Agreement, the Company shall pay the Contractor in accordance with this Schedule F.

2.                                      CHARTER HIRE

2.1                                Subject always to Sections 4, 6, and/or 7 of this Schedule F (in which event a rate different from the Charter Hire shall be due to the Contractor), for each day on and after the First Oil Date until the Termination Date, the Company shall pay to the Contractor the applicable Charter Hire (the “Charter Hire”) as per Table 2.1 below.

Table 2.1: Charter Hire

Period		Charter Hire
2.2	Primary Term	2.3	US$	112,500 per day
2.4	1st Extension Term	2.5	[****]
2.6	2nd Extension Term	2.7	[****]

3.           PRODUCTION TARIFF

3.1                                During the Primary Term

3.1.1            For each Charter Hire Payment Period during the Primary Term, the Company shall pay to the Contractor an amount equal to [****] (the “Production Tariff”) multiplied by the Actual Production in the relevant Charter Hire Payment Period.

3.1.2            The minimum guaranteed total number of produced Barrels of SCO for which the Production Tariff shall be payable during the Primary Term is twenty seven million (27,000,000) Barrels (the “Minimum Guaranteed Production”).

3.1.3            If at the end of the Primary Term the Actual Production during the Primary Term for which the Production Tariff has been paid is less than the Minimum Guaranteed Production, Company will pay Contractor the shortfall between the Actual Production and the Minimum Guaranteed Production for the Primary Term, multiplied by the Production Tariff and multiplied by a deferred income factor of [****].

3.2                                During Extension Term

3.2.1            For each day during each Charter Hire Payment Period within the Extension

3

Term, the Company shall pay to the Contractor an amount equal to the Production Tariff multiplied by the Actual Production of that day.

3.2.2            The minimum guaranteed number of produced Barrels of SCO per day for which the Production Tariff is payable within the Extension Term shall be [****] Barrels per day (the “Daily Minimum Guaranteed Production”).

3.2.3            If within the Extension Term the Actual Production of a day is less than the Daily Minimum Guaranteed Production Company shall pay to Contractor for that day an amount equal to the Production Tariff multiplied by the Daily Minimum Guaranteed Production.

4.                                      FORCE MAJEURE RATE

4.1                                For each day or part thereof, after the First Oil Date until the Termination Date or the last day of Production, whichever is the latest, during which the Contractor Facilities are prevented from operating as a result of Force Majeure, the Company shall pay to the Contractor [****] per day (the “Force Majeure Rate”) or pro rata part thereof. For clarity, the Parties agree that during the period that the Force Majeure Rate applies, the Operating Costs and the Insurance Costs remain payable by the Company.

5.                                      PERMITTED DELAY DAY RATE

5.1                                For each day or part thereof after the Scheduled First Oil Date, during which the Contractor Facilities are prevented from First Oil as a result of a Permitted Delay (not being the result of a Change Order), the Company shall pay to the Contractor [****] per day (the “Permitted Delay Day Rate”) or pro rata part thereof. Parties agree that during the period that the Permitted Delay Day Rate is payable as per this Section 5.1, the Operating Costs and the Insurance Costs shall be payable by the Company.

5.2                                If as a result of a Change Order Request initiated prior to First Oil, the Parties agree that the Change Order shall result into First Oil being later than the Scheduled First Oil Date, Company shall compensate the Contractor as part of that Change Order an amount equal to the agreed days of delay multiplied by the Permitted Delay Day Rate.

6.                                      STAND-BY RATE

6.1                                For each day or part thereof after First Oil during which the Contractor Facilities are prevented from producing as a result of;

4

6.1.1                       an act or omission of any member of the Company Group; or

6.1.2                       any failure of Company Facilities; or

6.1.3                       a Change Order; or

6.1.4                       technical disputes to the extent that the Classification Society holds the Contractor not liable therefor; or

6.1.5                       any failure of the Field, wells or wellheads, or

6.1.6                       an upgrade or modification as per Clause 37 of this Agreement, the Company shall pay to the Contractor [****] per day (the “Standby Rate”) or pro rata part thereof. For clarity, Parties agree that during the period that the Standby Rate applies, the Operating Costs and the Insurance Costs shall remain payable by the Company.

7.           [****]

7.1                                For each day or part thereof during which the FPSO is prevented from Producing as a result of:

i)                      a material breach of Contractor of its obligations as per Clause 26.2 of the Agreement, or

ii)                   the FPSO being demobilised from the Field solely for unscheduled repairs of the FPSO to an onshore location for reasons other than when the Force Majeure Rate or the Standby Rate applies, the Company shall pay to the Contractor [****]  per day (the [****]) or pro rata part thereof. For clarity, Parties agree that during the period that the [****] is payable, the Operating Costs and the Insurance Costs shall remain payable by the Company for up to a maximum period of sixty (60) consecutive days per event causing such prevention of Production. Thereafter, these costs shall be for the account of the Contractor until such time as the Company either terminates this Agreement under Clause 26.2 or the FPSO returns to the Field and re-commences Production.

8.           PAYMENT MOORING LEGS

8.1                                The Contractor shall invoice the Company all costs in respect of the procurement, and delivery of the Mooring Legs to the mobilisation port as nominated by the Company. The Company shall reimburse the Contractor on a [****] basis. The Company shall pay Contractor within thirty (30) days of receipt of each invoice.

5

9.           TERMINATION PAYMENTS

9.1                                Termination during Primary Term

9.1.1                       If, as permitted under the terms of the Quiet Enjoyment Agreement, the Company terminates the Agreement by notice received by the Contractor prior to the end of the Primary Term other than for those reasons set out in Clause 26.1, 26.2, 26.3 or 26.4 (in which events — subject to Clause 12.11 - no termination fees or Production Tariff shall be due to the Contractor), the Company shall pay to the Contractor as a lump sum; i) the relevant termination fee as per Table 9.1 below plus ii) an amount equal to any shortfall between the Actual Production during the period from First Oil up to the Termination Date and the Minimum Guaranteed Production multiplied by the Production Tariff.

9.1.2                       Subject to the Termination Date being a day within a year as set out in Table 9.1, the termination fee shall be;

Table 9.1: Termination Fees

Year	Termination Date being in the year starting from	Termination Fee
1	First Oil Date	[****]
2	First anniversary of First Oil Date	[****]
3	Second anniversary of First Oil Date	[****]
4	Third anniversary of First Oil Date	[****]
5	Fourth anniversary of First Oil Date	[****]

If the Company terminates this Agreement pursuant to Clause 26.9, the Force Majeure Rate paid by the Company to the Contractor as a result of the Force Majeure event giving rise to the termination shall be deducted from the Termination Fee. For the purpose of determining the Termination Fee, the Termination Date shall be deemed to be the commencement date of the Force Majeure event giving rise to the termination.

9.1.3                       In addition to the payments under Section 9.1.1 and 9.1.2 of this Schedule F, the Company shall reimburse the Contractor the Operating Cost associated with termination prior to the end of the Primary Term as described in Schedule G (for example but not limited to FPSO lay-up costs, cost of early termination of employee contracts and supplier agreements) and the Insurance Costs.

9.2                                Termination after Primary Term

9.2.1                       If, as permitted under the terms of the Quiet Enjoyment Agreement, the Company terminates the Agreement by notice received by the Contractor during the Extension Term (other than for those reasons set out in Clause 26.1, 26.2, 26.3 or 26.4 in which event – subject to Clause 12.11 - no further Charter Hire or Production Tariff under

6

this Agreement shall be due to the Contractor) the Company shall pay to the Contractor for each remaining day of the Extension Term an amount of [****] per day.

10.          OPERATIONS COST PAYMENTS

10.1                          The Company shall pay the Contractor the cost of operating the Contractor’s Facilities as described in Clause 12 and Schedule G of this Agreement.

11.           ADDITIONAL COSTS

11.1                          In recognition of the additional costs incurred by the Contractor between the Company’s receipt of the Contractor’s commercial proposal in December 2005 in accordance with the provisions of the FEED contract entered into between the Company and Bluewater Energy Services BV on the 3rd October 2005 and any amendments thereof up to the Effective Date of this Agreement and the Company’s acceptance thereof on the Effective Date, the Company agrees to pay the Contractor the sum of [****].  The Contractor shall invoice the Company for this sum no earlier than thirty (30) days after the Effective Date and the Company shall pay the Contractor therefore within thirty (30) days of receipt of such invoice.

12.           DE-COMMISSIONING PAYMENTS

12.1                          If the Company terminates the Agreement and it is necessary to demobilise and decommission the FPSO and the Mooring System, the Company shall pay to the Contractor the actual costs of all the decommissioning activities performed by the Contractor pursuant to Schedule D, [****], together with Operating Costs and the daily average actual cost of insurance premiums multiplied by the number of days in the decommissioning period.

7

AGREEMENT FOR THE PROVISION AND OPERATION OF
A FLOATING, PRODUCTION, STORAGE AND OFFLOADING
VESSEL FOR THE ETTRICK FIELD

SCHEDULE G

OPEX BUDGETING, METHODOLOGY and PROCEDURE

AGREEMENT FOR THE PROVISION AND OPERATION OF A FLOATING, PRODUCTION, STORAGE AND OFFLOADING VESSEL FOR THE ETTRICK FIELD

SCHEDULE G - OPEX BUDGETING METHODOLOGY AND PROCEDURES

SCHEDULE G

OPEX BUDGETING, METHODOLOGY and PROCEDURE

1	INTRODUCTION	3

2	OPEX BUDGET	3

3	OPEX BUDGETING METHODOLOGY	3

4	INCENTIVE ELEMENTS	4

2

1              INTRODUCTION

1.1           This Schedule describes the methodology and procedure for determination, and payment of the Operating Costs by Company to Contractor. The Company shall fully reimburse Contractor the actual Operating Costs [****] to cover the cost of operating Contractor Facilities in accordance with the requirements of the Agreement and Legislative Requirements

2              OPEX BUDGET

2.1           The OPEX budget shall be based on all anticipated Operating Costs. The Company and Contractor shall agree on the OPEX budget for each calendar year, the first year being the year ending 31st December in which First Oil is achieved.

2.2           Within level 2 of the OPEX budget, Contractor shall identify costs as either ‘core’ or ‘variable’ OPEX budget elements. The ‘core’ budget elements being fixed monthly costs such as offshore manning costs and the ‘variable’ budget elements being variable monthly costs such as consumables and equipment spares, payment of these Operating Costs will commence as stated in Clause 12.7 and will be for the duration of the Agreement.

2.3           The OPEX budget shall be agreed between Company and Contractor according to the OPEX budgeting methodology and procedure that is detailed in the following section.

3              OPEX BUDGETING METHODOLOGY

3.1           Procedure for Agreeing OPEX Budget

3.1.1        A draft OPEX budget, to meet the annual anticipated operating costs and expenses shall be compiled by the Aoka Mizu OIM by the end of September of the preceding year for which the budget is applicable.

3.1.2        The draft OPEX budget shall be forwarded to the Contractor’s office for onshore input before being presented to Company for review and agreement by the end of October of the preceding year for which the budget is applicable.

3.2           Core and Variable Budget Variations

All variations to the agreed OPEX budget expenditures, within the operating year, will be proposed by the Contractor and agreed by the Company prior to commitment of the expenditure variation.

3.3           OPEX Budget Format

3.3.1       The level 1 OPEX budget shall consist of the following budget responsibility owners;

Asset Manager

Offshore Installation Manager (OIM)

Offshore Team Leader (OTL)

Marine Superintendent

Level 2 and 3 OPEX budget components shall be, in general, as per the format given in the project tender phase.

3

3.3.2        The level 2 OPEX budget components for OIM, OTL, Marine and Catering offshore salaries and Aberdeen Base costs are to be considered as ‘core’ budget elements. All other budget costs are to be considered as ‘variable’ budget elements.

3.3.3        The ‘variable’ budget elements are based on anticipated costs for each Charter Hire Payment Period.

3.4           Payment for the ‘core’ and ‘variable’ OPEX budget elements will be as per Clause 12.9 of the Agreement.

4              INCENTIVE ELEMENTS

4.1           The Contractor shall propose an OPEX budget incentive element based on the ‘variable’ OPEX budget elements to ensure the yearly actual OPEX budget expenditures are as prudent and efficient as possible. This incentive shall be based on series of key performance indicators (KPIs) including a percentage of any under spends in the ‘variable’ elements of the OPEX budget to encourage the Contractor’s personnel to efficiently operate the FPSO and the topsides to the standards as expected by a Reasonable and Prudent Operator.

4.2           The Contractor and the Company shall agree, prior to First Oil and thereafter on an annual basis in conjunction with the development of the OPEX budget, an incentive scheme which shall adjust (plus or minus) the profit element of the OPEX budget to promote the efficient use of the Company Services (such as helicopters, supply vessels and diesel oil consumption) and the efficient use of the FPSO so as to minimize environmental pollution including inter alia, a water injection rate and quality (subject to Field performance, of up to [****] per day with an oxygen content of less than [****] of particles larger than [****], or as otherwise set out in the Functional Specification in Attachment D.1), green house gas emissions (other than CO2). In case the Company and the Contractor cannot agree to KPIs on water injection rate and quality as aforesaid and/or green house gas emissions (other than CO2), Contractor will accept a [****] until such time as Parties are able to agree to mutually satisfactory KPIs on water injection rate and quality as aforesaid and/or other green house gas emissions (other than CO2).

4

AGREEMENT FOR THE PROVISION AND OPERATION OF
A FLOATING, PRODUCTION, STORAGE AND OFFLOADING
VESSEL FOR THE ETTRICK FIELD

SCHEDULE H

PROJECT SCHEDULE

AGREEMENT FOR THE PROVISION AND OPERATION OF A FLOATING, PRODUCTION, STORAGE AND OFFLOADING VESSEL FOR THE ETTRICK FIELD

SCHEDULE H - PROJECT SCHEDULE

SCHEDULE H

PROJECT SCHEDULE (BAR CHART INCLUDING KEY DATES)
ATTACHED OVERLEAF

2

AGREEMENT FOR THE PROVISION AND OPERATION OF
A FLOATING, PRODUCTION, STORAGE AND OFFLOADING
VESSEL FOR THE ETTRICK FIELD

SCHEDULE I

REPORTING

AGREEMENT FOR THE PROVISION AND OPERATION OF A FLOATING, PRODUCTION, STORAGE AND OFFLOADING VESSEL FOR THE ETTRICK FIELD

SCHEDULE I - REPORTING

SCHEDULE I

REPORTING

1.	OBJECTIVE	3

2.	PROJECT REPORTING	3

3.	OPERATIONS REPORTING	5

4.	DECOMMISSIONING REPORTING	5

2

1.                                      OBJECTIVE

To define reporting statements during the execution, operation and decommissioning phases of the Contractor Facilities and the Contractor Services.

2.                                      PROJECT REPORTING

The Contractor shall provide the Company with accurate reports for the duration of the design, construction and installation of the FPSO. The reports shall generally provide:

1.            narrative and statistical data;

2.                                       explanations for deviations from the plan, proposals for remedial action, together with any revised plans, schedules or projections, as may be required by the Company.

3.            a clear statement of the status of the work at the progress cut-off;

4.            a historical record of the status of the work at the progress cut-off;

5.            an agenda for progress meetings.

The detailed format and content of the Contractor’s reports shall be agreed by the Company, who intend to operate a policy of exception reporting. Where problems are experienced however, the report should explain the problem and propose a solution at the appropriate level of detail. The reports will be issued on a weekly or monthly basis as described below.

Weekly Progress Reports

Throughout the duration of the design and construction phases of the work, the Contractor shall issue up-to-date, concise and accurate Weekly Progress Reports, by email or facsimile to the Company. The progress report shall include as a minimum the following:

1.                                       highlights of significant accomplishments during the reporting period including achievement of milestones;

2.            delays and/or anticipated delays;

3.            actions for the next week;

4.            any outstanding information required from the Company;

5.            areas of concern / exceptions / remedial actions;

6.                                       the status of any Change Orders and Change Order Requests in a register format

7.                                       any accidents / incidents associated with the work (including high potential incidents). A summary of corrective actions taken shall be included.

The period covered shall be from Monday to Sunday inclusive and the Weekly Report shall be submitted to the Company by 5:00pm on the Wednesday immediately following the cut-off.

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Monthly Progress Reports

The Contractor shall issue a Monthly Progress report to the Company the format of which shall be as outlined below. The report shall be concise and accurate and submitted no later than Friday prior to the project review date with the Company (as per the attached cut-off calendar – Attachment I-2).

In addition to the items within the weekly report, the monthly report shall also include;-

•                  An update of level 1 and 2 schedules, progress curves and manning levels. The information provided will be based on main elements and show actual achieved against planned.

•                  A register of project issues and concerns that will affect the project schedule.

•                  The status of all purchased main equipment. Additional information may be required during the phase up to delivery to the Field, this will be requested via the Contractor representative.

•                  A cost statement, indicating Change Orders ,invoiced to date together with their value and paid to date value and any Change Order Requests and their values.

•                  A review of EHS performance with a summary of initiatives undertaken and any new initiatives. Details of any accidents / incidents associated with the work and corrective actions a completed SESR report in the form provided as Attachment I - 1.

•                  A summary of progress achieved in relation to the key dates set out in the Contract Master Schedule. Trends, critical activities and slippages shall be highlighted.

•                  A summary of quality assurance and control aspects in performance of the Work including audits performed against those planned, non conformances raised and outstanding both internally and on Subcontractors. Weld repair rates where appropriate.

Daily Reports (FPSO Sail, Installation and HUC at Ettrick)

During the FPSO sail, installation and hook-up & commissioning periods the Contractor shall issue a daily progress report, by email or facsimile, to the Company representative which shall be received no later than 10am following the day under review. The format of the daily report shall be as required by the Company representative and shall include but not be limited to:

•                  Expected near term weather conditions for either the immediate route or the installation area.

•                  Location during the sail

•                  List of operations completed in the previous 24 hours;

•                  List of operations to be undertaken in the next 72 hours;

•                  Areas of concern

•                  Any accidents / incidents associated with the work (including high potential incidents)

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3.                                      OPERATIONS REPORTING

The Contractor shall provide concise daily reports to the Company covering, as a minimum, major activities and items of concern during operations.  These daily reports shall be transmitted to the Company’s office in Aberdeen and be supported offshore by daily meetings between the Contractor and the Company Operations Representatives and teleconference calls between the FPSO and Contractor’s and Company’s office.  Meetings will be held in Aberdeen on a monthly basis with ad hoc meetings and conference calls with the FPSO as required.  The Contractor shall supply plans and schedules covering work on the FPSO.  The Contractor shall also provide incident reports, potential incident reports, annual inspection reports and other single occurrence reports as requested by the Company.  Daily reports may include any information which is not commercially sensitive.

Production data and well data for the Ettrick Field shall be reported by Contractor daily in a format to be mutually agreed prior to the Effective Date.

4.            DECOMMISSIONING REPORTING

Reporting during decommissioning shall consist of concise daily progress reports to the Company. During offshore activities daily progress meetings shall be held between the Company and the Contractor’s offshore representatives.

5

ATTACHMENT I – 1

MONTHLY SESR REPORTING FORM

6

Monthly SESR Reporting Form

Ettrick Development Monthly SESR Statistical Reporting

Location:	xxx
Month:	xxx
Year:	xxx

Personnel*
Average Number of Personnel
Estimated Man hours

Performance Data*
Health and Safety Incidents
Fatalities
Lost Time Incidents 3DLTI/LTI
Days Lost to LTIs
Medical Treatment Case
Restricted Work Case
First Aid Case
High Potential Incident
Non Injurious Incident
Security Incident
Environmental
Number of Spills
Total Amount Spilt (m3)
PON 1 Submissions (offshore only)
If any of the above incidents were RIDDOR reportable, include below
Fatality
3-day LTI
Dangerous Occurrence
Industrial Illness

7

ATTACHMENT I – 2

CUT-OFF CALENDER 2006

2006
CUT-OFF CALENDAR Ettrick FPSO Project

PROJECT monthly progress reporting CUT-OFF DATE

Project review date Contractor internal

Project review date with Company

	CW	M	T	W	T	F	S	S	CW	M	T	W	T	F	S	S	CW	M	T	W	T	F	S	S
		Jan 06								Feb 06								Mar 06						
	01	02	03	04	05	06	07	08	05	30	31	01	02	03	04	05	9	27	28	01	02	03	04	05
1st	02	09	10	11	12	13	14	15	06	06	07	08	09	10	11	12	10	06	07	08	09	10	11	12
QTR	03	16	17	18	19	20	21	22	07	13	14	15	16	17	18	19	11	13	14	15	16	17	18	19
	04	23	24	25	26	27	28	29	08	20	21	22	23	24	25	26	12	20	21	22	23	24	25	26
																	13	27	28	29	30	31	01	02

	CW	M	T	W	T	F	S	S	CW	M	T	W	T	F	S	S	CW	M	T	W	T	F	S	S
		Apr 06								May 06								Jun 06						
	14	03	04	05	06	07	08	09	18	01	02	03	04	05	06	07	22	29	30	31	01	02	03	04
	15	10	11	12	13	14	15	16	19	08	09	10	11	12	13	14	23	05	06	07	08	09	10	11
2nd	16	17	18	19	20	21	22	23	20	15	16	17	18	19	20	21	24	12	13	14	15	16	17	18
QTR	17	24	25	26	27	28	29	30	21	22	23	24	25	26	27	28	25	19	20	21	22	23	24	25
																	26	26	27	28	29	30	01	02

	CW	M	T	W	T	F	S	S	CW	M	T	W	T	F	S	S	CW	M	T	W	T	F	S	S
		Jul 06								Aug 06								Sep 06						
	27	03	04	05	06	07	08	09	31	31	01	02	03	04	05	06	35	28	29	30	31	01	02	03
	28	10	11	12	13	14	15	16	32	07	08	09	10	11	12	13	36	04	05	06	07	08	09	10
3rd	29	17	18	19	20	21	22	23	33	14	15	16	17	18	19	20	37	11	12	13	14	15	16	17
QTR	30	24	25	26	27	28	29	30	34	21	22	23	24	25	26	27	38	18	19	20	21	22	23	24
																	39	25	26	27	28	29	30	01

	CW	M	T	W	T	F	S	S	CW	M	T	W	T	F	S	S	CW	M	T	W	T	F	S	S
		Oct 06								Nov 06								Dec 06						
	40	02	03	04	05	06	07	08	44	30	31	01	02	03	04	05	48	27	28	29	30	01	02	03
4th	41	09	10	11	12	13	14	15	45	06	07	08	09	10	11	12	49	04	05	06	07	08	09	10
QTR	42	16	17	18	19	20	21	22	46	13	14	15	16	17	18	19	50	11	12	13	14	15	16	17
	43	23	24	25	26	27	28	29	47	20	21	22	23	24	25	26	51	18	19	20	21	22	23	24
																	52	25	26	27	28	29	30	31

8

AGREEMENT FOR THE PROVISION AND OPERATION OF
A FLOATING, PRODUCTION, STORAGE AND OFFLOADING
VESSEL FOR THE ETTRICK FIELD

SCHEDULE J

CHANGE ORDER PROCEDURE

AGREEMENT FOR THE PROVISION AND OPERATION OF A FLOATING, PRODUCTION, STORAGE AND OFFLOADING VESSEL FOR THE ETTRICK FIELD

SCHEDULE J - CHANGE ORDER PROCEDURE

SCHEDULE J

CHANGE ORDER PROCEDURE

1. SCOPE	3

2. CONDITIONS WHICH RESULT IN CHANGE ORDERS	3

3. PARTIES’ RESPONSIBILITIES	3

4. GENERAL PROCEDURES	4

5. DOCUMENTATION	6

6. TIME PERIODS	6

ATTACHMENT J1 – Change Order Request Form

ATTACHMENT J2 – Bluewater Manhour Rates for Changes

2

1.                                      SCOPE

1.1.                             This Schedule J sets out the procedure (the “Change Order Procedure”) to change the Contractor Services as set out in the Agreement and Schedules.

2.                                      CONDITIONS WHICH RESULT IN CHANGE ORDERS

2.1.               Contractor requested Change Orders

(a)                The Contractor may request a change to the Contractor Services in accordance with the procedure set out herein.  These changes may include additions to, deletions from or modifications to the Contractor Services.

(b)                A request for a Change Order shall not be approved by the Company if the proposed change in the Contractor Services arises out of the Contractor’s non compliance with the Agreement.

(c)                Requests by the Contractor for changes to the Contractor Services shall be made in accordance with Section 4.1 hereof.

2.2.               Company requested Change Orders

(a)                The Company shall have the right at any time to request a change to the Contractor Services.

(b)                Requests by the Company for changes to the Contractor Services shall be made in accordance with Section 4.2 hereof.

2.3                A Party requesting a change shall have to complete and sign section 1 of the Change Order Request Form attached to this Schedule J as Attachment J1. Such request for a Change Order is hereinafter also referred to a “Change Order Request”.

3.                   PARTIES’ RESPONSIBILITIES

3.1.               The Contractor and the Company shall follow the procedure as provided in Section 4 hereof.

3.2.               Each Change Order Request shall address the consequences of one cause for change only.

3.3.               A Change Order Request shall become a Change Order and shall be binding as soon as i) the Change Order Request is signed by the initiator, ii) any cost and schedule impact are agreed by Parties and iii) the Change Order Request is approved and signed by the Company.

3.4.               Operations and activities which are the subject of a Change Order Request shall not commence until the Contractor has received a Change Order.

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4.                                      GENERAL PROCEDURES

4.1.                             Contractor Change Order Requests

(a)                                The Contractor may initiate a change by properly completing and submitting a Change Order Request to the Company.  The Contractor Representative shall sign such Change Order Request.

(b)                               Each such Change Order Request shall include an Impact Statement describing the effect of the change on the payment obligations in Schedule F in accordance with Section 4.3 hereof.

(c)                                Upon receipt of a Change Order Request from the Contractor, the Company shall respond to the Contractor within fourteen (14) calendar days as to whether it accepts or rejects the Change Order Request.

(d)                               If the Company rejects the Change Order Request:

(i)                                   the Contractor may either accept the rejection or carry out the proposed change without prejudice to its rights under the Agreement;
(ii)                                if the Company rejects the Change Order Request on the ground that the change is within the Contractor Services, the Company may nevertheless direct the Contractor to carry out the proposed change without prejudice to the rights of either Party under the Agreement and the Contractor shall effect said change.

4.2.               Company Change Order Request

(a)                The Company may initiate a change by properly completing and submitting a Change Order Request signed by the Company representative.

(b                  Upon receipt of a Change Order Request from the Company, the Contractor shall supplement the Change Order Request by providing an Impact Statement to the Company within twenty eight (28) calendar days thereof. Upon receipt of the Impact Statement, the Company shall notify the Contractor as soon as is reasonably practicable and in any event within not more than fourteen (14) calendar days whether or not it wishes to proceed with the Change Order Request; if the Company does so, the Contractor shall also sign the Change Order Request and return it to the Company whereupon it shall then become a binding Change Order.

4.3.                             Impact Statement

(a)                The Change Order Procedure is within the Contractor Services; therefore no charges of any nature for preparation or processing Change Order Requests and Change Orders shall be included in the Change Order Request, provided however, if the cost of preparing an Impact Statement is mutually agreed to be significant, the Company shall issue a separate Change Order Request for its

4

preparation.

(b)                               The Impact Statement shall include any effect of the change on the Scheduled Delivery Date and other target and/or completion dates in Schedule H. If there is any effect on the Scheduled Delivery Date, the Contractor shall provide a critical path analysis. If the Change Order Request is approved by Company, all relevant plans and schedules shall be modified to reflect the new and approved dates.

(c)                                The Impact Statement shall include the effect of the change on the payment obligations in Schedule F on one of the following bases as agreed by the Parties prior to the issue of the Impact Statement:

(i)                  an estimate of the total actual reimbursable costs and the mark-up of ten percent (10%) together with any change in interest costs caused by the change, and which shall be supported by detailed estimate sheets using the Change Order rates attached as Attachment J2 as appropriate and other vendor or Sub-contractor quotations or estimates as appropriate, or
(ii)                a fixed lump sum price or rebate to which the Contractor is prepared to commit which shall be supported by detailed estimate sheets and vendor or Sub-contractor quotations or estimates as appropriate.

(d)                               If the Company accepts alternative 4.3(c)(i) the Contractor shall invoice the Company, on a monthly basis as the relevant costs are incurred, for the actual costs of the change to the Contractor and its Affiliates, provided however that those services referred to in Attachment J2 shall be charged using the Change Order rates in Attachment J2.  The Contractor shall also include and indicate in its invoice the ten percent (10%) mark-up and any additional interest costs caused by the change so that the Change Order is performed on a costs neutral basis to Contractor. Such invoices shall be supported by applicable time sheets, material and equipment reports and vendor or Sub-contractor invoices.

(e)                                If the Company accepts alternative 4.3(c)(ii) the Contractor shall invoice the Company the lump sum in equal monthly installments as from the date Contractor starts the works for the change.

(f)                                  If the Company wishes to consider a payment methodology alternative to that proposed on the basis of 4.3(c)(ii), it may, within thirty (30) days of receipt of the Impact Statement, request the Contractor to propose a fixed change in the Charter Hire. If the Company accepts alternative 4.3(c)(ii) as a fixed change in the foregoing Charter Hire as proposed by or negotiated with the Contractor and as approved by Contractor’s financiers, the Company shall so inform the Contractor within fourteen (14) calendar days of receipt of the Contractor’s proposal in writing. Unless agreed otherwise, on completion of the change the Contractor shall initiate the foregoing change in the Charter Hire and Schedule F, Section 9, Table 9.1 shall be amended accordingly.

(g)                               Any equipment installed as a result of a Change Order issued under the aegis of Clause 37 of the Agreement shall become the property of the Contractor,

5

unless agreed otherwise.

4.4.                             Change Order prior to First Oil

(a)                                If the Change Order is released in the period prior to First Oil the Impact Statement shall include an estimate of the number of days that First Oil will be delayed after the Scheduled First Oil Date. Parties agree that the Scheduled First Oil Date can not be altered by means of a Change Order.

(b)                               If Parties agree that the as a result of the Change Order First Oil will be delayed for a certain period of days after the Scheduled First Oil Date, Company shall compensate Contractor via that Change Order an amount equal to the agreed days of delay multiplied by the Permitted Delay Day Rate.

(c)                                In addition to Section 4.3(g) hereabove, if the fixed lump sum of Change Orders prior to First Oil exceed a cumulative value of ten million Dollars (US$10,000,000) Contractor may refuse to accept a change in the Charter Hire.

4.5                                Change Order subsequent to First Oil

(a)                                Parties agree that Contractor shall not be obliged to offer or accept a change in the Charter Hire as per Section 4.3(f) for a Change Order Request initiated subsequent to First Oil.

5.                                      DOCUMENTATION

5.1.               Change Order Requests and Change Orders shall bear a unique and sequential number for the purposes of identification.

5.2.               The Contractor shall maintain logs for all Change Order Requests and approved Change Orders.  The logs shall include the following:

(a)                                Change Order Request and Change Order number, revision number and date, and

(b)                               a brief description of the change.

6.                                      TIME PERIODS

6.1                                 If the time period for an action or response by a Party pursuant to this Change Order Procedure can be reasonably demonstrated by such Party to be unreasonable given the magnitude of the Change Order Request or Impact Statement, such time period shall be extended accordingly.

6

ATTACHMENT J1

CHANGE ORDER REQUEST FORM

FPSO AOKA MIZU	COMPANY ORDER NO.
LOCATION/SITE	Rev.

References: Letters, Drawings, etc.	CONTRACTOR ORDER NO.
Rev.

SECTION 1 - CHANGE ORDER - DESCRIPTION:

Initiator:	Date:

COMPANY / CONTRACTOR

SECTION 2 - IMPACT STATEMENT

Cost Impact (per attached details):

☐ No Cost Effect

☐ Estimated Reimbursable Cost		(Currency)

☐ Fixed Lump Sum Price (or Rebate)		(Currency)

☐ Effect on Charter Hire		US$

SECTION 3 – SCHEDULE (ONLY RELEVANT FOR CHANGE ORDERS PRIOR TO FIRST OIL)

Schedule Impact (per attached details):

☐ No effect on Scheduled Arrival Date Contractor Facilities

☐ Effect on Scheduled Arrival Date Contractor Facilities		Add/Deduct Days

☐ No effect on First Oil Date

☐ Effect on First Oil Date	Add/Deduct Days	from Scheduled First Oil Date

Signed for and on behalf of CONTRACTOR:

Title: Contractor representative	Date:

SECTION 4 - COMPANY RESPONSE

☐ Approved by COMPANY, proceed with the above change on the basis of:

☐ Reimbursable Cost on Periodic

☐ Basis Fixed Lump Sum Price (or Rebate)

☐ [...fill in number of Days...] x .......Permitted Delay Day Rate

☐ Rejected by COMPANY for reasons attached, do not proceed with the above change

☐ Rejected by COMPANY. Proceed with the change as COMPANY interprets this change to be within the CONTRACTOR’s Services.

Signed for and on behalf of COMPANY:

Title: Company representative	Date:

7

ATTACHMENT  J2

BLUEWATER MANHOUR RATES FOR CHANGES

8

ATTACHMENT  J.2

BLUEWATER MANHOUR RATES FOR CHANGES

PERSONNEL RATES 2006 (1)

Function			In Bluewater Office		Outside Office
Group	Category	Titles	Hourly Rate in Euro	Day Rate in Euro (2)	Day Rate in Euro (3)
1	Managers	Project Manager Department Manager	140	1120	1400
2	Sub-managers / Supervisors	Construction Supervisor Installation Supervisor Discipline Section Head Superintendent	120	960	1200
3	Lead Engineers	Project Engineer Proposal Engineer	112	896	1120
4	Discipline - & Specialist Engineers	Techn.& Dev.Engineer Planning Engineer Purchaser Inspector/Expeditor QA/QC Engineer Safety Engineer Document Controller	90	720	900
5	Information Technology	Programmer Support Assistant Junior Engineer CAD operators	75	600	750
6	Financial / Administrative Services	Controller Bookkeeper Administrator	65	520	650
7	General Services	Project Secretary Repro Assistant	57	456	570

Notes:

(1)                                  Escalation for year 2007 is 5% per annum and beyond 3% per annum

(2)                                 Day rate in the Bluewater office in Hoofddorp is based on 8 working hours per day, 40 hours per week.

(3)                                  Day rate outside the Bluewater office in Hoofddorp is based on 10 working hours per day

*                                         Rates include taxes and social securities in the Netherlands.

*                                         All costs for travel, board and lodging will be charged at cost plus 5%.

9

AGREEMENT FOR THE PROVISION AND OPERATION OF

A FLOATING, PRODUCTION, STORAGE AND OFFLOADING

VESSEL FOR THE ETTRICK DEVELOPMENT PROJECT

SCHEDULE K

QUALITY ASSURANCE AND INSPECTION REQUIREMENTS

AGREEMENT FOR THE PROVISION AND OPERATION OF A FLOATING, PRODUCTION, STORAGE AND
OFFLOADING VESSEL FOR THE ETTRICK FIELD
SCHEDULE K - QUALITY INSURANCE AND INSPECTION REQUIREMENTS

SCHEDULE K

QUALITY ASSURANCE AND INSPECTION REQUIREMENTS

1	SCOPE	3

2	QUALITY POLICY	4

3	QUALITY MANAGEMENT COMPLIANCE	5

4	ORGANISATIONAL REQUIREMENTS	5

5	NATIONAL CODES, STANDARDS & REGULATORY REQUIREMENTS.	6

6	QUALITY MANAGEMENT OF SUBCONTRACTORS	6

7	AUDIT BY THE CONTRACTOR	6

8	AUDIT BY THE COMPANY	6

9	INDEPENDENT AUDIT OR SURVEILLANCE	7

10	QUALITY RECORDS	7

11	CHANGE ORDERS, DEVIATIONS, WAIVERS AND CONCESSIONS	7

ATTACHMENT A

•                  CORPORATE POLICY

•                  HSEQ POLICY

•                  CODE OF BUSINESS CONDUCT AND ETHICS

•                  BEHAVIOURAL POLICY

2

1                               Scope

1.1                       The Company requires transparency

Of the processes applied by the Contractor, throughout the development and operational phase in order to ensure that the quality of the Contractor Facilities and the Contractor Services, are managed in full compliance with the requirements of ISO 9001:2000 principles and good industry practice.  Contractor shall take full responsibility for all aspects of quality related to the provision and operation of the Contractor Facilities and the Contractor Services, by providing objective evidence to the Company using controlled copies of its quality assurance and control procedures in the form of a Project Quality Assurance and Control Manual (“PQACM”), and by giving the Company the right to audit and monitor the Contractor’s implementation of and compliance with the Contractor’s quality system.

1.2                       The procedures contained in the PQACM shall apply to the provision of the Contractor Facilities and the Contractor Services, irrespective of location. The manual will be divided into two parts:

a)              Contractor’s Corporate Management System (“CMS”)

b)             Contractor’s Project Quality Plan (“PQP”)

1.3                       The CMS does include, but is not limited to:

a)              the complete Contractor policy statement, clearly emphasising the Contractor commitment to quality and signed by the chief executive;

b)             Contractor management systems and organisations, clearly identifying project management, operations management, quality management and lines of reporting responsibilities;

c)              Quality Assurance system audit;

d)             communication, meeting schedules, progress reporting and reporting format agreed with Company

e)              Change order control procedure;

f)                Non-conformance and corrective and preventative action recording procedure.

In addition the Contractor shall confirm that all of the subjects required by ISO 9001:2000 are addressed and are included in the CMS.

3

1.4                       The PQP will include but is not limited to:

a)              identify risks to the planned execution of the Work along with measures to mitigate the possible effects;

b)             incorporate a plan to identify and achieve the timely acquisition of all Regulatory Consents and Approvals;

c)              include plans for the timely acquisition of resources to complete the Work in accordance with Contract requirement;

d)             incorporate the Internal and Subcontractor audits programme;

e)              show a structured formalised mechanism in order to effect continuous improvement of service and service delivery;

f)                make specific reference to, or include as an attachment, all subcontractors Quality Plans;

g)             a list of activities structured in the sequence in which they will be performed;

h)             reference to the Contract standards, specifications or other documents which define the acceptance criteria for each activity;

i)                 special attention to be given to Offshore commissioning; Operations; Decommissioning; Inspection and;

j)                 the number and title of the procedure that will be used to convey the requirements for execution of the Work;

k)              any other Quality Assurance related issues which are not fully addressed in the CMS for the proper execution of the Work.

2                               QUALITY POLICY

2.1                       The Contractor shall understand the Quality Policy of Nexen Petroleum UK to be:

to establish, communicate, and meet quality requirements for the products, services and activities, which affect the integrity of the final project outputs. Quality requirements include conformance with all applicable regulatory requirements, performance standards specifications, codes, and standards, and defined expectations of Project’s interested parties.

4

2.2                       The Contractor’s Quality Policy is:

To provide FPSO services which satisfy the Client’s and Regulator’s requirements in an effective, efficient and safe way. This will ensure Bluewater’s reputation as a reliable and innovative company in the offshore industry, and contribute to a positive growth of the organisation.’

Contractors policies are laid down in four major topical policies (see attachment A). Together these constitute Contractor’s prime considerations in doing business:

•                  Corporate Policy

•                  HSEQ policy

•                  Code of Business Conduct and Ethics

•                  Behavioural Policy

3                               QUALITY MANAGEMENT COMPLIANCE

3.1                       The Contractor shall have a documented and systematic approach to Quality Management, and a Quality Management System (QMS) which is in compliance with or equivalent to:

a)              BS-EN ISO 9001: 2000 edition

b)             BS-EN ISO 19011: 2002 edition — Guidelines for quality and/or environmental systems auditing

4                               ORGANISATIONAL REQUIREMENTS

4.1                       The Contractor shall provide organisation charts for the Project which,

a)              Identify key positions for quality, including lines of authority and communication within Project and their relationship within the Contractor’s company.

b)             The Contractor’s quality organisation charts shall include descriptions of the roles and responsibilities of all proposed positions.

c)              If requested, Contractor shall submit updated quality organisation charts as a part of any Project Quality Plan (PQP) or each time key personnel changes are accepted by the Company or the organisation is changed.

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5                               NATIONAL CODES, STANDARDS & REGULATORY REQUIREMENTS.

5.1                       The Contractor shall keep up to date with revisions to the national codes & standards (or the equivalent international standards), European Directives and other Regulatory requirements as being applicable to the Work.

6                               QUALITY MANAGEMENT OF SUBCONTRACTORS

6.1                       The Contractor shall ensure, through the application of procedures, that each Subcontractor operates an effective Quality Management System in accordance with the relevant requirements of BS-EN ISO 9001: 2000. The Contractor shall maintain records that demonstrate this objective is achieved.

7                               AUDIT BY THE CONTRACTOR

7.1                       The Contractor is required to regularly and systematically perform self audits and Subcontractor audits by formally implementing the principles of:

BS-EN ISO 19011: 2002 edition — Guidelines for quality and/or environmental systems auditing

8                               AUDIT BY THE COMPANY

8.1                       The Company may assess the effectiveness of the Contractor’s QMS by either:

a)              performing quality surveillance, reviews of documentation or audits or,

b)             participating in Contractor led audits or surveillance activities in accordance with the QMS audit and quality control plan.

8.2                       The Company, or its authorised representatives, shall have unrestricted access at all reasonable times to the facilities, equipment, materials, personnel and records of the Contractor and the Subcontractors to audit their respective QMS. The Contactor shall implement all agreed recommendations arising from the audits within a mutually agreed time scale.

8.3                       Based on the Contractor’s Project Quality Plan, the Company will prepare a Quality Surveillance plan for monitoring Contractor’s and their sub contractors quality

6

performance. The Company’s QS activities shall not relieve the Contractor or his subcontractors of any responsibility in regards to their quality of work.

9                               INDEPENDENT AUDIT OR SURVEILLANCE

9.1                       The results of any audit or surveillance, which has been performed by Regulatory Bodies having statutory rights of access for the purposes of verifying aspects of the Work, shall be notified to the Company within seven (7) working days of receipt by the Contractor.

9.2                       Contractor shall provide the Company Representative with the Contractor’s current test and acceptance program in sufficient time to allow Company representation at test and acceptance tasks. The Contractor shall make available to the Company Representative, all relevant engineering design documentation, including specifications, codes, drawings, calculations and data sheets.

10                        QUALITY RECORDS

10.1                 The Contractor shall maintain, and make available to the Company as required during the execution of the Work, records that provide objective evidence that all QMSs, including those of Subcontractor’s, involved in the Work have been effective and that the product and or service complies with the specified requirements.

11                        CHANGE ORDERS, DEVIATIONS, WAIVERS AND CONCESSIONS

11.1                 The Contractor shall use formal procedures for processing Change Orders, requesting approval of deviations, waivers and concessions and following approved requests through to completion.

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ATTACHMENT A

CORPORATE POLICY

HSEQ POLICY

CODE OF BUSINESS CONDUCT AND ETHICS

BEHAVIOURAL POLICY

8

Corporate Policy Statement

The policy of Bluewater is to provide FPSO and SPM services which satisfy the Client’s and Regulator’s requirements in an effective, efficient and safe way. This will ensure Bluewater’s reputation as a reliable and innovative company in the offshore industry, and contribute to a positive growth of the organisation.

To achieve this, the following objectives have been set:

•                  Management and individual responsibilities are clearly defined for all aspects of work

•                  The company culture promotes Quality, Health, Safety and Environmental consciousness

•                  Staff and contractors are suitable for their task

•                  Equipment is suitable for its use

•                  The place of work is adequate and safe

•                  Tasks can be executed effectively, efficiently and safely

•                  Response to emergencies and non-conformities is swift and adequate

•                  The management system is regularly reviewed and continuously improved

To support these objectives, management will ensure that all employees are highly motivated and aware of their own individual responsibilities.

/s/ H.J. Heerema
H.J. Heerema
President
January 10 2005

9

HSEQ Policy

Bluewater provides Floating Production (FP) and Single Point Mooring (SPM) related products and services in a manner which demonstrates active commitment to:

•                  preventing harm to our employees and any other person,

•                  preventing pollution and minimising adverse impacts on the environment,

•                  continually improving the quality of our work processes.

These objectives rank above all other commercial business objectives.

To this end, the Company’s Management shall:

•                  Ensure compliance with applicable law or higher voluntary standards to which Bluewater may subscribe.

•                  Ensure the efficient use of materials and energy for Bluewater’s technologies, products and services.

•                  Set objectives and targets for continual improvement and measure and review Bluewater’s performance and their Clients’ satisfaction.

•                  Identify hazardous aspects of ongoing and new activities and control the associated risks and their effects.

•                  Maintain and relinquish all sites and facilities in an acceptable condition by means of the application of best practice.

•                  Maintain contingency arrangements in co-operation with Authorities, Clients, Subcontractors and Emergency Services.

•                  Require Bluewater’s contractors and subcontractors to implement standards compatible with Bluewater’s own standards.

•                  Conduct and support Research and Development to improve the performance and efficiency of Bluewater’s technologies, products and services.

•                  Work with Governmental and other bodies to develop policies, regulations and standards, and to promote best practices in FP and SPM activities.

•                  Promote and ensure a culture in which all employees and contractors demonstrate their individual care and fulfil their responsibility in implementing Bluewater’s Health, Safety, Environment and Quality Policy.

•                  Include Health, Safety and Environment performance in the appraisal of relevant staff and reward accordingly.

/s/ Hugo J. Heerema
Hugo J. Heerema
President
January 10, 2005

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Code of Business Conduct and Ethics

1.              Purpose

The Management Board (each, a “Board”) of the Bluewater Group of Companies (the “Group”) has adopted the following Code of Business Conduct and Ethics for their respective managing directors and officers. This Code is intended to focus each Board and each managing director and officer on areas of ethical risk, provide guidance to managing directors and officers to help them recognize and deal with ethical issues, provide mechanisms to report unethical conduct, and help foster a culture of honesty and accountability. Each managing director and officer must comply with the letter and spirit of this Code.

No code or policy can anticipate every situation that may arise. Accordingly, this Code is intended to serve as a source of guiding principles for managing directors and officers. Managing directors and officers are encouraged to bring questions about particular circumstances that may involve one or more of the provisions of this Code to the attention of other members of the relevant Board or, if there are no other members of the relevant Board, the shareholders of the relevant Company or other appropriate persons within the Company or the Group (each, a “Designated Person” and, together, “Designated Persons”) who may consult with inside or outside legal counsel as appropriate.

2.              Introduction

Each managing director and officer is expected to adhere to a high standard of ethical conduct. The good name of any company depends on the way it conducts its business and the way the public perceives that conduct. Unethical actions, or the appearance of unethical actions, are not acceptable. Managing directors and officers are expected to be guided by the following principles in carrying out their responsibilities:

•                  Loyalty. No managing director or officer should be, or appear to be, subject to influences, interests or relationships that conflict with the best interests of the Group.

•                  Compliance with Applicable Laws. The Company, its managing directors, officers, and its employees are expected to comply with laws and regulations applicable to the Group’s activities.

•                  Observance of Ethical Standards. In the conduct of their duties, each managing director and officer must adhere to high ethical standards. These include honesty and fairness.

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3.              Conflict of Interest

Managing directors and officers must avoid any conflicts of interest between the managing director or officer, as the case may be, and the Group. Any situation that involves, or may involve, a conflict of interest with the Group, should be disclosed promptly to the relevant Designated Person or Designated Persons, who may consult with inside or outside legal counsel as appropriate.

A “conflict of interest” can occur when a managing director’s or officer’s personal interest is adverse to, or may appear to be adverse to, the interests of the Group as a whole. Conflicts of interest also arise when a managing director, an officer, or a member of his or her immediate family, receives improper personal benefits as a result of his or her position as a managing director or officer of the Company. For this purpose, an “immediate family” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than employees) who share such person’s home.

This Code does not attempt to describe all possible conflicts of interest which could develop. Some of the more common conflicts from which managing directors must refrain, however, are set out below.

  Improper conduct and activities. Managing directors and officers may not engage in any conduct or activities that are inconsistent with the Group’s best interests or that disrupt or impair the Group’s relationship with any person or entity with which the Group has or proposes to enter into a business or contractual relationship.
  Compensation from non-Group sources. Managing directors and officers may not accept compensation (in any form) for services performed for the Group from any source other than the Group.
  Gifts. Managing directors, officers, and members of their immediate families may not accept gifts from persons and entities where any such gift is being made in order to influence the managing director’s or officer’s actions, or where acceptance of the gifts could create the appearance of a conflict of interest.
  Personal use of Group assets. Managing directors and officers may not use Group assets, labour or information for personal use unless approved by the relevant Designated Person or Designated Persons or as part of a compensation or expense reimbursement program available to managing directors and officers.

4.              Corporate Opportunities

Managing directors and officers are prohibited from taking for themselves personally opportunities related to the Group’s business using the Group’s property, information, or position for personal gain or competing with the Group for business opportunities, provided, however, if the relevant corporate body determines

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that the Group will not pursue an opportunity that relates to the Group’s business, after disclosure of all material facts by the managing director seeking to pursue the opportunity, the managing director may do so.

5.              Confidentiality

Each managing director and officer should maintain the confidentiality of information entrusted to him or her by the Group and any other confidential information about the Group, its business, customers or suppliers that comes to him or her, from whatever source, in his or her capacity as a managing director or officer, as the case may be, except when disclosure is authorised or legally mandated. For purposes of this Code, “confidential information” includes all non-public information relating to the Group, its business, customers or suppliers.

6.              Compliance with Laws, Rules and Regulations; Fair Dealing

Managing directors and officers shall comply, and oversee policies designed to promote compliance by employees, officers and other managing directors, with laws, rules and regulations applicable to the Group, including insider trading laws. Managing directors and officers shall oversee policies designed to promote ethical dealing by employees and officers with the Group’s customers, suppliers, competitors and employees.

7.              Encouraging the Reporting of Illegal or Unethical Behaviour

Managing directors and officers should promote ethical behaviour and encourage an environment in which the Group encourages employees to talk to supervisors, managers and other appropriate personnel when in doubt about the best course of action in a particular situation, encourages employees to report violations of laws, rules, or regulations to appropriate personnel and informs employees that the Group will not allow retaliation for reports made in good faith.

8.              Conclusion

Managing directors and officers should communicate any suspected violations of this Code promptly to the relevant Designated Person or Designated Persons. Violations will be investigated by the relevant Designated Person or Designated Persons or by a person or persons designated by them and appropriate action will be taken in the event of any violations of the Code.

/s/ Hugo J. Heerema
Hugo J. Heerema
President
May 02 2005

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Behavioural Policies

Drugs and Alcohol Policy

•                  To assist Bluewater in achieving a safe working environment, the use, sale, distribution and/or possession of non-prescription drugs, at any Bluewater controlled workplace or in any company controlled vehicle, is totally prohibited.

•                  To ensure compliance, Bluewater reserves the right to search or screen any Employee reasonably believed to be in violation with this policy. Violation or refusal to submit to searches or screening shall result in disciplinary action and removal of the Employee from Bluewater premises.

•                  Bluewater may also have any Employee removed from Bluewater premises who is under the influence of prescribed drugs or alcohol if medical opinion judges that he is putting himself or his colleagues at risk or he is unable to fulfil his duties.

Equal Opportunity Policy

Bluewater supports the Equal Opportunity principle. Bluewater does not permit discrimination nor harassment of any kind against any person on grounds of:

•                  Colour

•                  Creed or religion

•                  Race or ethnic origins

•                  Nationality or national origin

•                  Sex

•                  Marital status

•                  Disability

Direct discrimination is defined as treating a person less favourably than others are, or would be treated in the same or similar circumstances.

Indirect discrimination is defined as when a requirement or condition is applied which, whether intentional or not, adversely affects a considerably larger proportion of people of one race, religion, sex or marital status than another and cannot be justified on grounds other than that race, religion, sex or marital status.

Bluewater regards discrimination as defined in the above paragraphs, as gross misconduct, and any employee of Bluewater who discriminates against any other person shall be subject to disciplinary action. In applying the policy to the disabled, the proviso is that the disability does not prevent any aspects of the job junction, on- or off-shore, from being carried out, safely, and in accordance with the relevant statutory provisions.

Sexual and Racial Harassment Policy

•                  Bluewater shall ensure that neither sexual nor racial harassment occurs within Bluewater and that the dignity of employees, other workers and visitors is properly protected.

•                  All employees have a responsibility to help ensure that the dignity of employees and others is respected by setting standards of conduct for themselves not to cause offence.

•                  Disciplinary action will be taken against harassers.

/s/ Hugo J. Heerema
Hugo J. Heerema
President
January 10 2005

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AGREEMENT FOR THE PROVISION AND OPERATION OF

A FLOATING, PRODUCTION, STORAGE AND OFFLOADING

VESSEL FOR THE ETTRICK FIELD

SCHEDULE L

COMPANY REPRESENTATIVES FACILITIES

AGREEMENT FOR THE PROVISION AND OPERATION OF A FLOATING, PRODUCTION, STORAGE AND OFFLOADING VESSEL FOR THE ETTRICK FIELD

SCHEDULE L  -  COMPANY REPRESENTATIVES FACILITIES

SCHEDULE L

COMPANY REPRESENTATIVES FACILITIES

1.	SCOPE	3

2.	CONSTRUCTION AND ENGINEERING LOCATIONS	3

3.	FLOATING PRODUCTION, STORAGE AND OFFLOADING FACILITY	3

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1.                                      SCOPE

1.1                                The Contractor shall provide the availability of and access to the accommodation and facilities as set out in this Schedule L.

2.                                      CONSTRUCTION AND ENGINEERING LOCATIONS

2.1                                The Contractor shall make available suitable facilities for Company Representatives at the topsides construction yard, hull conversion yard, turret construction yard and FPSO integration yard and at the topsides and hull design contractor offices and at the Contractor’s office in the Netherlands.  These facilities shall include but not be limited to:

(a)                                  One (1) office at each location with the usual office facilities (e.g. furniture, stationary and air-conditioning) suitable for accommodating up to four Company Representatives.

(c)                                Up to four (4) telephones and computers with Microsoft office suite and e-mail and internet access in the Company’s Representatives office at the Contractor’s offices in the Netherlands.

(d)                                 Up to two (2) telephones and computers with Microsoft office suite and e-mail and internet access in the Company’s Representatives office at the topsides contractor offices.

(e)                                  Up to two (2) telephones and computers with Microsoft office suite and e-mail and internet access in the Company’s Representatives office at the other locations.

(f)                                       Access to and possibility of use of photocopying and fax equipment at each location.

(g)                                   Upon Company request Contractor shall provide video conferencing or desk top video units at the construction yards and topsides design contractor office. Cost for these services and equipment are for Company account at documented cost.

Company shall reimburse Contractor the cost of internet connections and international phone calls/facsimiles for all locations at documented cost.

3.                                     FLOATING PRODUCTION, STORAGE AND OFFLOADING FACILITY

3.1                                The Contractor shall supply suitable facilities for the Company staff aboard the FPSO and facilities sufficient to collect data for Ettrick Field operation and reporting.  These facilities shall include but not be limited to:

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(a)                                  Two (2) private single cabins, catering and domestic services of a standard equal to that used by Contractor’s OIM, for the Company Operations Representatives.

(b)                                 Two (2) offices on board the FPSO with the usual offshore office facilities, capable of accommodating the Company Operations Representative.

(c)                                The Contractor’s communication system shall include use of two (2) separate lines for telephone or fax in the Company’s offices.

(d)                                 The Contractor shall provide facilities for transmission of production data covering subsea/subsurface and topsides to an onshore location via one of the Company lines in Section 3.1 (c) to onshore locations nominated by the Company.

3.2                                Sufficient facilities are to be provided by Contractor to accommodate HSE, DTI and VB/CS representatives and personnel associated with inspection, repair, maintenance and certification activities.

3.3                                In addition to the facilities described in Sections 3.1 and 3.2 the Contractor shall provide accommodation, catering and domestic services on board the FPSO, of a standard equal to that used by the Contractor for two (2) individuals designated by the Company on an as required basis.

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AGREEMENT FOR THE PROVISION AND OPERATION OF

A FLOATING, PRODUCTION, STORAGE AND OFFLOADING

VESSEL FOR THE ETTRICK FIELD

SCHEDULE M

CONTRACTOR PARENT COMPANY GUARANTEE

PARENT COMPANY GUARANTEE

Issued by ultimate parent of Bluewater

THE GUARANTEE is given this          day of March 2006 and delivered to NEXEN PETROLEUM U.K. LIMITED a company incorporated in England having its registered office at Charter Place Vine Street, Uxbridge, Middlesex, UB8 1JG England (hereinafter called the “COMPANY”)

By AURELIA ENERGY NV, a company incorporated in the Netherlands Antilles and having its registered office at Landhuis Joonchi, Kaya Richard Beaujon z/n, the Netherlands Antilles (hereinafter called the “PARENT”)

WITNESSETH

In consideration of COMPANY entering into the Agreement for the Provision and Operation of a Floating Production Storage and Offloading Vessel for the Ettrick Field dated on or about the 29th March 2006 (hereinafter called the “AGREEMENT”) with Bluewater (Ettrick) Production (UK) Limited (hereinafter called the “SUBSIDIARY”) whose registered office is at 15 Appold Street, London, EC2A 2HB, England it is hereby agreed as follows:

1.                                       PARENT (on behalf of itself, its successors and assigns) hereby absolutely, irrevocably and unconditionally guarantees to COMPANY, (its successors and assigns) the full and faithful performance by SUBSIDIARY (its successors and assigns) of the terms, provisions, conditions, obligations and agreements on the part of SUBSIDIARY to be made, carried out, performed or observed as provided in the AGREEMENT, as amended in writing from time to time.

2.                                       If, at any time SUBSIDIARY (its successors and assigns) is in breach of any of the terms, provisions, conditions, obligations and agreements or in breach of any other matter or things pertaining to the AGREEMENT or in breach of the payment of any sums payable pursuant thereto which are to be made, carried out, performed, paid or observed by SUBSIDIARY (its successors and assigns), following receipt of written notice from COMPANY advising PARENT of the nature of such breach, PARENT  will well and truly perform, or cause to be so performed, each and every one of the terms, provisions, conditions, obligations and agreements contained in the AGREEMENT and will pay any sum that may be payable by SUBSIDIARY (its successors and assigns) in accordance with terms, provisions, conditions, obligations and agreements contained in the AGREEMENT.  PARENT shall however be subrogated to all rights, elections, defences and remedies to which SUBSIDIARY (its

2

successors and assigns) may be entitled under the terms of the AGREEMENT or under applicable law, and the obligations of the PARENT under this GUARANTEE shall therefore under no circumstances be greater than those of SUBSIDIARY, except to the extent such rights, elections, defences and remedies arise solely from any bankruptcy, dissolution, liquidation, insolvency, receivership or other disability of SUBSIDIARY.

3.                                       PARENT’s guarantee and undertakings hereunder shall continue in force until the earlier of:

(i)                                     all of SUBSIDIARY’s obligations, liabilities and indemnities under the AGREEMENT and all PARENT’s obligations hereunder have been duly performed; or

(ii)                                  the date upon which the interest of SUBSIDIARY under the AGREEMENT has been transferred to an assignee and which assignee has demonstrated to the reasonable satisfaction of COMPANY its ability to discharge the obligations incumbent upon it under the AGREEMENT; or

(iii)                               the date upon which SUBSIDIARY is no longer an Affiliate of PARENT and

(a)                                 without prejudice to clause 4 below, SUBSIDIARY or an Affiliate of SUBSIDIARY has demonstrated to the reasonable satisfaction of COMPANY the ability of SUBSIDIARY to discharge the obligations incumbent upon it under the AGREEMENT without the need for a replacement of this GUARANTEE; or

(b)                            an Affiliate of SUBSIDIARY (which has a financial rating (by Standard and Poor, Moody’s, Fitch or A.M. Best) no less than PARENT) has delivered to COMPANY a fully executed guarantee in same terms hereof in replacement of this GUARANTEE, failing which this GUARANTEE shall remain in full force and effect.

The term “Affiliate” used in this clause shall be given the meaning used in the AGREEMENT.

4.                                       This GUARANTEE may not be changed, modified, assigned, discharged or terminated orally or in any manner except with the prior written consent of PARENT and COMPANY.

5.                                       This GUARANTEE shall be governed by the laws of England and any dispute arising out of or in connection with this GUARANTEE shall be referred to arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof.

6.                                       The PARENT irrevocably appoints Messrs Watson Farley & Williams LLP of 15 Appold Street, London, EC2A 2HB, England to accept on its behalf service of any legal proceedings relating to this GUARANTEE.

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Signed as a deed

AURELIA ENERGY N.V.

Per	:

Name	:

Position	:

Date	:

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AGREEMENT FOR THE PROVISION AND OPERATION OF

A FLOATING, PRODUCTION, STORAGE AND OFFLOADING

VESSEL FOR THE ETTRICK FIELD

SCHEDULE N

COMPANY PARENT COMPANY GUARANTEE

PARENT COMPANY GUARANTEE

Issued by ultimate parent of Nexen Petroleum U.K. Limited

THE GUARANTEE is given this          day of March 2006 and delivered to BLUEWATER (ETTRICK) PRODUCTION (UK) LIMITED, a company incorporated in England and having its registered office at 15 Appold Street, London, EC2A 2HB, England (hereinafter called the “COMPANY”)

By NEXEN INC. a company amalgamated under the laws of Canada and having its registered office at 2900, 801-7th Avenue SW, Calgary, Alberta, T2P 3P7, Canada (hereinafter called the “PARENT”)

WITNESSETH

In consideration of COMPANY entering into the Agreement for the Provision and Operation of a Floating Production Storage and Offloading Vessel for the Ettrick Field dated on or about the 27th March 2006 (hereinafter called the “AGREEMENT”) with Nexen Petroleum U.K. Limited (hereinafter called the “SUBSIDIARY”) whose registered office is at Charter Place Vine Street, Uxbridge, Middlesex, UB8 1JG England it is hereby agreed as follows:

1.                                       PARENT (on behalf of itself, its successors and assigns) hereby absolutely, irrevocably and unconditionally guarantees to COMPANY, (its successors and assigns) the full and faithful performance by SUBSIDIARY (its successors and assigns) of the terms, provisions, conditions, obligations and agreements on the part of SUBSIDIARY to be made, carried out, performed or observed as provided in the AGREEMENT, as amended in writing from time to time.

2.                                       If, at any time SUBSIDIARY (its successors and assigns) is in breach of any of the terms, provisions, conditions, obligations and agreements or in breach of any other matter or things pertaining to the AGREEMENT or in breach of the payment of any sums payable pursuant thereto which are to be made, carried out, performed, paid or observed by SUBSIDIARY (its successors and assigns), following receipt of written notice from COMPANY advising PARENT of the nature of such breach, PARENT  will well and truly perform, or cause to be so performed, each and every one of the terms, provisions, conditions, obligations and agreements contained in the AGREEMENT and will pay any sum that may be payable by SUBSIDIARY (its successors and assigns) in accordance with terms, provisions, conditions, obligations and agreements contained in the AGREEMENT.  PARENT shall however be subrogated to all rights, elections, defences and remedies to which SUBSIDIARY (its successors and assigns) may be entitled under the terms of the AGREEMENT or

2

under applicable law, and the obligations of the PARENT under this GUARANTEE shall therefore under no circumstances be greater than those of SUBSIDIARY, except to the extent such rights, elections, defences and remedies arise solely from any bankruptcy, dissolution, liquidation, insolvency, receivership or other disability of SUBSIDIARY.

3.                                       PARENT’s guarantee and undertakings hereunder shall continue in force until the earlier of:

(i)                                     the date upon which the interest of SUBSIDIARY under the AGREEMENT has been transferred to an assignee and such assignee has either:

(a)                                   demonstrated to the reasonable satisfaction of COMPANY and COMPANY’s financiers its continuous ability to discharge the obligations, liabilities and indemnities incumbent upon it under the AGREEMENT for the full duration of the AGREEMENT; or

(b)                                without prejudice to clause 4 below, an Affiliate of assignee (which has a financial rating (by Standard and Poor, Moody’s, Fitch or A.M. Best) no less than PARENT) has delivered to COMPANY a fully executed guarantee in the same terms hereof in replacement of this GUARANTEE; or

(ii)                                  all of SUBSIDIARY’s obligations, liabilities and indemnities under the AGREEMENT and all PARENT’s obligations hereunder have been duly performed; or

(iii)                               SUBSIDIARY has demonstrated to the reasonable satisfaction of COMPANY and COMPANY’s financiers its continuous ability to discharge the obligations, liabilities and indemnities incumbent upon it under the AGREEMENT for the full duration of the AGREEMENT; or

(iv)                              the date upon which SUBSIDIARY is no longer an Affiliate of PARENT and,:

 (a)                             SUBSIDIARY or an Affiliate of SUBSIDIARY has demonstrated to the reasonable satisfaction of COMPANY and COMPANY’s financiers the continuous ability of SUBSIDIARY or such Affiliate to discharge the obligations, liabilities and indemnities incumbent upon it under the AGREEMENT for the full duration of the AGREEMENT or

(b)                       without prejudice to clause 4 below, an Affiliate of SUBSIDIARY (which has a financial rating (by Standard and Poor, Moody’s, Fitch or A.M. Best) no less than PARENT) has delivered to COMPANY a fully executed guarantee in same terms hereof in replacement of this GUARANTEE, failing which this GUARANTEE shall remain in full force and effect.

The term “Affiliate” used in this clause shall be given the meaning used in the AGREEMENT.

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4.                                       This GUARANTEE may not be changed, modified, assigned, discharged or terminated orally or in any manner except with the prior written consent of PARENT and COMPANY.

5.                                       This GUARANTEE shall be governed by the laws of England and any dispute arising out of or in connection with this GUARANTEE shall be referred to arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof.

6.                                       The PARENT irrevocably appoints the Company Secretary for the time being of Nexen Petroleum U.K. Limited, whose address for service is Charter Place, Vine Street, Uxbridge, Middlesex, UB8 1JG to accept on its behalf service of any legal proceedings relating to this GUARANTEE.

Signed as a deed

NEXEN INC.

Per	:

Name	:

Position	:

Date	:

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AGREEMENT FOR THE PROVISION AND OPERATION OF

A FLOATING, PRODUCTION, STORAGE AND OFFLOADING

VESSEL FOR THE ETTRICK FIELD

SCHEDULE O

QUIET ENJOYMENT AGREEMENT

1

AGREEMENT FOR THE PROVISION AND OPERATION OF A FLOATING, PRODUCTION, STORAGE AND OFFLOADING VESSEL FOR THE ETTRICK FIELD

SCHEDULE O – QUIET ENJOYMENT AGREEMENT

The Quiet Enjoyment Agreement (see definition 1.69) shall be agreed as soon as reasonably possible after the Effective Date and shall be attached to this Agreement as Schedule O.

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ATTACHMENT O1

PRINCIPLES QUIET ENJOYMENT AGREEMENT

1.                                       All relevant terms of the Agreement to continue to remain in full force and effect mutatis mutandis provided that the Company continues to pay the Charter Hire, the Production Tariff and the Insurance Costs, and assumes responsibility for operating the FPSO.

2.                                       Right to have modifications carried out to the FPSO to be carried out subject to provisions of this Agreement and the financiers’ agreement.

3.                                       Right to extend the Charter Period subject to the provisions of this Agreement and the financiers’ agreement.

4.                                       Provided the Company takes over the operations of the FPSO, the right to negotiate with all legal and statutory authorities (HSE, DTi, etc) in respect of all operational matters (safety case, Duty Holder, operating permits, pollution exemptions, etc).

5.                                       The Bareboat Charter between the Contractor and the Owner remaining in full force and effect.

6.                                       Right to have new Fields tied-in, subject to the provision of this Agreement.

7.                                       Subject to the rights of the financiers’ to accelerate their financing in case their position would otherwise be materially adversely affected.

8.                                       In the event of a default under its financing arrangement with the banks by Bluewater before arrival of the FPSO in the Ettrick Field  resulting in Bluewater not being able to complete the conversion of the FSPO or maintain it in the Field, the financiers and the Company will use their reasonable endeavours to find a mutually beneficial structure and solution to the situation that will result in the FPSO being completed for and delivered to or remaining in the Ettrick Field on terms similar to the provisions of the Agreement.

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